Exhibit 99.3

INDEX TO FINANCIAL STATEMENTS

Page

Reports of Independent Registered Public Accounting Firm	I-1

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

Consolidated Financial Statements

Consolidated Balance Sheets - December 31, 2010 and 2009	I-5
Consolidated Statements of Operations - years ended December 31, 2010, 2009 and 2008	I-7
Consolidated Statements of Stockholders' Deficiency and Comprehensive Income (Loss) - years ended December 31, 2010, 2009 and 2008	I-8
Consolidated Statements of Cash Flows - years ended December 31, 2010, 2009 and 2008	I-11

CSC HOLDINGS, LLC AND SUBSIDIARIES

Consolidated Financial Statements

Consolidated Balance Sheets - December 31, 2010 and 2009	I-13
Consolidated Statements of Operations - years ended December 31, 2010, 2009 and 2008	I-15
Consolidated Statements of Changes in Total Deficiency and Comprehensive Income (Loss) - years ended December 31, 2010, 2009 and 2008	I-16
Consolidated Statements of Cash Flows - years ended December 31, 2010, 2009 and 2008	I-19

Combined Notes to Consolidated Financial Statements	I-21

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Cablevision Systems Corporation:

We have audited Cablevision Systems Corporation and subsidiaries' internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).  Cablevision Systems Corporation's management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management's Report on Internal Control Over Financial Reporting in Item 9A.  Our responsibility is to express an opinion on the Company's internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.  Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk.  Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Cablevision Systems Corporation and subsidiaries maintained, in all material respects, effective internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

In conducting the Company's assessment of the effectiveness of its internal control over financial reporting, management excluded the operations of Bresnan Broadband Holdings, LLC ("Bresnan") which was acquired by the Company during the fourth quarter of 2010.  Bresnan represented approximately $1.46 billion of the Company's total assets as of December 31, 2010 and approximately $22.1 million of the Company's total revenues for the year then ended.  Our audit of internal control over financial reporting of Cablevision Systems Corporation and subsidiaries also excluded an evaluation of the internal control over financial reporting of Bresnan.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Cablevision Systems Corporation and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders' deficiency and comprehensive income (loss),  and cash flows for each of the years in the three-year period ended December 31, 2010, and our report dated February 16, 2011 expressed an unqualified opinion on those consolidated financial statements.

/s/ KPMG LLP

Melville, New York
February 16, 2011

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Cablevision Systems Corporation:

We have audited the accompanying consolidated balance sheets of Cablevision Systems Corporation and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ deficiency and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2010. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedules listed in Item 15(a)(2). These consolidated financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cablevision Systems Corporation and subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Cablevision Systems Corporation and subsidiaries’ internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 16, 2011 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ KPMG LLP

Melville, New York
February 16, 2011, except for the effects of the
AMC Networks Inc. discontinued operation
discussed in Note 7, as  to which the date is October 31, 2011

Report of Independent Registered Public Accounting Firm

The Board of Directors and Sole Member
CSC Holdings, LLC:

We have audited CSC Holdings, LLC and subsidiaries' internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).  CSC Holdings, LLC's management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management's Report on Internal Control Over Financial Reporting in Item 9A.  Our responsibility is to express an opinion on the Company's internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.  Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk.  Our audit also included performing such other procedures as we considered necessary in the circumstances.  We believe that our audit provides a reasonable basis for our opinion.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, CSC Holdings, LLC and subsidiaries maintained, in all material respects, effective internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

In conducting the Company's assessment of the effectiveness of its internal control over financial reporting, management excluded the operations of Bresnan Broadband Holdings, LLC ("Bresnan") which was acquired by the Company during the fourth quarter of 2010.  Bresnan represented approximately $1.46 billion of the Company's total assets as of December 31, 2010 and approximately $22.1 million of the Company's total revenues for the year then ended.  Our audit of internal control over financial reporting of Cablevision Systems Corporation and subsidiaries also excluded an evaluation of the internal control over financial reporting of Bresnan.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of CSC Holdings, LLC and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in total deficiency and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2010, and our report dated February 16, 2011 expressed an unqualified opinion on those consolidated financial statements.

/s/ KPMG LLP

Melville, New York
February 16, 2011

Report of Independent Registered Public Accounting Firm

The Board of Directors and Sole Member
CSC Holdings, LLC:

We have audited the accompanying consolidated balance sheets of CSC Holdings, LLC and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in total deficiency and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2010. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedules listed in Item 15(a)(2). These consolidated financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CSC Holdings, LLC and subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), CSC Holdings, LLC and subsidiaries’ internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 16, 2011 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ KPMG LLP

Melville, New York
February 16, 2011, except for the effects of the
AMC Networks Inc. discontinued operation
discussed in Note 7, as  to which the date is October 31, 2011

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2010 and 2009
(Dollars in thousands)

	2010	2009
ASSETS

Current Assets:

Cash and cash equivalents	$313,991	$215,204
Restricted cash	1,149	-
Accounts receivable, trade (less allowance for doubtful accounts of $17,786 and $15,710)	295,149	272,059
Prepaid expenses and other current assets	127,058	98,874
Amounts due from affiliates	25,127	33,889
Deferred tax asset	103,645	517,420
Investment securities pledged as collateral	235,932	136,059
Derivative contracts	-	37,137
Assets distributed to shareholders	564,231	1,014,036
Total current assets	1,666,282	2,324,678

Property, plant and equipment, net of accumulated depreciation of $8,564,884 and $8,000,912	3,361,590	2,901,916
Other receivables	4,843	6,974
Investment securities pledged as collateral	235,932	226,054
Derivative contracts	-	8,361
Other assets	44,086	56,652
Deferred tax asset	99,287	-
Amortizable intangible assets, net of accumulated amortization of $60,028 and $46,004	292,144	97,564
Indefinite-lived cable television franchises	1,240,228	731,848
Other indefinite-lived intangible assets	66,895	71,013
Goodwill	442,067	275,037
Deferred financing and other costs, net of accumulated amortization of $72,642 and $66,269	140,064	101,293
Assets distributed to shareholders	1,273,674	2,875,382
	$8,867,092	$9,676,772

See accompanying notes to consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (continued)
December 31, 2010 and 2009
(Dollars in thousands, except share and per share amounts)

	2010	2009
LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities:

Accounts payable	$435,816	$356,654
Accrued liabilities:
Interest	148,734	142,045
Employee related costs	263,134	219,747
Other accrued expenses	222,607	204,307
Amounts due to affiliates	31,517	42,827
Deferred revenue	52,732	51,331
Liabilities under derivative contracts	47,251	9,294
Credit facility debt	157,452	335,000
Collateralized indebtedness	161,358	171,401
Capital lease obligations	1,531	1,459
Senior notes	325,773	-
Liabilities distributed to shareholders	336,491	801,292
Total current liabilities	2,184,396	2,335,357

Defined benefit plan and other postretirement plan obligations	78,885	105,461
Deferred revenue	10,946	11,695
Liabilities under derivative contracts	179,327	211,696
Other liabilities	195,033	199,222
Deferred tax liability	-	85,376
Credit facility debt	5,599,058	4,383,750
Collateralized indebtedness	191,248	204,431
Capital lease obligations	29,706	30,471
Senior notes and debentures	5,242,420	5,022,600
Liabilities distributed to shareholders	1,436,808	2,229,972
Total liabilities	15,147,827	14,820,031

Commitments and contingencies

Redeemable noncontrolling interests	14,698	12,175

Stockholders' Deficiency:
Preferred Stock, $.01 par value, 50,000,000 shares authorized, none issued	-	-
CNYG Class A common stock, $.01 par value, 800,000,000 shares authorized, 279,582,204 and 274,133,498 shares issued and 241,055,283 and 247,668,143 shares outstanding	2,796	2,741
CNYG Class B common stock, $.01 par value, 320,000,000 shares authorized, 54,148,223 and 54,354,251 shares issued and outstanding	541	544
RMG Class A common stock, $.01 par value, 600,000,000 shares authorized, none issued	-	-
RMG Class B common stock, $.01 par value, 160,000,000 shares authorized, none issued	-	-
Paid-in capital	6,465	89,741
Accumulated deficit	(5,494,829)	(4,749,714)
	(5,485,027)	(4,656,688)
Treasury stock, at cost (38,526,921 and 26,465,355 CNYG Class A common shares)	(788,566)	(449,507)
Accumulated other comprehensive loss	(23,325)	(49,760)
Total stockholders' deficiency	(6,296,918)	(5,155,955)
Noncontrolling interest	1,485	521
Total deficiency	(6,295,433)	(5,155,434)
	$8,867,092	$9,676,772

See accompanying notes to consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Years ended December 31, 2010, 2009 and 2008
(Dollars in thousands, except per share amounts)

	2010	2009	2008

Revenues, net (including revenues, net from affiliates of $4,381, $4,183 and $3,437, respectively)(see Note 15)	$6,177,575	$5,900,074	$5,480,799

Operating expenses:
Technical and operating (excluding depreciation, amortization and impairments shown below and including charges from affiliates of $171,642, $144,542 and $175,629, respectively) (see Note 15)	2,663,748	2,532,844	2,391,392
Selling, general and administrative (net of charges to affiliates of $23,083, $36,552 and $37,656, respectively) (see Note 15)	1,440,731	1,389,525	1,253,863
Restructuring expense (credits)	(58)	5,583	3,049
Depreciation and amortization (including impairments)	887,092	916,408	1,333,101
	4,991,513	4,844,360	4,981,405

Operating income	1,186,062	1,055,714	499,394

Other income (expense):
Interest expense	(711,293)	(673,192)	(695,006)
Interest income	542	3,378	7,281
Gain on sale of programming and affiliate interests, net	2,051	-	-
Gain (loss) on investments, net	109,813	(977)	(33,176)
Gain (loss) on equity derivative contracts, net	(72,044)	631	51,772
Loss on interest rate swap contracts, net	(85,013)	(75,631)	(202,840)
Loss on extinguishment of debt and write-off of deferred financing costs	(110,049)	(73,457)	-
Miscellaneous, net	1,447	543	885
	(864,546)	(818,705)	(871,084)
Income (loss) from continuing operations before income taxes	321,516	237,009	(371,690)
Income tax benefit (expense)	(113,767)	(113,177)	113,918
Income (loss) from continuing operations	207,749	123,832	(257,772)
Income (loss) from discontinued operations, net of income taxes	153,848	161,467	21,600
Net income (loss)	361,597	285,299	(236,172)
Net loss (income) attributable to noncontrolling interests	(649)	273	8,108
Net income (loss) attributable to Cablevision Systems Corporation shareholders	$360,948	$285,572	$(228,064)

INCOME (LOSS) PER SHARE:

Basic net income (loss) per share attributable to Cablevision Systems Corporation shareholders:

Income (loss) from continuing operations	$0.71	$0.43	$(0.86)

Income (loss) from discontinued operations	$0.52	$0.55	$0.07

Net income (loss)	$1.23	$0.98	$(0.79)

Basic weighted average common shares (in thousands)	293,165	291,759	290,286

Diluted net income (loss) per share attributable to Cablevision Systems Corporation shareholders:

Income (loss) from continuing operations	$0.69	$0.42	$(0.86)

Income (loss) from discontinued operations	$0.51	$0.54	$0.07

Net income (loss)	$1.20	$0.96	$(0.79)

Diluted weighted average common shares (in thousands)	301,880	298,444	290,286

Amounts attributable to Cablevision Systems Corporation shareholders:
Income (loss) from continuing operations, net of income taxes	$207,100	$124,105	$(249,664)
Income (loss) from discontinued operations, net of income taxes	153,848	161,467	21,600
Net income (loss)	$360,948	$285,572	$(228,064)
Cash dividends declared and paid per share of common stock	$0.475	$0.40	$0.20

See accompanying notes to consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY AND COMPREHENSIVE INCOME (LOSS) (continued)
Years ended December 31, 2010, 2009 and 2008
(Dollars in thousands)

	CNYG	CNYG				Accumulated
	Class A	Class B				Other	Total
	Common	Common	Paid-in	Accumulated	Treasury	Comprehensive	Stockholders'	Noncontrolling	Total	Comprehensive
	Stock	Stock	Capital	Deficit	Stock	Income (Loss)	Deficiency	Interest	Deficiency	Income (Loss)

Balance at January 1, 2008	$2,556	$633	$112,690	$(4,807,222)	$(429,084)	$2,857	$(5,117,570)	$571	$(5,116,999)

Net loss attributable to Cablevision Systems Corporation shareholders	-	-	-	(228,064)	-	-	(228,064)	-	(228,064)	$(228,064)
Net income attributable to noncontrolling interest	-	-	-	-	-	-	-	1,031	1,031	1,031
Net loss attributable to redeemable noncontrolling interests	-	-	-	-	-	-	-	-	-	(9,139)
Pension and post-retirement plan liability adjustments, net of income taxes	-	-	-	-	-	(37,882)	(37,882)	-	(37,882)	(37,882)
Comprehensive loss										$(274,054)
Proceeds from exercise of options and issuance of restricted shares	32	-	8,254	-	-	-	8,286	-	8,286
Recognition of equity-based stock compensation arrangements	-	-	59,870	-	-	-	59,870	-	59,870
Treasury stock acquired from forfeiture and acquisition of restricted shares	-	-	-	-	(4,242)	-	(4,242)	-	(4,242)
Conversion of CNYG Class B common stock to CNYG Class A common stock	84	(84)	-	-	-	-	-	-	-
Dividends on CNYG Class A and CNYG Class B common stock	-	-	(61,913)	-	-	-	(61,913)	-	(61,913)
Adjustments to noncontrolling interests	-	-	13,524	-	-	-	13,524	(1,269)	12,255

Balance at December 31, 2008	$2,672	$549	$132,425	$(5,035,286)	$(433,326)	$(35,025)	$(5,367,991)	$333	$(5,367,658)

See accompanying notes to consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY AND COMPREHENSIVE INCOME (LOSS) (continued)
Years ended December 31, 2010, 2009 and 2008
(Dollars in thousands)

	CNYG	CNYG				Accumulated
	Class A	Class B				Other	Total
	Common	Common	Paid-in	Accumulated	Treasury	Comprehensive	Stockholders'	Noncontrolling	Total	Comprehensive
	Stock	Stock	Capital	Deficit	Stock	Income (Loss)	Deficiency	Interest	Deficiency	Income (Loss)

Balance at January 1, 2009	$2,672	$549	$132,425	$(5,035,286)	$(433,326)	$(35,025)	$(5,367,991)	$333	$(5,367,658)
Net income attributable to Cablevision Systems Corporation shareholders	-	-	-	285,572	-	-	285,572	-	285,572	$285,572
Net income attributable to noncontrolling interest	-	-	-	-	-	-	-	761	761	761
Net loss attributable to redeemable noncontrolling interests	-	-	-	-	-	-	-	-	-	(1,034)
Pension and post-retirement plan liability adjustments, net of income taxes	-	-	-	-	-	(14,735)	(14,735)	-	(14,735)	(14,735)
Comprehensive income										$270,564
Proceeds from exercise of options and issuance of restricted shares	64	-	16,291	-	-	-	16,355	-	16,355
Recognition of equity-based stock compensation arrangements	-	-	65,311	-	-	-	65,311	-	65,311
Treasury stock acquired from forfeiture and acquisition of restricted shares	-	-	6	-	(16,181)	-	(16,175)	-	(16,175)
Conversion of CNYG Class B common stock to CNYG Class A common stock	5	(5)	-	-	-	-	-	-	-
Dividends on CNYG Class A and CNYG Class B common stock	-	-	(123,095)	-	-	-	(123,095)	-	(123,095)
Adjustments to noncontrolling interests	-	-	(1,197)	-	-	-	(1,197)	(573)	(1,770)

Balance at December 31, 2009	$2,741	$544	$89,741	$(4,749,714)	$(449,507)	$(49,760)	$(5,155,955)	$521	$(5,155,434)

See accompanying notes to consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY AND COMPREHENSIVE INCOME (LOSS) (continued)
Years ended December 31, 2010, 2009 and 2008
(Dollars in thousands)

	CNYG	CNYG				Accumulated
	Class A	Class B				Other	Total
	Common	Common	Paid-in	Accumulated	Treasury	Comprehensive	Stockholders'	Noncontrolling	Total	Comprehensive
	Stock	Stock	Capital	Deficit	Stock	Income (Loss)	Deficiency	Interest	Deficiency	Income (Loss)

Balance at January 1, 2010	$2,741	$544	$89,741	$(4,749,714)	$(449,507)	$(49,760)	$(5,155,955)	$521	$(5,155,434)
Net income attributable to Cablevision Systems Corporation shareholders	-	-	-	360,948	-	-	360,948	-	360,948	$360,948
Net income attributable to noncontrolling interest	-	-	-	-	-	-	-	1,249	1,249	1,249
Net loss attributable to redeemable noncontrolling interests	-	-	-	-	-	-	-	-	-	(600)
Pension and post-retirement plan liability adjustments, net of income taxes	-	-	-	-	-	14,812	14,812	-	14,812	14,812
Comprehensive income										$376,409
Proceeds from exercise of options and issuance of restricted shares	52	-	21,736	-	-	-	21,788	-	21,788
Recognition of equity-based stock compensation arrangements	-	-	60,151	-	-	-	60,151	-	60,151
Treasury stock acquired from forfeiture and acquisition of restricted shares	-	-	4	-	(22,546)	-	(22,542)	-	(22,542)
Treasury stock acquired through share repurchase program	-	-	-	-	(316,513)	-	(316,513)	-	(316,513)
Conversion of CNYG Class B common stock to CNYG Class A common stock	3	(3)	-	-	-	-	-	-	-
Dividends on CNYG Class A and CNYG Class B common stock	-	-	(68,048)	(75,751)	-	-	(143,799)	-	(143,799)
Distribution of Madison Square Garden	-	-	(98,514)	(1,028,982)	-	11,623	(1,115,873)	-	(1,115,873)
Impact of exchange of notes due to Newsday Holdings LLC, net of income taxes	-	-	1,285	(789)	-	-	496	-	496
Adjustments to noncontrolling interests	-	-	110	(541)	-	-	(431)	(285)	(716)

Balance at December 31, 2010	$2,796	$541	$6,465	$(5,494,829)	$(788,566)	$(23,325)	$(6,296,918)	$1,485	$(6,295,433)

See accompanying notes to consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31, 2010, 2009 and 2008
(Dollars in thousands)

	2010	2009	2008
Cash flows from operating activities:

Income (loss) from continuing operations	$207,749	$123,832	$(257,772)

Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization (including impairments)	887,092	916,408	1,333,101
Non-cash restructuring expense	-	2,129	1,472
Gain on sale of programming and affiliate interests, net	(2,051)	-	-
Loss (gain) on investments, net	(109,813)	977	33,176
Loss (gain) on equity derivative contracts, net	72,044	(631)	(51,772)
Loss on extinguishment of debt and write-off of deferred financing costs	110,049	73,457	-
Amortization of deferred financing costs, discounts on indebtedness and other costs	40,739	43,514	32,405
Share-based compensation expense related to equity classified awards	48,434	47,143	44,035
Deferred income taxes	95,682	95,750	(132,113)
Provision for doubtful accounts	63,574	64,307	58,177
Change in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable, trade	(81,909)	(42,581)	(69,706)
Other receivables	(8,330)	18,751	8,619
Prepaid expenses and other assets	24	3,983	(25,023)
Advances/payables to affiliates	(934)	(4,673)	10,155
Other deferred costs	(15)	(8)	(13)
Accounts payable	65,886	10,489	24,569
Accrued liabilities	19,661	(59,541)	33,747
Program rights obligations	(84)	25	-
Deferred revenue	(3,997)	6,216	2,328
Derivative contracts	(44,183)	(52,408)	150,720

Net cash provided by operating activities	1,359,618	1,247,139	1,196,105

Cash flows from investing activities:
Capital expenditures	(823,245)	(737,524)	(830,332)
Payments for acquisitions, net of cash acquired	(1,356,500)	98	(672,175)
Proceeds from sale of equipment, net of costs of disposal	2,382	2,184	2,239
Distributions from (contributions to) Madison Square Garden	-	(148)	176
Proceeds from sale of programming and affiliate interests	6,990	-	-
Decrease in other investments	133	1,131	32
Distributions from (contributions to) AMC Networks	(99,614)	66,252	(119,360)
Decrease (increase) in restricted cash	-	4,875	(4,873)
Additions to other intangible assets	(2,175)	(4,141)	(13,159)

Net cash used in investing activities	(2,272,029)	(667,273)	(1,637,452)

See accompanying notes to consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
Years ended December 31, 2010, 2009 and 2008
(Dollars in thousands)

	2010	2009	2008
Cash flows from financing activities:
Proceeds from credit facility debt	1,552,350	155,000	650,000
Repayment of credit facility debt	(514,638)	(390,000)	(85,000)
Proceeds from issuance of senior notes	1,500,000	2,138,284	500,000
Repayment and repurchase of senior notes and debentures and senior subordinated notes and debentures, including tender premiums and fees	(1,078,212)	(2,398,740)	(500,000)
Proceeds from collateralized indebtedness	148,174	161,358	214,474
Repayment of collateralized indebtedness	(148,174)	(161,358)	(211,037)
Dividend distributions to common stockholders	(140,734)	(123,499)	(64,854)
Proceeds from stock option exercises and settlements	21,788	16,355	8,286
Principal payments on capital lease obligations	(1,377)	(1,355)	(1,877)
Deemed repurchase of restricted stock	(22,542)	(16,175)	(4,242)
Purchase of shares of CNYG Class A common stock, pursuant to a share repurchase program, held as treasury shares	(300,247)	-	-
Additions to deferred financing costs	(65,723)	(49,775)	(32,998)
Distributions to noncontrolling partners, net	(285)	(573)	(1,269)

Net cash provided by (used in) financing activities	950,380	(670,478)	471,483

Net increase (decrease) in cash and cash equivalents from continuing operations	37,969	(90,612)	30,136
Cash flows of discontinued operations:
Net cash provided by operating activities	306,893	390,732	160,587
Net cash used in investing activities	(22,591)	(75,237)	(173,134)
Net cash used in financing activities	(207,670)	(192,890)	(55,496)
Effect of change in cash related to discontinued operations	(15,814)	(43,338)	131,070
Net increase in cash and cash equivalents from discontinued operations	60,818	79,267	63,027

Cash and cash equivalents at beginning of year	215,204	226,549	133,386

Cash and cash equivalents at end of year	$313,991	$215,204	$226,549

See accompanying notes to consolidated financial statements.

CSC HOLDINGS, LLC AND SUBSIDIARIES
(a wholly-owned subsidiary of Cablevision Systems Corporation)
CONSOLIDATED BALANCE SHEETS
December 31, 2010 and 2009
(Dollars in thousands)

	2010	2009
ASSETS

Current Assets:

Cash and cash equivalents	$266,914	$174,212
Restricted cash	1,149	-
Accounts receivable, trade (less allowance for doubtful accounts of $17,786 and $15,710)	295,149	272,059
Prepaid expenses and other current assets	122,385	98,855
Amounts due from affiliates (primarily due from Cablevision)	515,698	540,168
Deferred tax asset	155,487	310,640
Investment securities pledged as collateral	235,932	136,059
Derivative contracts	-	37,137
Assets distributed to sole member	564,231	1,014,036
Total current assets	2,156,945	2,583,166

Property, plant and equipment, net of accumulated depreciation of $8,564,884 and $8,000,912	3,361,590	2,901,916
Other receivables	4,843	6,974
Investment securities pledged as collateral	235,932	226,054
Derivative contracts	-	8,361
Other assets	44,086	56,652
Amortizable intangible assets, net of accumulated amortization of $60,028 and $46,004	292,144	97,564
Indefinite-lived cable television franchises	1,240,228	731,848
Other indefinite-lived intangible assets	66,895	71,013
Goodwill	442,067	275,037
Deferred financing and other costs, net of accumulated amortization of $68,358 and $50,665	98,188	76,735
Assets distributed to sole member	1,229,374	2,837,203
	$9,172,292	$9,872,523

See accompanying notes to consolidated financial statements.

CSC HOLDINGS, LLC AND SUBSIDIARIES
(a wholly-owned subsidiary of Cablevision Systems Corporation)
CONSOLIDATED BALANCE SHEETS (continued)
December 31, 2010 and 2009
(Dollars in thousands, except share and per share amounts)

	2010	2009
LIABILITIES AND TOTAL DEFICIENCY

Current Liabilities:

Accounts payable	$435,816	$356,654
Accrued liabilities:
Interest	104,709	104,024
Employee related costs	260,672	218,657
Other accrued expenses	206,330	199,880
Amounts due to affiliates	31,200	35,825
Deferred revenue	52,732	51,331
Liabilities under derivative contracts	47,251	9,294
Credit facility debt	157,452	335,000
Collateralized indebtedness	161,358	171,401
Capital lease obligations	1,531	1,459
Senior notes	325,773	-
Liabilities distributed to sole member	336,491	801,292
Total current liabilities	2,121,315	2,284,817

Defined benefit plan and other postretirement plan obligations	78,885	105,461
Deferred revenue	10,946	11,695
Liabilities under derivative contracts	179,327	211,696
Other liabilities	190,034	195,907
Deferred tax liability	368,647	127,101
Credit facility debt	5,599,058	4,383,750
Collateralized indebtedness	191,248	204,431
Capital lease obligations	29,706	30,471
Senior notes and debentures	3,076,732	3,134,909
Liabilities distributed to sole member	1,460,456	2,259,741
Total liabilities	13,306,354	12,949,979

Commitments and contingencies

Redeemable noncontrolling interests	14,698	12,175

Total Member Deficiency:
Accumulated deficit	(3,375,506)	(3,363,682)
Senior notes due from Cablevision	(753,717)	(660,951)
Other member's equity (14,432,750 membership units issued and outstanding)	2,303	984,241
	(4,126,920)	(3,040,392)
Accumulated other comprehensive loss	(23,325)	(49,760)

	(4,150,245)	(3,090,152)
Noncontrolling interest	1,485	521
Total member deficiency	(4,148,760)	(3,089,631)
	$9,172,292	$9,872,523

See accompanying notes to consolidated financial statements.

CSC HOLDINGS, LLC AND SUBSIDIARIES
(a wholly-owned subsidiary of Cablevision Systems Corporation)
CONSOLIDATED STATEMENTS OF OPERATIONS
Years ended December 31, 2010, 2009 and 2008
(Dollars in thousands)

	2010	2009	2008
Revenues, net (including revenues, net from affiliates of $4,381, $4,183 and $3,437, respectively) (see Note 15)	$6,177,575	$5,900,074	$5,480,799

Operating expenses:
Technical and operating (excluding depreciation, amortization and impairments shown below and including charges from affiliates of $171,642, $144,542 and $175,629, respectively) (see Note 15)	2,663,748	2,532,844	2,391,392
Selling, general and administrative (net of charges to affiliates of $23,083, $36,552 and $37,656, respectively) (see Note 15)	1,440,731	1,389,525	1,253,863
Restructuring expense (credits)	(58)	5,583	3,049
Depreciation and amortization (including impairments)	887,092	916,408	1,333,101
	4,991,513	4,844,360	4,981,405

Operating income	1,186,062	1,055,714	499,394

Other income (expense):
Interest expense	(531,210)	(559,072)	(569,132)
Interest income	60,872	65,400	32,845
Gain on sale of programming and affiliate interests, net	2,051	-	-
Gain (loss) on investments, net	109,813	(977)	(33,176)
Gain (loss) on equity derivative contracts, net	(72,044)	631	51,772
Loss on interest rate swap contracts, net	(85,013)	(75,631)	(202,840)
Loss on extinguishment of debt and write-off of deferred financing costs	-	(72,870)	-
Miscellaneous, net	1,433	543	881
	(514,098)	(641,976)	(719,650)
Income (loss) from continuing operations before income taxes	671,964	413,738	(220,256)
Income tax benefit (expense)	(250,886)	(184,255)	54,273

Income (loss) from continuing operations	421,078	229,483	(165,983)

Income (loss) from discontinued operations, net of income taxes	153,848	161,467	21,600

Net income (loss)	574,926	390,950	(144,383)
Net loss (income) attributable to noncontrolling interests	(649)	273	8,108
Net income (loss) attributable to CSC Holdings, LLC's sole member	$574,277	$391,223	$(136,275)

Amounts attributable to CSC Holdings, LLC's sole member:
Income (loss) from continuing operations, net of income taxes	$420,429	$229,756	$(157,875)
Income (loss) from discontinued operations, net of income taxes	153,848	161,467	21,600
Net income (loss)	$574,277	$391,223	$(136,275)
See accompanying notes to consolidated financial statements.

CSC HOLDINGS, LLC AND SUBSIDIARIES
(a wholly-owned subsidiary of Cablevision Systems Corporation)
CONSOLIDATED STATEMENTS OF CHANGES IN TOTAL DEFICIENCY AND COMPREHENSIVE INCOME (LOSS)
Years ended December 31, 2010, 2009 and 2008
(Dollars in thousands)

	Common Stock	Paid-in Capital	Accumulated Deficit	Senior Notes due from Cablevision	Other Member's Equity	Accumulated Other Comprehensive Income (Loss)	Total Deficiency Attributable to Cablevision	Noncontrolling Interest	Total Deficiency	Comprehensive Income (Loss)

Balance at January 1, 2008	$116	$164,620	$(3,618,630)	$-	$-	$2,857	$(3,451,037)	$571	$(3,450,466)

Net loss attributable to CSC Holdings, LLC's sole member	-	-	(136,275)	-	-	-	(136,275)	-	(136,275)	$(136,275)
Net income attributable to noncontrolling interest	-	-	-	-	-	-	-	1,031	1,031	1,031
Net loss attributable to redeemable noncontrolling interests	-	-	-	-	-	-	-	-	-	(9,139)
Pension and post-retirement plan liability adjustments, net of income taxes	-	-	-	-	-	(37,882)	(37,882)	-	(37,882)	(37,882)
Comprehensive loss										$(182,265)
Recognition of equity-based stock compensation arrangements	-	59,870	-	-	-	-	59,870	-	59,870
Distributions to Cablevision		(52,076)	-	-	-	-	(52,076)	-	(52,076)
Contributions from Cablevision	-	3,209	-	-	-	-	3,209	-	3,209
Contribution of notes due from Cablevision	12	649,988	-	(650,000)	-	-	-	-	-
Accretion of discount on note due from Cablevision	-	-	-	(3,115)	-	-	(3,115)	-	(3,115)
Adjustments to noncontrolling interests	-	13,524	-	-	-	-	13,524	(1,269)	12,255
Balance at December 31, 2008	$128	$839,135	$(3,754,905)	$(653,115)	$-	$(35,025)	$(3,603,782)	$333	$(3,603,449)

See accompanying notes to consolidated financial statements.

CSC HOLDINGS, LLC AND SUBSIDIARIES
(a wholly-owned subsidiary of Cablevision Systems Corporation)
CONSOLIDATED STATEMENTS OF CHANGES IN TOTAL DEFICIENCY AND COMPREHENSIVE INCOME (LOSS) (continued)
Years ended December 31, 2010, 2009 and 2008
(Dollars in thousands)

	Common Stock	Paid-in Capital	Accumulated Deficit	Senior Notes due from Cablevision	Other Member's Equity	Accumulated Other Comprehensive Income (Loss)	Total Deficiency Attributable to Cablevision	Noncontrolling Interest	Total Deficiency	Comprehensive Income (Loss)

Balance at January 1, 2009	$128	$839,135	$(3,754,905)	$(653,115)	$-	$(35,025)	$(3,603,782)	$333	$(3,603,449)
Net income attributable to CSC Holdings, LLC's sole member	-	-	391,223	-	-	-	391,223	-	391,223	$391,223
Net income attributable to noncontrolling interest	-	-	-	-	-	-	-	761	761	761
Net loss attributable to redeemable noncontrolling interests	-	-	-	-	-	-	-	-	-	(1,034)
Pension and post-retirement plan liability adjustments, net of income taxes	-	-	-	-	-	(14,735)	(14,735)	-	(14,735)	(14,735)
Comprehensive income										$376,215
Recognition of equity-based stock compensation arrangements	-	64,660	-	-	-	-	64,660	-	64,660
Distributions to Cablevision	-	(790,082)	-	-	-	-	(790,082)	-	(790,082)
Contributions from Cablevision	16	871,581	-	-	-	-	871,597	-	871,597
Accretion of discount on note due from Cablevision	-	-	-	(7,836)	-	-	(7,836)	-	(7,836)
Adjustments to noncontrolling interests	-	(1,197)	-	-	-	-	(1,197)	(573)	(1,770)
Change in legal structure	(144)	(984,097)	-	-	984,241	-	-	-	-

Balance at December 31, 2009	$-	$-	$(3,363,682)	$(660,951)	$984,241	$(49,760)	$(3,090,152)	$521	$(3,089,631)

See accompanying notes to consolidated financial statements.

CSC HOLDINGS, LLC AND SUBSIDIARIES
(a wholly-owned subsidiary of Cablevision Systems Corporation)
CONSOLIDATED STATEMENTS OF CHANGES IN TOTAL DEFICIENCY AND COMPREHENSIVE INCOME (LOSS) (continued)
Years ended December 31, 2010, 2009 and 2008
(Dollars in thousands)

	Common Stock	Paid-in Capital	Accumulated Deficit	Senior Notes due from Cablevision	Other Member's Equity	Accumulated Other Comprehensive Income (Loss)	Total Deficiency Attributable to Cablevision	Noncontrolling Interest	Total Deficiency	Comprehensive Income (Loss)

Balance at January 1, 2010	$-	$-	$(3,363,682)	$(660,951)	$984,241	$(49,760)	$(3,090,152)	$521	$(3,089,631)
Net income attributable to CSC Holdings, LLC's sole member	-	-	574,277	-	-	-	574,277	-	574,277	$574,277
Net income attributable to noncontrolling interest	-	-	-	-	-	-	-	1,249	1,249	1,249
Net loss attributable to redeemable noncontrolling interests	-	-	-	-	-	-	-	-	-	(600)
Pension and post-retirement plan liability adjustments, net of income taxes	-	-	-	-	-	14,812	14,812	-	14,812	14,812
Comprehensive income										$589,738
Recognition of equity-based stock compensation arrangements	-	-	-	-	60,151	-	60,151	-	60,151
Distributions to Cablevision	-	-	(450,115)	-	(106,157)	-	(556,272)	-	(556,272)
Contributions from Cablevision
Accretion of discount on notes due from Cablevision	-	-	-	(3,131)	-	-	(3,131)	-	(3,131)
Distribution of Madison Square Garden	-	-	(134,869)	-	(992,627)	11,623	(1,115,873)	-	(1,115,873)
Impact of exchange of notes due from Cablevision, net of income taxes	-	-	(209)	(89,635)	56,218	-	(33,626)	-	(33,626)
Adjustments to noncontrolling interests	-	-	(908)	-	477	-	(431)	(285)	(716)

Balance at December 31, 2010	$-	$-	$(3,375,506)	$(753,717)	$2,303	$(23,325)	$(4,150,245)	$1,485	$(4,148,760)

See accompanying notes to consolidated financial statements.

CSC HOLDINGS, LLC AND SUBSIDIARIES
(a wholly-owned subsidiary of Cablevision Systems Corporation)
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31, 2010, 2009 and 2008
(Dollars in thousands)

	2010	2009	2008
Cash flows from operating activities:

Income (loss) from continuing operations	$421,078	$229,483	$(165,983)

Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization (including impairments)	887,092	916,408	1,333,101
Non-cash restructuring expense	-	2,129	1,472
Gain on sale of programming and affiliate interests, net	(2,051)	-	-
Loss (gain) on investments, net	(109,813)	977	33,176
Loss (gain) on equity derivative contracts, net	72,044	(631)	(51,772)
Loss on extinguishment of debt and write-off of deferred financing costs	-	72,870	-
Amortization of deferred financing costs, discounts on indebtedness and other costs	35,324	39,593	27,497
Accretion of discount on Cablevision senior notes held by Newsday	(3,131)	(7,836)	(3,115)
Share-based compensation expense related to equity classified awards	48,434	47,143	44,035
Deferred income taxes	223,895	163,293	(75,580)
Provision for doubtful accounts	63,574	64,307	58,177
Change in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable, trade	(81,909)	(42,581)	(69,706)
Other receivables	(8,127)	18,734	8,655
Prepaid expenses and other assets	4,475	3,983	(25,023)
Advances/payables to affiliates	21,459	(2,375)	(144,131)
Other deferred costs	(15)	(8)	(13)
Accounts payable	65,886	10,489	24,569
Accrued liabilities	18,056	(72,736)	36,501
Program rights obligations	(84)	25	-
Deferred revenue	(3,997)	6,216	2,328
Derivative contracts	(44,183)	(52,408)	150,720

Net cash provided by operating activities	1,608,007	1,397,075	1,184,908

Cash flows from investing activities:
Capital expenditures	(823,245)	(737,524)	(830,332)
Payments for acquisitions, net of cash acquired	(1,356,500)	98	(672,175)
Proceeds from sale of equipment, net of costs of disposal	2,382	2,184	2,239
Distributions from (contributions to) Madison Square Garden	-	(148)	176
Proceeds from sale of programming and affiliate interests	6,990	-	-
Decrease in other investments	133	1,131	32
Distributions from (contributions to) AMC Networks	(99,614)	66,252	(119,360)
Decrease (increase) in restricted cash	-	4,875	(4,873)
Additions to other intangible assets	(2,175)	(4,141)	(13,159)

Net cash used in investing activities	(2,272,029)	(667,273)	(1,637,452)

See accompanying notes to consolidated financial statements.

CSC HOLDINGS, LLC AND SUBSIDIARIES
(a wholly-owned subsidiary of Cablevision Systems Corporation)
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
Years ended December 31, 2010, 2009 and 2008
(Dollars in thousands)

	2010	2009	2008
Cash flows from financing activities:

Proceeds from credit facility debt	1,552,350	155,000	650,000
Repayment of credit facility debt	(514,638)	(390,000)	(85,000)
Proceeds from issuance of senior notes	250,000	1,250,920	500,000
Repayment and repurchase of senior notes and debentures and senior subordinated notes and debentures, including tender premiums and fees	-	(1,898,225)	(500,000)
Proceeds from collateralized indebtedness	148,174	161,358	214,474
Repayment of collateralized indebtedness	(148,174)	(161,358)	(211,037)
Principal payments on capital lease obligations	(1,377)	(1,355)	(1,877)
Capital contributions from Cablevision	5,259	871,597	3,209
Distributions to Cablevision	(556,272)	(790,082)	(52,076)
Additions to deferred financing costs	(39,131)	(30,754)	(32,917)
Distributions to noncontrolling partners, net	(285)	(573)	(1,269)

Net cash provided by (used in) financing activities	695,906	(833,472)	483,507

Net increase (decrease) in cash and cash equivalents from continuing operations	31,884	(103,670)	30,963

Cash flows of discontinued operations:
Net cash provided by operating activities	306,893	390,732	160,587
Net cash used in investing activities	(22,591)	(75,237)	(173,134)
Net cash used in financing activities	(207,670)	(192,890)	(55,496)
Effect of change in cash related to discontinued operations	(15,814)	(43,338)	131,070
Net increase in cash and cash equivalents from discontinued operations	60,818	79,267	63,027

Cash and cash equivalents at beginning of year	174,212	198,615	104,625

Cash and cash equivalents at end of year	$266,914	$174,212	$198,615

See accompanying notes to consolidated financial statements.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

NOTE 1.	BUSINESS

The Company and Related Matters

Cablevision Systems Corporation ("Cablevision") and its wholly-owned subsidiary CSC Holdings, LLC ("CSC Holdings," and collectively with Cablevision, the "Company") own and operate cable television systems and, through Rainbow Media Holdings LLC ("Rainbow Media Holdings"), a wholly-owned subsidiary of CSC Holdings, had ownership interests in national and international programming networks.  The Company also owns companies that provide advertising sales services for the cable television industry, provide telephone service, operate motion picture theaters and operate a newspaper publishing business.  The Company classifies its operations into two reportable segments:  (1) Telecommunications Services, consisting principally of its video, high-speed data, Voice over Internet Protocol ("VoIP") and its commercial data and voice services operations; and (2) Other, consisting principally of (i) Newsday, which includes the Newsday daily newspaper, amNew York, Star Community Publishing Group, and online websites including newsday.com and exploreLI.com, (ii) our motion picture theater business ("Clearview Cinemas"), (iii) the News 12 Networks, our regional news programming services, (iv) the MSG Varsity network, our network dedicated entirely to showcasing high school sports and activities, (v) our cable television advertising company, Rainbow Advertising Sales Corporation ("RASCO"), and (vi) certain other businesses and unallocated corporate costs.

On June 30, 2011, Cablevision distributed to its stockholders all of the outstanding common stock of AMC Networks Inc. ("AMC Networks" formerly Rainbow Media Holdings), a company which consists principally of national programming networks, including AMC, WE tv, IFC and Sundance Channel, previously owned and operated by the Company's Rainbow segment (the "AMC Networks Distribution").  The AMC Networks Distribution took the form of a distribution by Cablevision of one share of AMC Networks Class A Common Stock for every four shares of Cablevision NY Group ("CNYG") Class A Common Stock held of record on June 16, 2011 (the "AMC Networks Distribution Record Date") and one share of AMC Networks Class B Common Stock for every four shares of CNYG Class B Common Stock held of record on the AMC Networks Distribution Record Date.  As a result of the AMC Networks Distribution on June 30, 2011, the Company will no longer consolidate the financial results of AMC Networks for the purpose of its own financial reporting and the historical financial results of AMC Networks have been reflected in the Company's consolidated financial statements as discontinued operations for all periods presented through the AMC Networks Distribution date.

On February 9, 2010, Cablevision distributed to its stockholders all of the outstanding common stock of Madison Square Garden, Inc. ("Madison Square Garden"), a company which owns the sports, entertainment and media businesses previously owned and operated by the Company's Madison Square Garden segment (the "MSG Distribution").  The MSG Distribution took the form of a distribution by Cablevision of one share of Madison Square Garden Class A Common Stock for every four shares of Cablevision NY Group ("CNYG") Class A Common Stock held of record at the close of business in New York City on January 25, 2010 (the "MSG Distribution Record Date") and one share of Madison Square Garden Class B Common Stock for every four shares of CNYG Class B Common Stock held of record on the MSG Distribution Record Date.  On January 12, 2010, the Company transferred to Madison Square Garden the Company's subsidiaries which owned, directly or indirectly, all of the partnership interests in Madison Square Garden, L.P.  As a result of the MSG Distribution on February 9, 2010, the Company no longer consolidates the financial results of Madison Square Garden for the purpose of its own financial reporting and the historical financial results of Madison Square Garden have been reflected in the Company's consolidated financial statements as discontinued operations for all periods presented through the MSG Distribution date.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

Assets and liabilities related to the MSG Distribution and AMC Networks Distribution on the Company's consolidated balance sheets as of December 31, 2010 and December 31, 2009 and related footnotes have been reclassified as assets distributed to shareholders/sole member in 2011 and 2010 and liabilities distributed to shareholders/sole member in 2011 and 2010.  All assets and liabilities distributed to shareholders/sole member in 2011 and 2010 are excluded from the footnotes unless otherwise noted.  Accounts payable to and advances to Madison Square Garden and AMC Networks that were previously eliminated in consolidation are now being presented as amounts due from affiliates or amounts due to affiliates on the Company's consolidated balance sheets.

NOTE 2.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements of Cablevision include the accounts of Cablevision and its majority-owned subsidiaries and the accompanying consolidated financial statements of CSC Holdings include the accounts of CSC Holdings and its majority-owned subsidiaries.  Cablevision has no business operations independent of its CSC Holdings subsidiary, whose operating results and financial position are consolidated into Cablevision.  The consolidated balance sheets and statements of operations for Cablevision are essentially identical to the consolidated balance sheets and consolidated statements of operations for CSC Holdings, with the following significant exceptions:  Cablevision has $2,165,688 of senior notes outstanding at December 31, 2010 (excluding the $753,717 aggregate principal amount of Cablevision senior notes held by its subsidiary Newsday Holdings LLC discussed in Note 10) that were issued to third party investors, cash, deferred financing costs and accrued interest related to its senior notes, deferred taxes and accrued dividends on its balance sheet and CSC Holdings and its subsidiaries have certain intercompany receivables from Cablevision. Differences between Cablevision's results of operations from those of CSC Holdings primarily include incremental interest expense, interest income, loss on extinguishment of debt, write-off of deferred financing costs, and income tax expense or benefit.  CSC Holdings' results of operations include incremental interest income from the Cablevision senior notes held by Newsday Holdings LLC and the accretion of the discount on the 8% senior notes due 2012 issued by Cablevision to Newsday Holdings LLC that were redeemed during the second quarter of 2010 (which were replaced with the $753,717 aggregate principal amount of Cablevision notes discussed in Note 10), all of which eliminate in Cablevision's results of operations.

The combined notes to the consolidated financial statements relate to the Company, which, except as noted, are essentially identical for Cablevision and CSC Holdings.  All significant intercompany transactions and balances between Cablevision and CSC Holdings and their respective consolidated subsidiaries are eliminated in both sets of consolidated financial statements.  Intercompany transactions between Cablevision and CSC Holdings do not eliminate in the CSC Holdings consolidated financial statements, but do eliminate in the Cablevision consolidated financial statements.

Revenue Recognition

The Company recognizes video, high-speed data, VoIP, and telephony revenues as the services are provided to subscribers.  Installation revenue for the Company's video, consumer high-speed data and VoIP services is recognized as installations are completed, as direct selling costs have exceeded this revenue in all periods reported.

The Company's Newsday business recognizes publication advertising revenue when advertisements are published.  Website advertising revenue is recognized ratably over the contract period or as services are delivered, as appropriate.  Rebates are recorded throughout the year as a reduction to advertising revenue based upon contract performance.  Newsday recognizes circulation revenue for single copy sales as newspapers are distributed, net of returns.  Proceeds from advance billings for home-delivery subscriptions are recorded as deferred revenue and are recognized as revenue on a pro-rata basis over the term of the subscriptions.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

Advertising revenues are recognized when commercials are aired.

Revenues derived from other sources are recognized when services are provided or events occur.

Multiple-Element Transactions

If there is objective and reliable evidence of fair value for all elements of accounting in a multiple-element arrangement, the arrangement consideration is allocated to the separate elements of accounting based on relative fair values.  There may be cases in which there is objective and reliable evidence of the fair value of undelivered items in an arrangement but no such evidence for the delivered items.  In those cases, the Company utilizes the residual method to allocate the arrangement consideration.  Under the residual method, the amount of consideration allocated to the delivered items equals the total arrangement consideration less the aggregate fair value of the undelivered items.  In determining fair value, the Company refers to historical transactions or comparable cash transactions.

On January 1, 2011, the Company adopted Accounting Standard Update ("ASU") No. 2009-13, Multiple-Deliverable Revenue Arrangements, which is applicable on a prospective basis to revenue arrangements entered into or materially modified on or after January 1, 2011.  ASU No. 2009-13 eliminates the residual method of allocating arrangement consideration to deliverables, requires the use of the relative selling price method and requires that the Company determine its best estimate of selling price in a manner consistent with that used to determine the price to sell the deliverable on a standalone basis.

The Company may enter into affiliation agreements which are documented in one or more contracts; however negotiated contemporaneously.  Amounts paid/received by the Company may differ from the amounts that would have been paid/received if such arrangements were negotiated separately.  Judgments made in determining fair value impact the amount and period in which revenues are recognized over the term of the individual affiliation agreements.

Gross Versus Net Revenue Recognition

In the normal course of business, the Company is assessed non-income related taxes by governmental authorities, including franchising authorities, and collects such taxes from its customers.  The Company's policy is that, in instances where the tax is being assessed directly on the Company, amounts paid to the governmental authorities and amounts received from the customers are recorded on a gross basis.  That is, amounts paid to the governmental authorities are recorded as technical and operating expenses and amounts received from the customer are recorded as revenues.  For the years ended December 31, 2010, 2009 and 2008, the amount of franchise fees included as a component of net revenue aggregated $134,730, $127,716, and $121,540, respectively.

Technical and Operating Expenses

Costs of revenue related to sales of services are classified as "technical and operating" expenses in the accompanying statements of operations.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

Programming Costs

Programming expenses for the Company's cable television business included in the Telecommunications Services segment relate to fees paid to programming distributors to license the programming distributed to subscribers.  This programming is acquired generally under multi-year distribution agreements, with rates usually based on the number of subscribers that receive the programming.  There have been periods when an existing affiliation agreement has expired and the parties have not finalized negotiations of either a renewal of that agreement or a new agreement for certain periods of time.  In substantially all these instances, the Company continues to carry and pay for these services until execution of definitive replacement agreements or renewals.  The amount of programming expense recorded during this interim period is based on the Company's estimates of the ultimate contractual agreement expected to be reached, and such estimates are adjusted based on the current status of negotiations until new programming terms are finalized.

In addition, the Company's cable television business has received, or may receive, incentives from programming distributors for carriage of the distributors' programming.  The Company generally recognizes these incentives as a reduction of programming costs in technical and operating expense, generally over the term of the programming agreement.

Advertising Expenses

Advertising costs are charged to expense when incurred and are recorded to "technical and operating" and "selling, general and administrative" expenses in the accompanying statements of operations.  Advertising costs amounted to $164,314, $157,777 and $150,941 for the years ended December 31, 2010, 2009 and 2008, respectively.

Income Taxes

The Company's provision for income taxes is based on current period income, changes in deferred tax assets and liabilities and changes in estimates with regard to uncertain tax positions.  Deferred tax assets are subject to an ongoing assessment of realizability.  The Company provides deferred taxes for the outside basis difference of its investment in partnerships.  Interest and penalties, if any, associated with uncertain tax positions are included in income tax expense.

Cash and Cash Equivalents

The Company's cash investments are placed with money market funds and financial institutions that are investment grade as rated by Standard & Poor's and Moody's Investors Service.  The Company selects money market funds that predominantly invest in marketable direct obligations issued or guaranteed by the United States government or its agencies, commercial paper, fully collateralized repurchase agreements, certificates of deposit, and time deposits.

The Company considers the balance of its investment in funds that substantially hold securities that mature within three months or less from the date the fund purchases these securities to be cash equivalents.  The carrying amount of cash and cash equivalents either approximates fair value due to the short-term maturity of these instruments or are at fair value.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

Accounts Receivable

The Company periodically assesses the adequacy of valuation allowances for uncollectible accounts receivable by evaluating the collectibility of outstanding receivables and general factors such as length of time individual receivables are past due, historical collection experience, and the economic and competitive environment.

Investments

Investment securities and investment securities pledged as collateral are classified as trading securities and are stated at fair value with realized and unrealized holding gains and losses included in net income (loss).

Long-Lived and Indefinite-Lived Assets

Property, plant and equipment, including construction materials, are carried at cost, and include all direct costs and certain indirect costs associated with the construction of cable television transmission and distribution systems, and the costs of new product and subscriber installations.  Equipment under capital leases is recorded at the present value of the total minimum lease payments.  Depreciation on equipment is calculated on the straight-line basis over the estimated useful lives of the assets or, with respect to equipment under capital leases and leasehold improvements, amortized over the shorter of the lease term or the assets' useful lives and reported in depreciation and amortization (including impairments) in the consolidated statements of operations.

Intangible assets established in connection with acquisitions consist of primarily customer relationships, advertiser relationships, other intangibles, and goodwill.  These intangible assets are amortized in a manner that reflects the pattern in which the projected net cash inflows to the Company are expected to occur, such as the sum of the years' digits method, or when such pattern does not exist, using the straight-line basis over their respective estimated useful lives.  Goodwill and the value of franchises, trademarks, licenses and certain other intangibles acquired in purchase business combinations which have indefinite useful lives are not amortized.

The Company reviews its long-lived assets (property, plant and equipment, and intangible assets subject to amortization that arose from acquisitions) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable.  If the sum of the expected cash flows, undiscounted and without interest, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

The Company evaluates the recoverability of its goodwill and indefinite-lived intangible assets annually or more frequently whenever events or circumstances indicate that the asset may be impaired.  Goodwill impairment is determined using a two-step process.  The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill utilizing an enterprise-value based premise approach.  If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of goodwill impairment loss, if any.  The second step of the goodwill impairment test compares the implied fair value of the reporting unit's goodwill with the carrying amount of that goodwill.  If the carrying amount of the reporting unit's goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.  The implied fair value of goodwill is determined in the same manner as the amount of goodwill which would be recognized in a business combination.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

The impairment test for other intangible assets not subject to amortization consists of a comparison of the fair value of the intangible asset with its carrying value.  If the carrying value of the intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

Deferred Financing Costs

Costs incurred to obtain debt are deferred and amortized to interest expense over the life of the related debt.

Common Stock of Cablevision

Each holder of CNYG Class A common stock has one vote per share while holders of CNYG Class B common stock have ten votes per share.  CNYG Class B shares can be converted to CNYG Class A common stock at anytime with a conversion ratio of one CNYG Class A common share for one CNYG Class B common share.  The CNYG Class A stockholders are entitled to elect 25% of Cablevision's Board of Directors.  CNYG Class B stockholders have the right to elect the remaining members of Cablevision's Board of Directors.  In addition, CNYG Class B stockholders are parties to an agreement which has the effect of causing the voting power of these CNYG Class B stockholders to be cast as a block.

	Shares Outstanding
	Class A Common Stock	Class B Common Stock

Balance at December 31, 2007	231,007,266	63,265,676
Conversion of CNYG Class B common stock to CNYG Class A common stock	8,392,325	(8,392,325)
Employee and non-employee director stock transactions	2,728,149	-
CNYG Class A common stock issued in connection with the stock option litigation settlement	130,500	-
Balance at December 31, 2008	242,258,240	54,873,351
Conversion of CNYG Class B common stock to CNYG Class A common stock	519,100	(519,100)
Employee and non-employee director stock transactions	4,890,803	-

Balance at December 31, 2009	247,668,143	54,354,251
Conversion of CNYG Class B common stock to CNYG Class A common stock	206,028	(206,028)
Employee and non-employee director stock transactions	4,006,712	-
Share repurchases (see Note 21)	(10,825,600)	-

Balance at December 31, 2010	241,055,283	54,148,223

CSC Holdings Equity Interests

CSC Holdings, Inc. had 20,000,000 common shares authorized of which 12,825,631 were issued and outstanding as of December 31, 2008.  Each common share had one vote per share and all shares were owned by Cablevision.

In October 2009, CSC Holdings issued 1,607,119 shares of common stock, $0.01 par value, to Cablevision in consideration of a cash contribution of $869,600.  CSC Holdings used these proceeds, along with borrowings under its credit facility, to repurchase a portion of its outstanding senior notes pursuant to the CSC Holdings September tender offer (see Note 10).

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

On November 10, 2009, CSC Holdings, Inc. converted its form of business organization from a corporation to a limited liability company.  All 14,432,750 shares of common stock, $0.01 par value, that were outstanding while it was a corporation were converted into the same number of membership units.

Dividends

Cablevision may pay dividends on its capital stock only from surplus as determined under Delaware law.  If dividends are paid on the CNYG common stock, holders of the CNYG Class A common stock and CNYG Class B common stock are entitled to receive dividends, and other distributions in cash, stock or property, equally on a per share basis, except that stock dividends with respect to CNYG Class A common stock may be paid only with shares of CNYG Class A common stock and stock dividends with respect to CNYG Class B common stock may be paid only with shares of CNYG Class B common stock.

CSC Holdings may make distributions on its membership interests only if sufficient funds exist as determined under Delaware law.

Cablevision's senior notes and debentures, as well as certain senior notes and debentures of CSC Holdings and its subsidiaries restrict the amount of dividends and distributions in respect of any equity interests that can be made.

The Board of Directors of Cablevision declared the following cash dividends to stockholders of record on both its CNYG Class A common stock and CNYG Class B common stock:

Declaration Date	Dividend per Share	Record Date	Payment Date

February 24, 2010	$0.10	March 8, 2010	March 29, 2010
May 5, 2010	$0.125	May 17, 2010	June 7, 2010
August 4, 2010	$0.125	August 16, 2010	September 7, 2010
November 3, 2010	$0.125	November 15, 2010	December 6, 2010

February 25, 2009	$0.10	March 9, 2009	March 31, 2009
May 6, 2009	$0.10	May 18, 2009	June 9, 2009
July 29, 2009	$0.10	August 10, 2009	September 1, 2009
November 2, 2009	$0.10	November 13, 2009	December 4, 2009

August 15, 2008	$0.10	August 26, 2008	September 18, 2008
November 5, 2008	$0.10	November 17, 2008	December 9, 2008

Cablevision paid dividends aggregating $140,734, $123,499, and $64,854 in 2010, 2009, and 2008, respectively, primarily from the proceeds of dividend payments to Cablevision from CSC Holdings.  The CSC Holdings dividend payments to Cablevision were funded from cash on hand.  In addition, as of December 31, 2010, up to approximately $7,461 will be paid when, and if, restrictions lapse on restricted shares outstanding.

During the year ended December 31, 2010, CSC Holdings made distributions to Cablevision, its sole shareholder, aggregating $556,272.  The proceeds were used to fund:

•	Cablevision's dividends paid in 2010;
•	Cablevision's interest payments on certain of its senior notes;
•	Cablevision's payments for the acquisition of treasury shares related to statutory minimum tax withholding obligations upon the vesting of certain restricted shares; and
•	the repurchase of CNYG Class A common stock under Cablevision's share repurchase program (see Note 21).

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

During the year ended December 31, 2009, CSC Holdings made distributions to Cablevision, aggregating $790,082.  The proceeds were used to fund:

•	Cablevision's repurchase of a portion of Cablevision's April 2009 Notes pursuant to the tender offer completed in March 2009 ($196,269);
•	Cablevision's repayment of the remaining outstanding balance of its April 2009 Notes upon their maturity ($303,731) (see Note 10);
•	Cablevision's dividends paid in 2009;
•	Cablevision's interest payments on certain of its senior notes; and
•	Cablevision's payments for the acquisition of treasury shares related to statutory minimum tax withholding obligations upon the vesting of certain restricted shares.

In 2008, CSC Holdings made distributions of $52,076 to Cablevision, which it used to fund dividend payments.  In addition, in 2008, CSC Holdings made advances to Cablevision aggregating $144,559.

Income (Loss) Per Common Share

Cablevision

Basic net income per common share for Cablevision is computed by dividing net income attributable to Cablevision shareholders by the weighted average number of common shares outstanding during the period.  Diluted net income per common share attributable to Cablevision shareholders reflects the dilutive effects of stock options (including those held by Madison Square Garden employees), restricted stock (including shares held by Madison Square Garden employees) and restricted stock units.

A reconciliation of the denominator of the basic and diluted net income per share calculation for Cablevision for the years ended December 31, 2010 and 2009 is as follows:

	2010	2009
	(in thousands)

Basic weighted average shares outstanding	293,165	291,759

Effect of dilution:
Stock options	3,181	2,483
Restricted stock awards	5,534	4,202
Diluted weighted average shares outstanding	301,880	298,444

Anti-dilutive shares (options whose exercise price exceeds the average market price of Cablevision's common stock during the period) totaling approximately 237,000 and 1,736,000 (which include Company options held by Madison Square Garden employees), have been excluded from diluted weighted average shares outstanding for the years ended December 31, 2010 and December 31, 2009, respectively.

Since Cablevision generated a loss from continuing operations for the year ended December 31, 2008, the outstanding common stock equivalents during this period were excluded from the computation of diluted net loss per share as the impact would have been anti-dilutive.

CSC Holdings

Net income (loss) per membership unit for CSC Holdings is not presented since CSC Holdings is a limited liability company and a wholly-owned subsidiary of Cablevision.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

Accumulated Other Comprehensive Loss

Accumulated other comprehensive loss, which is reported in the accompanying consolidated statements of total deficiency and comprehensive income (loss) consists of other gains and losses affecting deficiency or attributed net assets that, under U.S. generally accepted accounting principles ("GAAP"), are excluded from net income (loss).  The components of accumulated other comprehensive loss consist primarily of defined benefit plans and postretirement liability adjustments, net of income taxes.

In 2010, the Company recorded a net non-cash gain to accumulated other comprehensive loss, net of income taxes, of $22,994 primarily reflecting a transfer of unrecognized actuarial losses and prior service credits to Madison Square Garden relating to Madison Square Garden sponsored plans, an increase in the discount rate at December 31, 2010, as well as an increase in fair value of the assets associated with certain of the Company's defined benefit plans.  Also, during 2010, the Company recognized a net reduction to the accumulated other comprehensive loss of $3,441, net of income taxes, primarily representing the amortization of previously recorded items in this account.

In 2009, the benefit obligation of certain of the Company's defined benefit pension plans exceeded the fair value of the plans' assets.  As a result, the Company recorded a non-cash charge to accumulated other comprehensive loss, net of income taxes, of $5,126.  This increase resulted primarily from the decline in the fair value of the assets associated with certain of the Company's defined benefit plans.  Also, during 2009, the Company recognized a reduction to the accumulated other comprehensive loss of $9,609, net of income taxes, (which included $9,567 relating to Madison Square Garden's defined benefit and postretirement plans) representing the amortization of previously recorded items in this account.

In 2008, the benefit obligation of certain of the Company's defined benefit pension plans exceeded the fair value of the plans' assets.  As a result, the Company recorded a non-cash charge to accumulated other comprehensive loss, net of income taxes, of $36,856.  This increase in the loss resulted primarily from the decline in the fair value of the assets associated with certain of the Company's defined benefit plans arising from the general equity market declines that occurred in 2008.  Also, during 2008, the Company recognized an increase to the accumulated other comprehensive loss of $1,026, net of income taxes, (including $985 relating to Madison Square Garden's defined benefit and postretirement plans) representing the amortization of previously recorded items in this account.

Share-Based Compensation

Share-based compensation expense recognized during the period is based on the fair value of the portion of share-based payment awards that are ultimately expected to vest.

For options and performance based option awards, Cablevision recognizes compensation expense based on the estimated grant date fair value using the Black-Scholes valuation model using a straight-line amortization method.  For restricted shares and restricted stock units, Cablevision recognizes compensation expense using a straight-line amortization method, based on the grant date price of CNYG Class A common stock over the vesting period, except for restricted stock units granted to non-employee directors which vest 100% and are expensed at the date of grant.  For stock appreciation rights, Cablevision recognizes compensation expense based on the estimated fair value at each reporting period using the Black-Scholes valuation model.

For CSC Holdings, share-based compensation expense is recognized in its statements of operations for the years ended December 31, 2010, 2009 and 2008 based on allocations from Cablevision.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

Derivative Financial Instruments

The Company accounts for derivative financial instruments as either assets or liabilities measured at fair value.  The Company uses derivative instruments to manage its exposure to market risks from changes in certain equity prices and interest rates and does not hold or issue derivative instruments for speculative or trading purposes.  These derivative instruments are not designated as hedges, and changes in the fair values of these derivatives are recognized in earnings as gains (losses) on derivative contracts.

Concentrations of Credit Risk

Financial instruments that may potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and trade account receivables.  Cash is invested in money market funds and bank time deposits.  The Company monitors the financial institutions and money market funds where it invests its cash and cash equivalents with diversification among counterparties to mitigate exposure to any single financial institution.  The Company's emphasis is primarily on safety of principal and liquidity and secondarily on maximizing the yield on its investments.  The Company did not have a single customer that represented 10% or more of its consolidated net revenues for the years ended December 31, 2010, 2009 and 2008, or 10% or more of its consolidated net trade receivables at December 31, 2010 and 2009.

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the contingency can be reasonably estimated.

Reclassifications

Certain reclassifications have been made to the 2009 financial statements to conform to the 2010 presentation.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

NOTE 3.	CASH FLOWS

During 2010, 2009 and 2008, the Company's non-cash investing and financing activities and other supplemental data were as follows:

	Years Ended December 31,
	2010	2009	2008
Non-Cash Investing and Financing Activities:

Cablevision and CSC Holdings:
Continuing Operations:
Redemption of collateralized indebtedness with related equity derivative contracts	23,226	78,398	11,587
Capital lease obligations	684	-	-
Leasehold improvements paid by landlord	-	361	913
Capitalized share-based compensation	620	794	-
Distribution of Madison Square Garden	1,115,873	-	-

Non-Cash Financing Activities of Cablevision:
Continuing Operations:
Dividends payable on unvested restricted share awards	4,261	3,941	1,294

Non-Cash Investing Activity of CSC Holdings:
Continuing Operations:
Contribution of 8% senior notes due 2012 from Cablevision	-	-	650,000
Gain on redemption of Cablevision notes held by Newsday Holdings LLC recognized in equity	87,090	-	-

Supplemental Data:
Cash interest paid - continuing operations (Cablevision)	663,853	633,308	666,199
Cash interest paid - continuing operations (CSC Holdings)	495,188	533,592	543,559
Cash interest paid - discontinued operations (Cablevision and CSC Holdings)	72,893	76,679	92,869
Income taxes paid, net - continuing operations (Cablevision and CSC Holdings)	31,391	15,476	10,210
Income taxes paid, net - discontinued operations (Cablevision and CSC Holdings)	5,217	3,762	3,258

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

NOTE 4.	TRANSACTIONS

2010 Transactions

Acquisition of Bresnan Cable

On December 14, 2010, BBHI Holdings LLC ("Holdings Sub"), BBHI Acquisition LLC ("Acquisition Sub") and CSC Holdings, each of which is a wholly-owned subsidiary of Cablevision, consummated the merger contemplated by the Agreement and Plan of Merger by and among Holdings Sub, Acquisition Sub, CSC Holdings, Bresnan Broadband Holdings, LLC ("Bresnan Cable") and Providence Equity Bresnan Cable LLC dated June 13, 2010 (the "Merger Agreement").  Acquisition Sub merged with and into Bresnan Cable, with Bresnan Cable being the surviving entity, and becoming a direct wholly-owned subsidiary of Holdings Sub and an indirect wholly-owned subsidiary of Cablevision and CSC Holdings.  The purchase price was $1,366,157 subject to final working capital and certain other adjustments.  The acquisition was financed using an equity contribution by CSC Holdings of $395,000 (which CSC Holdings borrowed under its revolving credit facility) and debt consisting of an undrawn $75,000 revolving credit facility, a $765,000 term loan facility and $250,000 8.0% senior notes due 2018.  For income tax purposes, the acquisition was treated as an asset acquisition with a full step-up in tax basis.

The Company accounted for the acquisition of Bresnan Cable in accordance with Accounting Standard Codification ("ASC") Topic 805.  The total estimated purchase price was allocated to the identifiable tangible and intangible assets acquired and the liabilities assumed based on their fair values.  The excess of the estimated purchase price over those fair values was recorded as goodwill.  The fair value assigned to the identifiable tangible and intangible assets acquired and liabilities assumed are based upon assumptions developed by management and other information compiled by management, including a preliminary purchase price allocation analysis.

The operating results of Bresnan Cable have been consolidated from the date of acquisition and are included in the Company's Telecommunications Services segment and the Company's Consumer Services reporting unit for goodwill impairment testing.

The following table provides the allocation of the estimated purchase price (excluding transaction costs of $8,924 which were expensed in 2010) of the assets acquired and liabilities assumed based on preliminary fair value information currently available, which is subject to change upon finalization:

	Estimated Useful Life
Accounts receivable		$4,755
Prepaid expenses and other assets		4,646
Property and equipment	2 to 26 years	499,804
Other amortizable intangibles	3 to 18 years	1,920
Customer relationships	9 years	211,350
Franchise costs	Indefinite-lived	508,380
FCC licenses	Indefinite-lived	4,232
Goodwill	Indefinite-lived	167,030
Accounts payable and accrued liabilities		(32,710)
Deferred revenue		(3,250)
Net assets acquired *		$1,366,157
______________
*	At December 31, 2010, approximately $9,656 of the purchase price had not been paid and is reflected as a liability on the Company's consolidated balance sheet.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

Identification and allocation of value to the identified intangible assets was based on the acquisition method of accounting. The fair value of the identified intangible assets was estimated by performing a discounted cash flow ("DCF") analysis using the "income" approach. Significant judgments in the preliminary purchase price included the selection of appropriate discount rates, estimating the amount and timing of estimated future cash flows attributable to the cable television franchises, identification of appropriate continuing growth rate assumptions and attributing the appropriate attrition factor for customer relationships.  The projected cash flow assumptions considered contractual relationships, customer attrition, eventual development of new technologies and market competition.  The discount rates used in the DCF analysis are intended to reflect the risk inherent in the projected future cash flows generated by the respective intangible assets.  This method includes a forecast of direct revenues and costs associated with the respective intangible assets and charges for economic returns on tangible and intangible assets utilized in cash flow generation. Net cash flows attributable to the identified intangible assets are discounted to their present value at a rate commensurate with the perceived risk.

Estimates of fair value were determined using discounted cash flows and comparable market transactions.  These valuations are based on estimates and assumptions including projected future cash flows, discount rate, determination of appropriate market comparables, average annual revenue per customer, number of homes passed, operating margin, market penetration as a percentage of homes passed, and determination of whether a premium or discount should be applied to comparables.

The estimates of expected useful lives take into consideration the effects of contractual relationships, customer attrition, eventual development of new technologies and market competition.

Revenues and loss from continuing operations before income taxes attributable to Bresnan Cable for the period from December 14, 2010 through December 31, 2010 amounted to approximately $22,135 and ($20,610), respectively which are included in the accompanying consolidated statement of operations.

Approximately $166,700 of goodwill recorded in connection with the Bresnan Cable acquisition is deductible for tax purposes.

The unaudited pro forma revenues, income from continuing operations, net income, income per share from continuing operations and net income per share for the years ended December 31, 2010 and 2009, as if the Bresnan acquisition had occurred on January 1, 2009, are as follows:

	Cablevision		CSC Holdings
	Years Ended December 31,
	2010	2009	2010	2009

Revenues	$6,599,504	$6,316,061	$6,599,504	$6,316,061

Income from continuing operations	$202,927	$100,358	$416,256	$206,009

Net income	$356,775	$261,825	$570,104	$367,476

Basic income per share from continuing operations	$0.69	$0.34

Basic net income per share	$1.22	$0.90

Diluted income per share from continuing operations	$0.67	$0.34

Diluted net income per share	$1.18	$0.88

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

2008 Transactions

Newsday

On July 29, 2008, CSC Holdings and Tribune Company completed a series of transactions contemplated by the Formation Agreement, dated May 11, 2008, to form Newsday Holdings LLC and Newsday LLC, new limited liability companies that operate the Company's newspaper publishing business.  The newspaper publishing business ("Newsday Media Group") includes the Newsday daily newspaper which is primarily distributed on Long Island, New York and in the New York metropolitan area.  The Newsday Media Group also includes (i) amNew York, a free daily newspaper distributed in New York City, (ii) Star Community Publishing Group which is the Northeast's largest group of weekly shopper publications, (iii) Island Publications which produces targeted lifestyle magazines and selected tourism and business to business publications (through December 2008 when operations were shut down), and (iv) online websites including newsday.com and exploreLI.com.

On the closing date, Tribune Company, through its subsidiaries, contributed substantially all of the assets and liabilities of the Newsday Media Group to Newsday Holdings LLC, which in turn contributed such assets to Newsday LLC, its wholly-owned subsidiary, and CSC Holdings, through its subsidiary NMG Holdings, Inc., contributed approximately $682,000 aggregate principal amount of newly-issued 8% senior notes due 2012 of Cablevision with an approximate fair value of $650,000 to Newsday Holdings LLC (the "Newsday Transaction").  CSC Holdings issued approximately 1.2 million shares of common stock to Cablevision in consideration for its contribution of the newly-issued 8% senior notes due 2012. In 2010, Cablevision redeemed the senior notes held by Newsday Holdings LLC for $758,968.  Newsday Holdings LLC received $487,500 aggregate principal amount of Cablevision 7-3/4% senior notes due 2018 and $266,217 aggregate principal amount of Cablevision 8% senior notes due 2020, plus accrued interest.

Also, on July 29, 2008, Newsday LLC borrowed $650,000 under its new senior secured credit facility (see Note 10) and distributed cash of $612,000 on behalf of Newsday Holdings LLC to Tribune Company in connection with Tribune Company's contribution of the net assets of the Newsday Media Group and $18,000 for prepaid rent from the proceeds of that financing.  The remaining $20,000 was used by Newsday LLC for working capital purposes.  In addition, CSC Holdings provided $35,000 in additional funds to Newsday LLC, through a contribution to Newsday Holdings LLC, to pay certain transaction costs.  As a result of these transactions, CSC Holdings, through its subsidiary NMG Holdings, Inc. owns approximately 97.2% of the equity in Newsday Holdings LLC and Tribune Company, through a wholly-owned subsidiary, owns approximately 2.8% of the equity in Newsday Holdings LLC, which owns the Cablevision senior notes with an aggregate principal amount of approximately $682,000 and the Newsday Media Group business through its 100% ownership of Newsday LLC.

In connection with the formation of Newsday Holdings LLC and Newsday LLC, CSC Holdings and Tribune Company entered into a Tax Matters Agreement pursuant to which, among other things, CSC Holdings has agreed that it will indemnify Tribune Company for certain taxes incurred by Tribune Company if, prior to January 1, 2018, Newsday Holdings LLC and Newsday LLC sell or otherwise dispose of the Newsday Media Group business contributed by Tribune Company or fail to maintain outstanding indebtedness in specified minimum amounts over time (reducing to $320,000 from the ninth anniversary of closing through January 1, 2018).

At any time after the tenth anniversary of the closing of the transaction and prior to the thirteenth anniversary of the closing, CSC Holdings will have the right to purchase Tribune Company's entire interest in Newsday Holdings LLC.  At any time after the thirteenth anniversary of the closing and on or prior to the date that is six months after such anniversary, Tribune Company will have the right to require CSC Holdings to purchase Tribune Company's entire interest in Newsday Holdings LLC.  In either case, the purchase price will be the fair value of the interest at that time.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

Newsday Holdings LLC and Newsday LLC are part of the Company's Unrestricted Group and are included in the Other segment for financial reporting purposes.

The Company accounted for the Newsday Transaction under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations.  The total estimated purchase price was allocated to the identifiable tangible and intangible assets acquired and the liabilities assumed based on their fair values.  The excess of the estimated purchase price over those fair values was recorded as goodwill.  The fair value assigned to the identifiable tangible and intangible assets acquired and liabilities assumed are based upon assumptions developed by management and other information compiled by management, including a purchase price allocation analysis.  The results of Newsday's operations have been included in the consolidated financial statements from the date of the transaction in the Other segment.

For income tax purposes, Newsday Holdings LLC is treated as a partnership.  The Company determines deferred taxes with regard to investments in partnerships based on the difference between the outside tax basis and the investment account balance; this is commonly referred to as the "outside basis difference."  Upon consummation of the transaction, the Company received a 97.2% interest in Newsday Holdings LLC.  At the time of this transaction there was no outside basis difference and, therefore, no corresponding deferred tax asset or liability was recognized as an adjustment to the purchase price.  Although the Newsday Transaction did not result in a step up of the tax basis of Newsday assets, through special partnership allocations, the Company will receive tax deductions generally equivalent in amount to the deductions that would have resulted from a step up in tax basis.

The following table provides the allocation of the purchase price (including transaction costs of $10,717) to the assets acquired and liabilities assumed:

	Estimated Useful Life
Accounts receivable, net		$46,506
Prepaid expenses and other assets		9,293
Property and equipment, net	2 to 9 years	71,571
Advertiser relationships	3 to 10 years	41,197
Other amortizable intangibles	5 to 17 years	20,898
Trademarks	Indefinite-lived	125,622
Goodwill	Indefinite-lived	359,612
Accounts payable and other liabilities		(34,058)
Capital lease obligations		(1,961)
Carryover basis of net assets acquired attributable to residual minority interest		(15,963)
Net assets acquired		$622,717
______________
See Note 6 regarding impairment charges recognized for Newsday relating to trademarks, other long-lived assets and goodwill as of December 31, 2010, 2009 and 2008.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

The unaudited pro forma revenues, loss from continuing operations, net loss, loss per share from continuing operations and net loss per share for the year ended December 31, 2008, as if the Newsday Transaction had occurred on January 1, 2007, are as follows:

	Cablevision	CSC Holdings
	2008	2008

Revenues	$5,736,763	$5,736,763

Loss from continuing operations	$(266,775)	$(154,002)

Net loss	$(245,175)	$(132,402)

Basic and diluted loss per share from continuing operations	$(0.92)

Basic and diluted net loss per share	$(0.84)

4Connections LLC

In October 2008, Optimum Lightpath completed the acquisition of 4Connections LLC for a purchase price of $49,631 which was funded by cash on hand.  This acquisition expanded Optimum Lightpath's ability to offer advanced Ethernet-based data and Internet voice products to businesses in the New Jersey region.

NOTE 5.	RESTRUCTURING EXPENSE

The following table summarizes the Newsday restructuring expense (credits) recognized during 2008, 2009 and 2010 in connection with its restructuring plans:

	Employee Severance	Facility Realignment Costs	Other Costs	Total

Charges incurred- Newsday	$5,181 (a)	$528	$1,516	$7,225
Write-down of assets	-	-	(1,187)	(1,187)
Payments	(15)	(2)	-	(17)
Restructuring liability at December 31, 2008	5,166	526	329	6,021
Charges incurred- Newsday	3,401	3,048	47	6,496
Write-down of assets and other adjustments	-	(2,138)	-	(2,138)
Payments	(5,504)	(531)	(44)	(6,079)
Restructuring liability at December 31, 2009	3,063	905	332	4,300
Charges (credits) incurred- Newsday	(71)	262	(3)	188
Payments	(3,091)	(1,167)	(45)	(4,303)
Restructuring liability at December 31, 2010	$(99)	$-	$284	$185
______________
(a)
Employee severance related to the elimination of 106 positions, primarily in the operations, editorial, sales and advertising departments of the Newsday business and positions at Island Publications which was shut down in December 2008.

In addition to the charges (credits) included in the table above, the Company recorded net restructuring credits of $246, $913 and $4,176 in 2010, 2009 and 2008, respectively, primarily relating to changes to the Company's previous estimates recorded in connection with the Company's 2001, 2002 and 2006 facility realignment plans.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

NOTE 6.	IMPAIRMENT CHARGES

Goodwill and indefinite-lived intangible assets are tested annually for impairment during the first quarter of each year or earlier upon the occurrence of certain events or substantive changes in circumstances.  As a result of the continuing deterioration of values in the newspaper industry and the greater than anticipated economic downturn and its current and anticipated impact on Newsday's advertising business, the Company determined that a triggering event had occurred and the Company tested indefinite-lived intangibles, long-lived assets and goodwill for impairment as of December 31, 2010, 2009 and 2008 (the "interim testing dates").

The Company determined the fair value of Newsday based on a combination of the estimated fair market values determined under the income approach and the market approach.  The income approach utilizes a discounted cash flow valuation methodology, which requires the exercise of significant judgments, including judgments about appropriate discount rates based on the assessment of risks inherent in the projected future cash flows including the cash flows generated from synergies from a market participant's point of view, and the amount and timing of expected future cash flows, including expected cash flows beyond the Company's current long-term business planning period.  The market approach measures fair value using market multiples of various financial measures compared to a set of comparable public companies taking into consideration synergies a market participant may generate.  The market approach requires significant judgments determining comparable market multiples.  The estimated fair values of Newsday's indefinite-lived intangibles, which relate primarily to the trademarks associated with the newspaper mastheads, were based on discounted future cash flows calculated utilizing the relief-from-royalty method.  Changes in such estimates or the application of alternative assumptions could produce significantly different results.

The Company's impairment analysis of Newsday as of December 31, 2008 resulted in pre-tax impairment charges of $59,522, $8,199 and $333,159 related to indefinite-lived intangibles, certain long-lived intangible assets and goodwill, respectively, originally recorded by the Company in conjunction with its acquisition of Newsday on July 29, 2008 (see Note 4).  The net $400,880 pre-tax impairment charges recorded in 2008 are included in depreciation and amortization (including impairments) in the Other segment and the Company recognized an income tax benefit of $164,080, in addition to the allocation of such pre-tax impairment charges to the noncontrolling interest owner's basis in those assets.

The Company's impairment analysis as of December 31, 2010 and 2009 resulted in pre-tax impairment charges of $7,800 and $2,000, respectively, related to the excess of the carrying value over the estimated fair value of certain indefinite-lived intangibles.  These pre-tax impairment charges are included in depreciation and amortization (including impairments) in the Other segment.

In addition, the Company recorded impairment charges of $1,803, $1,436 and $1,067 in 2010, 2009 and 2008, respectively, included in depreciation and amortization.  These charges relate primarily to certain other long-lived assets related to the Company's theater operations and Newsday in the Other segment.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

NOTE 7.	DISCONTINUED OPERATIONS

On June 30, 2011 and February 9, 2010, the Company completed the AMC Networks Distribution and the MSG Distribution, respectively, (see Note 1).  As a result, the operating results of the Company's Rainbow segment through the date of the AMC Networks Distribution and the operating results of the Company's Madison Square Garden segment through the date of the MSG Distribution, as well as transaction costs, have been classified in the consolidated statements of operations as discontinued operations for all periods presented.  No gain or loss was recognized in connection with the AMC Networks Distribution or the MSG Distribution.

Operating results of discontinued operations for the years ended December 31, 2010 (for the period from January 1, 2010 through February 9, 2010 for MSG) and December 31, 2009 and December 31, 2008 are summarized below:

	Year Ended December 31, 2010	January 1, 2010 through February 9, 2010
	AMC Networks	Madison Square Garden	Total

Revenues, net	$1,053,674	$131,695	$1,185,369

Income before income taxes	$269,753	$7,090	$276,843
Income tax expense(a)	(111,783)	(11,212)	(122,995)

Income (loss) from discontinued operations, net of income taxes	$157,970	$(4,122)	$153,848
______________
(a)	Income tax expense includes $7,368 resulting from the non-deductibility of certain transaction costs associated with the MSG Distribution.

	Year Ended December 31, 2009
	AMC Networks	Madison Square Garden	Other	Total

Revenues, net	$947,227	$925,975	$-	$1,873,202

Income (loss) before income taxes	$219,121	$64,889	$(31)	$283,979
Income tax benefit (expense)	(93,492)	(29,033)	13	(122,512)
Income (loss) from discontinued operations, net of income taxes	$125,629	$35,856	$(18)	$161,467

	Year Ended December 31, 2008
	AMC Networks	Madison Square Garden	Other	Total

Revenues, net	$839,053	$910,264	$-	$1,749,317

Income (loss) before income taxes	$40,408	$13,028	$(1,601)	$51,835
Income tax benefit (expense)	(24,974)	(5,916)	655	(30,235)
Income (loss) from discontinued operations, net of income taxes	$15,434	$7,112	$(946)	$21,600

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

AMC Networks' results of operations reported on a stand-alone basis will differ from results presented above due to certain reclassifications and adjustments made for purposes of discontinued operations reporting.

The assets and liabilities of AMC Networks have been classified in the consolidated balance sheets as of December 31, 2010 and 2009 as assets and liabilities distributed to shareholders/sole member and consist of the following:

	December 31, 2010		December 31, 2009
	Cablevision	CSC Holdings	Cablevision	CSC Holdings

Cash and cash equivalents	$79,960	$79,960	$29,828	$29,828
Accounts receivable, prepaid expenses and other current assets	292,488	292,488	285,529	285,529
Program rights, net	783,830	783,830	683,306	683,306
Property and equipment, net and other long-term assets	164,065	164,065	239,593	239,593
Deferred tax asset	49,607	5,307	43,558	5,379
Intangible assets	467,955	467,955	554,605	554,605
Total assets distributed in 2011	$1,837,905	$1,793,605	$1,836,419	1,798,240

Accounts payable and accrued expenses	$140,944	$140,944	$140,060	$140,060
Other current liabilities	29,227	29,227	19,834	19,834
Payables due to Madison Square Garden	-	-	190,000	190,000
Program rights obligations	454,955	454,955	435,768	435,768
Credit facility debt	475,000	475,000	580,000	580,000
Senior notes	299,552	299,552	299,283	299,283
Senior subordinated notes	324,071	324,071	323,817	323,817
Deferred tax liability	-	23,648	-	29,769
Other long-term liabilities	49,550	49,550	91,938	91,938
Total liabilities distributed in 2011	1,773,299	1,796,947	2,080,700	2,110,469
Net assets (liabilities) distributed in 2011	$64,606	$(3,342)	$(244,281)	$(312,229)

The assets and liabilities of Madison Square Garden have been classified in the consolidated balance sheets as of December 31, 2009 as assets and liabilities distributed to shareholders/sole member and consist of the following:

Cash and cash equivalents	$109,716
Accounts receivable, prepaid expenses and other current assets	230,843
Advances due from Cablevision	190,000
Property and equipment, net and other long-term assets	473,825
Intangible assets	1,048,615
Total assets distributed in 2010	$2,052,999

Accounts payable and accrued expenses	$170,565
Other current liabilities	136,961
Deferred tax liability	495,233
Other long-term liabilities	147,805
Total liabilities distributed in 2010	950,564
Net assets distributed in 2010	$1,102,435

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

NOTE 8.	PROPERTY, PLANT AND EQUIPMENT

Costs incurred in the construction of the Company's cable television system, including line extensions to, and upgrade of, the Company's hybrid fiber-coaxial infrastructure and headend facilities are capitalized.  These costs consist of materials, subcontractor labor, direct consulting fees, and internal labor and related costs associated with the construction activities.  The internal costs that are capitalized consist of salaries and benefits of the Company's employees and the portion of facility costs, including rent, taxes, insurance and utilities, that supports the construction activities.  These costs are depreciated over the estimated life of the plant (10-25 years), and headend facilities (4-25 years).  Costs of operating the plant and the technical facilities, including repairs and maintenance, are expensed as incurred.

Costs incurred to connect businesses or residences that have not been previously connected to the infrastructure or digital platform are also capitalized.  These costs include materials, subcontractor labor, internal labor to connect, provision and provide on-site and remote technical assistance and other related costs associated with the connection activities.  In addition, on-site and remote technical assistance during the provisioning process for new digital product offerings are capitalized.  The departmental activities supporting the connection process are tracked through specific metrics, and the portion of departmental costs that is capitalized is determined through a time weighted activity allocation of costs incurred based on time studies used to estimate the average time spent on each activity.  New connections are amortized over 5 years or 12 years for residence wiring and feeder cable to the home, respectively.  The portion of departmental costs related to reconnection, programming service up- and down- grade, repair and maintenance, and disconnection activities are expensed as incurred.

Property, plant and equipment (including equipment under capital leases) consist of the following assets, which are depreciated or amortized on a straight-line basis over the estimated useful lives shown below:

	December 31,		Estimated
	2010	2009	Useful Lives

Customer equipment	$2,293,637	$2,051,840	3 to 5 years
Headends and related equipment	1,024,480	830,223	4 to 25 years
Central office equipment	655,953	606,481	5 to 10 years
Infrastructure	5,558,949	5,135,750	3 to 25 years
Equipment	1,255,762	1,180,023	2 to 10 years
Construction in progress (including materials and supplies)	68,138	68,528
Furniture and fixtures	160,221	157,902	3 to 12 years
Transportation equipment	196,485	196,109	4 to 18 years
Buildings and building improvements	246,393	224,675	10 to 40 years
Leasehold improvements	438,554	432,513	Term of lease
Land	27,902	18,784
	11,926,474	10,902,828
Less accumulated depreciation and amortization	(8,564,884)	(8,000,912)
	$3,361,590	$2,901,916
See Note 4 for a discussion of property, plant and equipment acquired in connection with the Bresnan Cable acquisition in December 2010.

Depreciation expense on property, plant and equipment (including capital leases) for the years ended December 31, 2010, 2009 and 2008 amounted to $859,750, $897,539 and $921,234 (including impairments of $1,803, $1,436 and $1,067 in 2010, 2009 and 2008), respectively.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

At December 31, 2010 and 2009, the gross amount of equipment and related accumulated amortization recorded under capital leases were as follows:

	December 31,
	2010	2009

Equipment	$42,790	$42,670
Less accumulated amortization	(21,325)	(19,185)
	$21,465	$23,485

NOTE 9.	INTANGIBLE ASSETS

The following table summarizes information relating to the Company's acquired intangible assets at December 31, 2010 and 2009:

	December 31,		Estimated
	2010	2009	Useful Lives

Gross carrying amount of other amortizable intangible assets
Customer relationships	$256,663	$45,229	7 to 18 years
Advertiser relationships	33,294	33,294	4 to 10 years
Other amortizable intangibles	62,215	65,045	3 to 28 years
	352,172	143,568
Accumulated amortization
Customer relationships	(16,677)	(9,036)
Advertiser relationships	(10,174)	(5,692)
Other amortizable intangibles	(33,177)	(31,276)
	(60,028)	(46,004)
Other amortizable intangible assets, net of accumulated amortization	$292,144	$97,564

Indefinite-lived intangible assets
FCC licenses and other intangibles	$10,595	$6,913
Trademarks	56,300	64,100
Other indefinite-lived intangible assets	$66,895	$71,013

Other amortizable intangible assets, net of accumulated amortization	$292,144	$97,564
Indefinite-lived cable television franchises	1,240,228	731,848
Other indefinite-lived intangible assets	66,895	71,013
Goodwill	442,067	275,037

Total intangible assets, net	$2,041,334	$1,175,462

Aggregate amortization expense
Years ended December 31, 2010 and 2009 (excluding impairment charges of $7,800 and $2,000, respectively)	$19,542	$16,869

Estimated amortization expense
Year ending December 31, 2011	$58,213
Year ending December 31, 2012	50,875
Year ending December 31, 2013	43,214
Year ending December 31, 2014	35,954
Year ending December 31, 2015	30,343

See Note 4 for a discussion of intangible assets acquired in connection with the Bresnan Cable acquisition in December 2010.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

The changes in the carrying amount of goodwill for the years ended December 31, 2010 and 2009 are as follows:

	Tele-communications Services		Other		Total
Gross goodwill as of December 31, 2008	$255,300		$353,418		$608,718
Accumulated impairment losses as of December 31, 2008	-		(334,058	)(a)	(334,058)
	255,300		19,360		274,660
Adjustments to preliminary purchase price allocations	477	(b)	(100)		377
Other acquisitions	-		-		-
Gross goodwill as of December 31, 2009	255,777		353,318		609,095
Accumulated impairment losses as of December 31, 2009	-		(334,058	)(a)	(334,058)
	255,777		19,260		275,037
Preliminary purchase price allocation related to the Bresnan Cable acquisition	167,030		-		167,030
Gross goodwill as of December 31, 2010	422,807		353,318		776,125
Accumulated impairment losses as of December 31, 2010	-		(334,058	)(a)	(334,058)
	$422,807		$19,260		$442,067
______________
(a)	Relates primarily to the Newsday impairment charge recognized in 2008.
(b)	Adjustment to purchase accounting related to the acquisition of 4Connections LLC which is included in the Optimum Lightpath reporting unit.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

NOTE 10.	DEBT

Credit Facility Debt

The following table provides details of the Company's outstanding credit facility debt:

	Maturity	Weighted Average Interest Rate at December 31,	Carrying Value at December 31,
	Date	2010	2010	2009
Restricted Group:
Revolving loan facility(a)	February 24, 2012	1.01%	$77,990	$-
Extended revolving loan facility	March 31, 2015	2.51%	617,010	50,000
Term A-1 loan facility	February 24, 2012	1.01%	69,016	650,000
Term A-3 extended loan facility	March 31, 2015	2.51%	449,259	-
Term B loan facility	March 29, 2013	2.01%	324,254	2,210,994
Term B-2 extended loan facility	March 29, 2016	3.51%	1,145,728	1,157,756
Term B-3 extended loan facility	March 29, 2016	3.26%	1,665,855	-
Restricted Group credit facility debt			4,349,112	4,068,750

Bresnan Cable:
Term loan facility	December 14, 2017	4.50%	757,398	-
Revolving loan facility(b)	December 14, 2015	-	-	-
Bresnan Cable credit facility debt			757,398	-

Newsday:
Fixed term rate loan facility	August 1, 2013	10.50%	525,000	525,000
Floating term rate loan facility	August 1, 2013	6.54%	125,000	125,000
Newsday credit facility debt			650,000	650,000

Total credit facility debt			$5,756,510	$4,718,750
______________
(a)
At December 31, 2010, $58,372 of the revolving loan facility was restricted for certain letters of credit issued on behalf of CSC Holdings and $659,081 of the revolving loan facilities was undrawn and available to be drawn to meet the net funding and investment requirements of the Restricted Group.

(b)
At December 31, 2010, $350 of the revolving credit facility was restricted for certain letters of credit issued on behalf of Bresnan Cable and $74,650 of the revolver was undrawn and available to be drawn to meet the net funding and investment requirements of Bresnan Cable.

See Note 11 for details relating to interest rate swap contracts outstanding at December 31, 2010.

Restricted Group Credit Facility

On April 13, 2010, CSC Holdings and certain of its subsidiaries (the "Restricted Subsidiaries") entered into an amended credit agreement (the "Credit Agreement"), providing for (i) an amendment and restatement of the credit agreement, dated as of February 24, 2006, as first amended and restated in its entirety as of May 27, 2009 and further amended and restated in its entirety as of April 13, 2010, and (ii) an amendment to the Incremental Term Supplement, dated as of March 29, 2006 and amended as of May 27, 2009.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

Among other things, the Credit Agreement provides for the specific mechanics of extending, from time to time, the revolving credit commitments, term A loans, incremental term loans and any additional facility commitments or additional facility loans, as applicable, with the terms of such extended facility to be documented at the time of such extension in an extended facility agreement.  Under the terms of the Credit Agreement, CSC Holdings entered into three extended facilities as of April 13, 2010, as follows:

•
an extended revolving credit facility agreement (the "Extended Revolving Credit Facility") that provided for the extension of the availability period for lenders holding approximately $820,000 of revolving credit commitments under CSC Holdings' $1,000,000 Revolving Credit Facility to March 31, 2015.  Lenders under the Extended Revolving Credit Facility are entitled to an extension fee payment of between 2.00% and 2.50% per annum of the outstanding loans under the Extended Revolving Credit Facility, based upon the cash flow ratio applicable from time to time.  In addition, revolving credit lenders with revolving credit commitments in the aggregate amount of $412,000 executed joinders to the Credit Agreement agreeing to provide increased revolving credit commitments with an availability period expiring on March 31, 2015.

•
an extended term A facility agreement (the "extended term A facility") that provided for the extension of the maturity date for lenders holding approximately $480,000 of loans under CSC Holdings' existing $650,000 Term A facility, at the time of the launch of the transaction, to March 31, 2015.  Lenders under the extended term A facility are entitled to an extension fee payment of between 2.00% and 2.50% per annum of the outstanding loans under the extended term A facility, based upon the cash flow ratio applicable from time to time.

•
an extended incremental term facility agreement (the "term B-3 extended loan facility") that provided for the extension of the maturity date for lenders holding approximately $1,678,000 under CSC Holdings' existing $2,200,000 incremental term facility, at the time of the launch of the transaction, to March 29, 2016.  Lenders under the term B-3 extended loan facility are entitled to an extension fee payment of 1.25% per annum of the outstanding loans under the term B-3 extended loan facility.

On June 30, 2010, the availability period for $20,000 of revolving credit commitments under CSC Holdings' Revolving Credit Facility was extended to March 31, 2015 and the maturity date of $4,786 of loans under CSC Holdings' existing term A facility was extended to March 31, 2015.

The revolver has no required interim repayments.  The term A-1 loan facility requires quarterly repayments of approximately $17,254 in 2011.  The extended term A facility is subject to quarterly repayments of approximately $12,142 through March 2012, approximately $18,213 beginning in June 2012 through March 2013, approximately $24,284 beginning in June 2013 through March 2014 and approximately $54,640 beginning in June 2014 through its maturity date in March 2015.  The term B loan facility is subject to quarterly repayments of approximately $851 through March 2012 and approximately $80,000 beginning on June 30, 2012 through its maturity date in March 2013.  The term B-2 extended loan facility is subject to quarterly repayments of approximately $3,007 through December 2015 and a final payment of approximately $1,085,585 upon maturity in March 2016.  The term B-3 extended loan facility is subject to quarterly repayments of approximately $4,196 through December 2015 and a final payment of approximately $1,581,933 upon maturity in March 2016.  The borrowings under the Restricted Group credit facility may be repaid without penalty at any time.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

Loans under the Restricted Group credit facility are direct obligations of CSC Holdings, guaranteed by most Restricted Group subsidiaries and secured by the pledge of the stock of most Restricted Group subsidiaries.

In April 2010, the Company utilized $200,000 of its increased revolver commitments to make a $200,000 pre-payment of the unextended term B loan facility.  In addition, in December 2010, the Company utilized $395,000 of its revolver commitments to make a $395,000 equity contribution in Bresnan Cable.

On May 27, 2009, CSC Holdings entered into an agreement that provided for an extension of the maturity date from March 29, 2013 to March 29, 2016 of approximately $1,166,778 of the $3,395,000 then outstanding principal amount of the term B loan under its credit facility.  Consenting lenders received a one-time amendment fee of five basis points (.05%) on their total loan commitments.  Lenders who elected to extend their loan commitments will be paid an annual extension fee of 1.5% of their loan commitments through maturity on March 29, 2016.  In connection with the extension of these loan commitments, the Company incurred deferred financing costs of $1,867.

The principal financial covenants for the Restricted Group credit facility are summarized below:

	Maximum Total Leverage to Cash Flow(a)	Maximum Senior Secured Leverage to Cash Flow(a)	Minimum Ratio of Cash Flow to Interest Expense(a)	Minimum Ratio of Cash Flow Less Cash Taxes to Total Debt(a)

Revolving loan facility	4.5	3.0	2.0 to 1	1.5 to 1
Extended revolving loan facility	4.5	3.0	2.0 to 1	1.5 to 1
Term A-1 loan facility	4.5	3.0	2.0 to 1	1.5 to 1
Term A-3 extended loan facility	4.5	3.0	2.0 to 1	1.5 to 1
Term B loan facility(b)	5.0	4.5	n/a	n/a
Term B-2 extended loan facility(b)	5.0	4.5	n/a	n/a
Term B-3 extended loan facility(b)	5.0	4.5	n/a	n/a
______________
(a)	As defined in each respective credit facility.
(b)	Incurrence based only.

These covenants and restrictions on the permitted use of borrowed funds in the revolving credit facility may limit CSC Holdings' ability to utilize all of the undrawn revolver funds.  Additional covenants include limitations on liens and the issuance of additional debt.

Under the revolving credit facility, the extended revolving loan facility, the term A-1 loan facility, the term A-3 extended loan facility, the term B loan facility, the term B-2 extended loan facility, and the term B-3 extended loan facility, there are generally no restrictions on investments that the Restricted Group may make, provided it is not in default; however, CSC Holdings must also remain in compliance with the maximum ratio of total indebtedness to cash flow and the maximum senior secured leverage ratio (each as defined in the term A-1 loan facility).  CSC Holdings' ability to make restricted payments is also limited by provisions in the term B loan facility, term B-2 extended loan facility, term B-3 extended loan facility, and the indentures covering CSC Holdings' notes and debentures.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

The Restricted Group was in compliance with all of its financial covenants under its various credit agreements as of December 31, 2010.

CSC Holdings is obligated to pay fees of 0.25% to 0.50% per annum based on undrawn revolver commitment balances.

Newsday LLC Credit Facility

Newsday LLC's senior secured credit facility is comprised of two components: a $525,000 10.50% fixed rate term loan facility and a $125,000 floating rate term loan facility.  Borrowings by Newsday LLC under its senior secured credit facility are guaranteed by Newsday Holdings LLC, NMG Holdings, Inc. and CSC Holdings on a senior unsecured basis and secured by a lien on the assets of Newsday LLC, and the Cablevision senior notes held by Newsday Holdings LLC.  The senior secured credit facility matures on August 1, 2013 and, subject to certain exceptions, requires mandatory prepayments out of the proceeds of certain sales of property or assets, insurance proceeds and debt and equity issuances.  No mandatory prepayments are required prior to July 29, 2011, and the amount of prepayments thereafter are limited to $105,000 in the aggregate prior to July 29, 2012 and $140,000 in the aggregate prior to the maturity date.  Optional prepayments are also permitted, subject to specified prepayment premiums.

The principal financial covenant for the senior secured credit facility is a minimum liquidity test of $25,000, which is tested bi-annually on June 30 and December 31.  The senior secured credit facility also contains other affirmative and negative covenants, subject to certain exceptions, including limitations on indebtedness (other than permitted senior indebtedness (as defined) not exceeding $50,000 and permitted subordinated indebtedness (as defined) to be used for investments not to exceed $100,000), investments (other than investments out of excess cash flow and out of the proceeds of the Cablevision senior notes in excess of the outstanding borrowings and out of a $40,000 basket), and dividends and other restricted payments (other than in respect of management and guarantee fees and restricted payments out of excess cash flow and out of the proceeds of the Cablevision senior notes in excess of the outstanding borrowings).  Certain of the covenants applicable to CSC Holdings under the Newsday LLC senior secured credit facility are similar to the covenants applicable to CSC Holdings under its outstanding senior notes.

On October 28, 2009, Newsday LLC entered into an amendment to its credit facility that provides for:  (a) the replacement of a 1.1 to 1 consolidated interest coverage ratio covenant with the $25,000 minimum liquidity covenant described above, (b) an increase in the interest rate applicable for the $525,000 fixed rate term loan facility from 9.75% to 10.50%, (c) an increase in the interest rate margin applicable to the $125,000 floating rate term loan facility from 5.50% to 6.25% and (d) increases in the prepayment premiums applicable to repayments of term loans prior to maturity.  Newsday LLC paid each consenting lender a one-time fee equal to 0.25% of the lender's commitment.

Tribune Company has agreed to indemnify CSC Holdings with respect to any payments that CSC Holdings makes under its guarantee of the Newsday LLC senior secured credit facility.  Newsday LLC will generally be prohibited from using the proceeds received from any repayment of the Cablevision senior notes contributed to Newsday Holdings LLC by CSC Holdings to acquire non-publicly traded notes or debt instruments of Cablevision or CSC Holdings, and Newsday LLC will be required under its senior secured credit facility to maintain cash or cash equivalents or publicly traded notes or debt instruments of Cablevision or CSC Holdings with an aggregate principal amount that exceeds the then-outstanding borrowings by Newsday LLC under its senior secured credit facility.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

Newsday LLC was in compliance with all of its financial covenants under its credit agreement as of December 31, 2010.

In connection with the Newsday LLC credit facility, the Company incurred deferred financing costs of $1,621 in 2009, which are being amortized to interest expense over the five year term of the credit facility.

Bresnan Cable Credit Facility

Bresnan Cable has a $840,000 senior secured credit facility which is comprised of two components: a $765,000 term loan facility and a $75,000 revolving credit facility (collectively, the "Bresnan Credit Agreement").  In connection with the financing of the Bresnan acquisition, the full $765,000 amount of the term loan facility was drawn, net of an original issue discount of approximately $7,700. The revolving credit facility, which includes a $25,000 sublimit for the issuance of standby letters of credit and a $5,000 sublimit for swingline loans, was not drawn in connection with the transaction. Such revolving credit facility is expected to be available to provide for ongoing working capital requirements and for other general corporate purposes of Bresnan Cable and its subsidiaries.

Borrowings under the Bresnan Credit Agreement bear interest at a floating rate, which at the option of Bresnan Cable may be either 2.0% over a floating base rate or 3.0% over an adjusted LIBOR rate, subject to a LIBOR floor of 1.50%. The Bresnan Credit Agreement requires Bresnan Cable to pay a commitment fee of 0.75% in respect of the average daily unused commitments under the revolving credit facility. Bresnan Cable is also required to pay customary letter of credit fees, as well as fronting fees, to banks that issue letters of credit pursuant to the Bresnan Credit Agreement.

All obligations under the Bresnan Credit Agreement are guaranteed by Holdings Sub (the direct parent of Bresnan Cable) and each of Bresnan Cable's existing and future direct and indirect domestic subsidiaries that are not designated as unrestricted subsidiaries in accordance with the Bresnan Credit Agreement (the "Guarantors"). All obligations under the Bresnan Credit Agreement, including the guarantees of those obligations, will be secured by certain assets of the Bresnan Cable and the Guarantors, including a pledge of the equity interests of Bresnan Cable.

Bresnan Cable may voluntarily prepay outstanding loans under the Bresnan Credit Agreement at any time after December 14, 2011, in whole or in part, without premium or penalty (except for customary breakage costs with respect to Eurodollar loans, if applicable). On or prior to December 14, 2011, if Bresnan Cable makes a prepayment of term loans in connection with certain refinancing transactions, Bresnan Cable must pay a prepayment premium of 1% of the amount of term loans prepaid.

With certain exceptions, Bresnan Cable is required to make mandatory prepayments in certain circumstances, including (i) a specified percentage of excess cash flow beginning in 2012 depending on its cash flow ratio, (ii) from the net cash proceeds of certain sales of assets (subject to reinvestment rights), (iii) from casualty insurance and/or condemnation proceeds, and (iv) upon the incurrence of certain indebtedness.

The Bresnan Credit Agreement contains customary affirmative and negative covenants and also requires Bresnan Cable to comply with the following financial covenants:  (i) a maximum ratio of total indebtedness to operating cash flow of 8.00:1 decreasing to 5.00:1 on and after March 31, 2014; (ii) a minimum ratio of operating cash flow to interest expense of 2.00:1 increasing to 2.75:1 on and after March 31, 2014, and (iii) minimum liquidity of $25,000. In connection with the Bresnan Credit Agreement, the Company incurred deferred financing costs of $20,542, which are being amortized to interest expense over the term of the credit agreement.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

Senior Notes and Debentures

The following table summarizes the Company's senior notes and debentures:

					Carrying Amount at
	Date	Maturity		Face	December 31,
Issuer	Issued	Date	Rate	Amount	2010	2009

CSC Holdings(a)	March 2001	April 2011	7.625%	1,000,000	$325,773	$325,665
CSC Holdings(b)	April 2004	April 2012	6.75%	500,000	244,617	244,617
CSC Holdings(b)	January 2009	April 2014	8.50%	844,000	779,631	764,091
CSC Holdings(b)(c)	June 2008	June 2015	8.50%	500,000	500,000	500,000
CSC Holdings(a)	February 1998	February 2018	7.875%	300,000	298,779	298,607
CSC Holdings(a)	July 1998	July 2018	7.625%	500,000	499,812	499,788
CSC Holdings(b)	February 2009	February 2019	8.625%	526,000	503,893	502,141
Bresnan Cable(d)	December 2010	December 2018	8.00%	250,000	250,000	-
					3,402,505	3,134,909

Cablevision(b)	April 2004	April 2012	8.00%	1,000,000	26,825	1,000,000
Cablevision(b)	September 2009	September 2017	8.625%	900,000	888,863	887,691
Cablevision(b)	April 2010	April 2018	7.75%	750,000	750,000	-
Cablevision(b)	April 2010	April 2020	8.00%	500,000	500,000	-
					$5,568,193	$5,022,600
______________
(a)	These notes are not redeemable by the Company prior to maturity.
(b)	The Company may redeem some or all of the Notes at any time at a specified "make-whole" price plus accrued and unpaid interest to the redemption date.
(c)
The senior notes are redeemable, in whole or in part, at a redemption price equal to 104.250% of face value at any time on or after June 15, 2012, 102.125% on or after June 15, 2013, and 100% on or after June 15, 2014.  The proceeds of these notes were used to repay the CSC Holdings $500,000 aggregate principal amount of 7-1/4% senior notes which matured in July 2008.

(d)
At any time prior to December 15, 2013, the Company may redeem some or all of the Notes at a specified "make-whole" price plus accrued and unpaid interest to the redemption date.  Beginning on or after December 15, 2013, the Company may redeem some or all of the Notes at a redemption price equal to 106% declining annually to 100% beginning on December 15, 2016.

The table above excludes the $487,500 principal amount of Cablevision 7.75% senior notes due 2018 and $266,217 principal amount of Cablevision 8.00% senior notes due 2020 held by Newsday at December 31, 2010 and the $682,000 principal amount of Cablevision 8% senior notes held by Newsday at December 31, 2009, which are eliminated in the consolidated balance sheets of Cablevision.

The indentures under which the senior notes and debentures were issued contain various covenants, which are generally less restrictive than those contained in the credit agreement of the issuer.

Issuance of Debt Securities

Cablevision Notes

On September 23, 2009, Cablevision issued $900,000 aggregate principal amount of 8-5/8% senior notes due September 15, 2017.  These notes are senior unsecured obligations and are not guaranteed by any of Cablevision's subsidiaries.  Gross proceeds from the issuance were approximately $887,364 after giving effect to the original issue discount of approximately $12,636.  The net proceeds were used in connection with the September 2009 tender offers discussed below.  In connection with the issuance of these debt securities, the Company incurred deferred financing costs of $19,021, which are being amortized to interest expense over the term of the senior notes.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

On April 15, 2010, Cablevision issued $750,000 aggregate principal amount of 7-3/4% senior notes due April 15, 2018 and $500,000 aggregate principal amount of 8% senior notes due April 15, 2020 in a registered public offering. These senior notes are Cablevision's senior unsecured obligations and rank equally in right of payment with all of Cablevision's other existing and future unsecured and unsubordinated indebtedness.  The Company used the net proceeds of the offering to repurchase the April 2012 Notes (as defined below) in the tender offer Cablevision commenced on April 12, 2010 discussed below and for general corporate purposes.  In connection with the issuance of these senior notes, the Company incurred deferred financing costs of $26,481, which are being amortized to interest expense over the term of these senior notes.

CSC Holdings Notes

On January 13, 2009, CSC Holdings issued $844,000 aggregate principal amount of 8-1/2% senior notes due April 15, 2014.  These notes are senior unsecured obligations and are not guaranteed by any of CSC Holdings' subsidiaries.  Gross proceeds from the issuance were approximately $750,189, after giving effect to the original issue discount of approximately $93,811.  The proceeds were used in connection with the February 2009 tender offers discussed below and to fund a distribution to Cablevision that was used by Cablevision to repay a portion of the Cablevision floating rate senior notes due April 1, 2009 ("April 2009 Notes").  In connection with the issuance of these senior notes, the Company incurred deferred financing costs of $16,434, which are being amortized to interest expense over the term of the senior notes.

On February 12, 2009, CSC Holdings issued $526,000 aggregate principal amount of 8-5/8% senior notes due February 15, 2019.  These notes are senior unsecured obligations and are not guaranteed by any of CSC Holdings' subsidiaries.  Gross proceeds from the issuance were approximately $500,731 after giving effect to the original issue discount of approximately $25,269.  The proceeds were used in connection with the February 2009 tender offers discussed below and to repay a portion of the outstanding $500,000 aggregate principal amount of Cablevision's April 2009 Notes.  In connection with the issuance of these senior notes, the Company incurred deferred financing costs of $10,832, which are being amortized to interest expense over the term of the senior notes.

Bresnan Cable Notes

On December 14, 2010, in connection with the financing of the Bresnan acquisition, BBHI Acquisition LLC, a wholly-owned subsidiary of the Company, issued $250,000 aggregate principal amount of 8% senior notes due December 15, 2018 (the "Bresnan Notes"). The Bresnan Notes are guaranteed by all of Bresnan Cable's (the successor entity to BBHI Acquisition LLC) existing subsidiaries and will be guaranteed by certain of Bresnan Cable's future subsidiaries.  In connection with the issuance of these senior notes, the Company incurred deferred financing costs of $5,553, which are being amortized to interest expense over the term of these senior notes.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

Tender Offers for Debt (tender prices per note in dollars)

Cablevision

On February 13, 2009, Cablevision announced that it commenced a cash tender offer (the "Cablevision February Tender") for its outstanding April 2009 Notes for total consideration of $1,002.50 per $1,000.00 principal amount of notes tendered for purchase, consisting of tender offer consideration of $997.50 per $1,000.00 principal amount of notes plus an early tender premium of $5.00 per $1,000.00 principal amount of notes.  Concurrently, CSC Holdings announced that it commenced a cash tender offer (the "CSC Holdings February Tender") for (1) its outstanding $500,000 aggregate principal amount of 8-1/8% senior notes due July 15, 2009 ("July 2009 Notes") for total consideration of $1,022.84 per $1,000.00 principal amount of notes tendered for purchase, consisting of tender offer consideration of $1,000.00 per $1,000.00 principal amount of notes plus an early tender premium of $22.84 per $1,000.00 principal amount of notes, and (2) its outstanding $400,000 aggregate principal amount of 8-1/8% senior debentures due August 15, 2009 ("August 2009 Debentures") for total consideration of $1,027.63 per $1,000.00 principal amount of debentures tendered for purchase, consisting of tender offer consideration of $1,000.00 per $1,000.00 principal amount of debentures plus an early tender premium of $27.63 per $1,000.00 principal amount of debentures.

Pursuant to the Cablevision February Tender and CSC Holdings February Tender, the Company repurchased $196,269 aggregate principal amount of the April 2009 Notes, $449,430 aggregate principal amount of the July 2009 Notes and $306,791 aggregate principal amount of the August 2009 Debentures.  The tender premiums aggregating approximately $490 for the Cablevision April 2009 Notes and $18,726 for CSC Holdings July 2009 Notes and August 2009 Debentures, have been recorded in loss on extinguishment of debt in the consolidated statement of operations for the year ended December 31, 2009.  As of December 31, 2009, Cablevision repaid the remaining outstanding balance of its April 2009 Notes aggregating $303,731 upon their maturity on April 1, 2009 with cash on hand and CSC Holdings repaid the remaining outstanding balance of its July 2009 Notes aggregating $50,570 and its August 2009 Debentures aggregating $93,209 upon their maturity on July 15, 2009 and August 15, 2009, respectively, with cash on hand.

On April 12, 2010, Cablevision announced that it commenced a cash tender offer for its outstanding $1,000,000 aggregate principal amount of 8% senior notes due April 2012 ("April 2012 Notes") for total consideration of $1,105.00 per $1,000.00 principal amount of notes tendered for purchase, consisting of tender offer consideration of $1,045.00 per $1,000.00 principal amount of notes plus an early tender premium of $60.00 per $1,000.00 principal amount of notes.  In connection with the tender offer, the Company repurchased $973,175 aggregate principal amount of the April 2012 Notes in the second quarter of 2010.  Tender premiums aggregating approximately $102,000, along with other transaction costs of approximately $3,000, have been recorded in loss on extinguishment of debt in the consolidated statement of operations for the year ended December 31, 2010.  In addition, unamortized deferred financing costs related to the April 2012 Notes aggregating approximately $5,000 were written-off in 2010.

In connection with the tender offer described above, and in accordance with the Company's agreements with Tribune Company, Cablevision redeemed all of its April 2012 Notes held by Newsday Holdings LLC with a face value of $682,000 for $758,968.  Newsday Holdings LLC received $487,500 aggregate principal amount of Cablevision 7-3/4% senior notes due 2018 and $266,217 aggregate principal amount of Cablevision 8% senior notes due 2020, plus accrued interest from April 15, 2010, all in accordance with the terms of the Newsday $650,000 senior secured credit facility.  As a result of the redemption of the April 2012 Notes, CSC Holdings recorded an increase to other member's equity of $92,192 on a pre-tax basis.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

CSC Holdings

On September 9, 2009, CSC Holdings announced that it commenced a cash tender offer (the "CSC Holdings September Tender") for its outstanding $1,000,000 aggregate principal amount of 7-5/8% senior notes due April 1, 2011 ("April 2011 Notes") for total consideration of $1,050.00 per $1,000.00 principal amount of notes tendered for purchase, consisting of tender offer consideration of $1,020.00 per $1,000.00 principal amount of notes plus an early tender premium of $30.00 per $1,000.00 principal amount of notes and its outstanding $500,000 aggregate principal amount of 6-3/4% senior notes due April 15, 2012 ("April 2012 Notes") for total consideration of $1,046.25 per $1,000.00 principal amount of notes tendered for purchase, consisting of tender offer consideration of $1,016.25 per $1,000.00 principal amount of notes plus an early tender premium of $30.00 per $1,000.00 principal amount of notes.

Pursuant to the CSC Holdings September Tender, in October 2009, CSC Holdings repurchased $674,204 aggregate principal amount of the April 2011 Notes and $255,383 aggregate principal amount of the April 2012 Notes.  The tender premiums aggregating approximately $33,604 for the April 2011 Notes and $11,809 for the April 2012 Notes have been recorded in loss on extinguishment of debt in the consolidated statement of operations for the year ended December 31, 2009.

Summary of Five Year Debt Maturities

Total amounts payable by the Company under its various debt obligations outstanding as of December 31, 2010, including collateralized indebtedness (see Note 11) and capital leases (including interest), during the five years subsequent to December 31, 2010, are as follows:

Years Ending December 31,	Cablevision(a)	CSC Holdings

2011	$647,696	$647,696
2012	844,512	817,687
2013	903,328	903,328
2014	1,071,358	1,071,358
2015	1,233,813	1,233,813
______________
(a)	Excludes the senior notes payable by Cablevision to Newsday Holdings LLC.

NOTE 11.	DERIVATIVE CONTRACTS AND COLLATERALIZED INDEBTEDNESS

To manage interest rate risk, the Company has entered into interest rate swap contracts to adjust the proportion of total debt that is subject to variable interest rates.  Such contracts effectively fix the borrowing rates on floating rate debt to limit the exposure against the risk of rising rates.  The Company does not enter into interest rate swap contracts for speculative or trading purposes and it has only entered into transactions with counterparties that are rated investment grade.  The Company monitors the financial institutions that are counterparties to its interest rate swap contracts and it diversifies its swap contracts among various counterparties to mitigate exposure to any single financial institution.

As of December 31, 2010, CSC Holdings was party to several interest rate swap contracts with an aggregate notional amount of $2,600,000 that effectively fixed borrowing rates on a portion of the Company's floating rate debt.  Interest rate swap contracts with an aggregate notional amount of $1,100,000 matured in March 2010.  These contracts are not designated as hedges for accounting purposes.  As a result of the CSC Holdings interest rate swap transactions, the interest rate paid on approximately 77% of the Company's outstanding debt (excluding capital leases and collateralized indebtedness) is effectively fixed (54% being fixed rate obligations and 23% is effectively fixed through utilization of these interest rate swap contracts) as of December 31, 2010.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

The table below summarizes certain terms of these interest rate swap contracts as of December 31, 2010:

Maturity Date	Notional Amount	Weighted Average Fixed Rate Paid by the Company	Weighted Average Effective Floating Rate Received by the Company at December 31, 2010*

June 2012	$2,600,000	4.86%	0.30%
______________
*	Represents the floating rate received by the Company under its interest rate swap contracts at December 31, 2010 and does not represent the rates to be received by the Company on future payments.

The net unrealized losses resulting from changes in the fair value of the Company's swap agreements and the net realized losses as a result of net cash interest expense are reflected in loss on interest rate swap contracts, net in the accompanying consolidated statements of operations.

The Company has also entered into various transactions to limit the exposure against equity price risk on its shares of Comcast Corporation ("Comcast") common stock.  The Company had monetized all of its stock holdings in Comcast Corporation through the execution of prepaid forward contracts, collateralized by an equivalent amount of the respective underlying stock.  At maturity, the contracts provide for the option to deliver cash or shares of Comcast stock with a value determined by reference to the applicable stock price at maturity.  These contracts, at maturity, are expected to offset declines in the fair value of these securities below the hedge price per share while allowing the Company to retain upside appreciation from the hedge price per share to the relevant cap price.

The Company received cash proceeds upon execution of the prepaid forward contracts discussed above which has been reflected as collateralized indebtedness in the accompanying consolidated balance sheets.  In addition, the Company separately accounts for the equity derivative component of the prepaid forward contracts.  These equity derivatives have not been designated as hedges for accounting purposes.  Therefore, the net fair values of the equity derivatives have been reflected in the accompanying consolidated balance sheets as an asset or liability and the net increases or decreases in the fair value of the equity derivative component of the prepaid forward contracts are included in gain (loss) on derivative contracts in the accompanying consolidated statements of operations.

All of the Company's monetization transactions are obligations of its wholly-owned subsidiaries that are not part of the Restricted Group; however, in certain of the Comcast transactions, CSC Holdings provided guarantees of the subsidiaries' ongoing contract payment expense obligations and potential payments that could be due as a result of an early termination event (as defined in the agreements).  The guarantee exposure approximates the net sum of the fair value of the collateralized indebtedness less the sum of the fair values of the underlying stock and the equity collar.

The Company monitors the financial institutions that are counterparties to its equity derivative contracts and it diversifies its equity derivative contracts among various counterparties to mitigate exposure to any single financial institution.  All of the counterparties to such transactions currently carry investment grade credit ratings.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

The following represents the location of the assets and liabilities associated with the Company's derivative instruments within the consolidated balance sheets at December 31, 2010 and December 31, 2009:

		Asset Derivatives		Liability Derivatives
Derivatives Not Designated as Hedging Instruments Under ASC Topic 815	Balance Sheet Location	Fair Value at December 31, 2010	Fair Value at December 31, 2009	Fair Value at December 31, 2010	Fair Value at December 31, 2009

Interest rate swap contracts	Current derivative contracts	$-	$-	$-	$9,294

Interest rate swap contracts	Long-term derivative contracts	-	-	167,278	202,168

Prepaid forward contracts	Current derivative contracts	-	37,137	47,251	-

Prepaid forward contracts	Long-term derivative contracts	-	8,361	12,049	9,528

Total derivative contracts		$-	$45,498	$226,578	$220,990

The following represents the impact and location of the Company's derivative instruments within the consolidated statements of operations for the years ended December 31, 2010, 2009 and 2008:

Derivatives Not Designated as Hedging		Amount of Gain (Loss) Recognized
Instruments Under	Location of Gain	Years Ended December 31,
ASC Topic 815	(Loss) Recognized	2010	2009	2008

Interest rate swap contracts	Loss on interest rate swap contracts, net	$(85,013)	$(75,631)	$(202,840)

Prepaid forward contracts	Gain (loss) on equity derivative contracts, net	(72,044)	631	51,772

Total derivative contracts		$(157,057)	$(75,000)	$(151,068)

For the years ended December 31, 2010, 2009 and 2008, the Company recorded a gain (loss) on investments of $109,751, $(430) and $(29,639) respectively, representing the net increase (decrease) in the fair values of all investment securities pledged as collateral for the period.

At December 31, 2010, the Company had principal collateralized indebtedness obligations of $161,358 relating to shares of Comcast common stock that mature during the next twelve months.  The Company intends to settle such obligations by either delivering shares of the applicable stock and proceeds of the equity derivative contracts or delivering cash from the proceeds of new monetization transactions.

In the event of an early termination of any of these contracts, the Company would be obligated to repay the fair value of the collateralized indebtedness less the sum of the fair values of the underlying stock and equity collar, calculated at the termination date.  As of December 31, 2010, the Company did not have an early termination shortfall relating to any of these contracts.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

Settlements of Collateralized Indebtedness

The following table summarizes the settlement of the Company's collateralized indebtedness relating to Comcast Corporation shares that were settled by delivering cash equal to the collateralized loan value, net of the value of the related equity derivative contracts for the years ended December 31, 2010 and 2009.  The cash was obtained from the proceeds of new monetization contracts covering an equivalent number of Comcast shares.  The terms of the new contracts allow the Company to retain upside participation in Comcast shares up to each respective contract's upside appreciation limit with downside exposure limited to the respective hedge price.

	Years Ended December 31,
	2010	2009

Number of shares	8,069,934	10,738,809

Collateralized indebtedness settled	$(171,400)	$(239,756)
Derivative contracts settled	23,226	78,398
	(148,174)	(161,358)
Proceeds from new monetization contracts	148,174	161,358
Net cash receipt	$-	$-

NOTE 12.	FAIR VALUE MEASUREMENT

The fair value hierarchy as outlined in ASC Topic 820 is based on inputs to valuation techniques that are used to measure fair value that are either observable or unobservable.  Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources while unobservable inputs reflect a reporting entity's pricing based upon their own market assumptions.  The fair value hierarchy consists of the following three levels:

•	Level I - Quoted prices for identical instruments in active markets.
•
Level II - Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

•	Level III - Instruments whose significant value drivers are unobservable.

The following table presents for each of these hierarchy levels, the Company's financial assets and financial liabilities that are measured at fair value on a recurring basis at December 31, 2010 and December 31, 2009:

At December 31, 2010:
	Level I	Level II	Level III	Total
Assets:

Money market funds	$259,463	$-	$-	$259,463
Investment securities	101	-	-	101
Investment securities pledged as collateral	471,864	-	-	471,864

Liabilities:

Liabilities under derivative contracts:
Prepaid forward contracts	-	59,300	-	59,300
Interest rate swap contracts	-	167,278	-	167,278

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

At December 31, 2009:
	Level I	Level II	Level III	Total
Assets:

Cash equivalents(a)	$188,093	$-	$-	$188,093
Investment securities	92	-	-	92
Investment securities pledged as collateral	362,113	-	-	362,113
Derivative contracts	-	45,498	-	45,498

Liabilities:

Liabilities under derivative contracts	-	220,990	-	220,990
______________
(a)	Represents the Company's investment in funds that invest primarily in money market securities.

The Company's cash equivalents, investment securities and investment securities pledged as collateral are classified within Level I of the fair value hierarchy because they are valued using quoted market prices.

The Company's derivative contracts and liabilities under derivative contracts are valued using market-based inputs to valuation models.  These valuation models require a variety of inputs, including contractual terms, market prices, yield curves, and measures of volatility.  When appropriate, valuations are adjusted for various factors such as liquidity, bid/offer spreads and credit risk considerations.  Such adjustments are generally based on available market evidence.  Since model inputs can generally be verified and do not involve significant management judgment, the Company has concluded that these instruments should be classified within Level II of the fair value hierarchy.

Fair Value of Financial Instruments

The following methods and assumptions were used to estimate fair value of each class of financial instruments for which it is practicable to estimate that value:

Credit Facility Debt, Collateralized Indebtedness, and Senior Notes and Debentures

The fair values of each of the Company's debt instruments are based on quoted market prices for the same or similar issues or on the current rates offered to the Company for instruments of the same remaining maturities.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

The carrying values and estimated fair values of the Company's financial instruments, excluding those that are carried at fair value in the accompanying consolidated balance sheets, are summarized as follows:

	December 31, 2010
	Carrying Amount	Estimated Fair Value
CSC Holdings notes receivable:
Cablevision senior notes held by Newsday Holdings LLC(a)	$753,717	$795,508

Debt instruments:
Credit facility debt(b)	$5,756,510	$5,802,917
Collateralized indebtedness	352,606	349,853
Senior notes and debentures	3,402,505	3,781,994
CSC Holdings total debt instruments	9,511,621	9,934,764

Cablevision senior notes and debentures	2,165,688	2,328,644
Cablevision total debt instruments	$11,677,309	$12,263,408

	December 31, 2009
	Carrying Amount	Estimated Fair Value
CSC Holdings notes receivable:
Cablevision senior notes held by Newsday Holdings LLC(a)	$660,951	$721,317

Debt instruments:
Credit facility debt(b)	$4,718,750	$4,752,245
Collateralized indebtedness	375,832	371,921
Senior notes and debentures	3,134,909	3,411,945
CSC Holdings total debt instruments	8,229,491	8,536,111

Cablevision senior notes and debentures	1,887,691	1,994,670
Cablevision total debt instruments	$10,117,182	$10,530,781
______________
(a)	These notes are eliminated at the consolidated Cablevision level.
(b)	The carrying value of the Company's credit facility debt which bears interest at variable rates approximates its fair value.

Fair value estimates related to the Company's debt instruments and senior notes receivable presented above are made at a specific point in time, based on relevant market information and information about the financial instrument.  These estimates are subjective in nature and involve uncertainties and matters of significant judgments and therefore cannot be determined with precision.  Changes in assumptions could significantly affect the estimates.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

NOTE 13.	INCOME TAXES

Cablevision

Cablevision files a consolidated federal income tax return with its 80% or more owned subsidiaries.

Income tax expense (benefit) attributable to Cablevision's continuing operations consists of the following components:

	Years Ended December 31,
	2010	2009	2008
Current expense (benefit):
Federal	$(2,716)	$7,639	$6,124
State and other	17,134	8,798	7,819
	14,418	16,437	13,943
Deferred expense (benefit):
Federal	120,234	71,832	(129,290)
State	(24,552)	23,918	(2,822)
	95,682	95,750	(132,112)
Tax expense relating to uncertain tax positions, including accrued interest	3,667	990	4,251
Income tax expense (benefit)	$113,767	$113,177	$(113,918)

The current federal income tax benefit for the year ended December 31, 2010 is primarily attributable to the impact of the requested change in tax accounting method with regard to certain installation costs that was approved by the Internal Revenue Service ("IRS") during 2010 whereby the Company recorded a cumulative adjustment to reflect current deductibility of such costs for income tax purposes.

The income tax expense (benefit) attributable to Cablevision's continuing operations differs from the amount derived by applying the statutory federal rate to pretax income principally due to the effect of the following items:

	Years Ended December 31,
	2010	2009	2008

Federal tax expense (benefit) at statutory federal rate	$112,531	$82,953	$(130,092)
State income taxes, net of federal benefit	11,784	19,577	8,716
Changes in the valuation allowance	(2,428)	(1,427)	6,602
Change in the state rate used to determine deferred taxes, net of federal benefit	5,842	(6,764)	(11,274)
Tax expense relating to uncertain tax positions, including accrued interest, net of deferred tax benefits	1,202	(105)	1,417
Non-deductible officers' compensation	3,989	7,264	5,934
Other non-deductible expenses	3,246	3,340	1,329
Increase in certain state and city net operating loss carry forwards pursuant to the finalization of an examination with a taxing authority	(18,951)	-	-
Elimination of state carry forwards pursuant to LLC conversions	-	9,095	-
Research credit	(1,800)	(1,200)	(811)
Loss (gain) attributable to noncontrolling interests	(227)	96	2,837
Other	(1,421)	348	1,424
Income tax expense (benefit)	$113,767	$113,177	$(113,918)

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

For Cablevision, the tax effects of temporary differences which give rise to significant portions of deferred tax assets or liabilities and the corresponding valuation allowance at December 31, 2010 and 2009 are as follows:

	December 31,
	2010	2009
Deferred Tax Asset (Liability)
Current
NOLs and tax credit carry forwards	$96,570	$477,441
Compensation and benefit plans	43,074	33,396
Allowance for doubtful accounts	6,260	4,445
Other liabilities	8,626	19,944
Deferred tax asset	154,530	535,226
Valuation allowance	(2,217)	(10,194)
Net deferred tax asset, current	152,313	525,032

Investments	(48,668)	(7,612)
Deferred tax liability, current	(48,668)	(7,612)

Net deferred tax asset, current	103,645	517,420

Noncurrent
NOLs and tax credit carry forwards	513,319	41,657
Compensation and benefit plans	57,929	80,097
Investments	4,565	-
Partnership investments	161,501	184,438
Other	8,483	13,636
Deferred tax asset	745,797	319,828
Valuation allowance	(11,224)	(5,962)
Net deferred tax asset, noncurrent	734,573	313,866

Fixed assets and intangibles	(620,987)	(361,949)
Investments	-	(20,504)
Other assets	(14,299)	(16,789)
Deferred tax liability, noncurrent	(635,286)	(399,242)

Net deferred tax asset (liability), noncurrent	99,287	(85,376)

Total net deferred tax asset	$202,932	$432,044

The decrease in the current deferred tax asset for net operating loss carry forwards ("NOLs") as well as the increase in the deferred tax liability with regard to fixed assets from December 31, 2009 to December 31, 2010 are primarily attributable to the estimated impact of additional first-year bonus depreciation deductions for federal income tax purposes with regard to certain capital expenditures.

At December 31, 2010, Cablevision had consolidated federal NOLs of $1,561,663 expiring on various dates from 2021 through 2026.  Cablevision has recorded a deferred tax asset related to $1,354,592 of such NOLs.  A deferred tax asset has not been recorded for the remaining NOL of $207,071 as this portion relates to excess tax benefits that have not yet been realized, including 'windfall' deductions on share-based awards and amortization of certain tax deductible goodwill.  The tax deduction resulting from the exercise and issuance of certain share-based awards exceeded the aggregate compensation expense for such awards by $30,162 in 2010 and by $195,156 on a cumulative basis through December 31, 2010.  Cablevision uses the 'with-and-without' approach to determine whether an excess tax benefit has been realized.  Upon realization, such excess tax benefits will be recorded as an increase to paid-in capital with regard to share-based awards and as a decrease in goodwill with regard to certain tax deductible goodwill.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

As of December 31, 2010, Cablevision has $22,061 of federal alternative minimum tax credit carry forwards, which do not expire.

Subsequent to the utilization of Cablevision's NOLs and tax credit carry forwards, payments for income taxes are expected to increase significantly.

CSC Holdings

CSC Holdings and its 80% or more owned subsidiaries were included in the consolidated federal income tax returns of Cablevision for the years presented herein.  CSC Holdings was converted to a limited liability company on November 10, 2009.  The income tax provision for CSC Holdings is determined on a stand-alone basis for all periods presented, including the period subsequent to the LLC conversion, as if CSC Holdings filed separate consolidated income tax returns.

Income tax expense (benefit) attributable to continuing operations consists of the following components:

	Years Ended December 31,
	2010	2009	2008
Current expense:
Federal	$6,190	$11,174	$9,236
State and other	17,134	8,798	7,819
	23,324	19,972	17,055
Deferred expense (benefit):
Federal	226,188	125,182	(82,972)
State	(2,293)	38,111	7,393
	223,895	163,293	(75,579)
Tax expense relating to uncertain tax positions, including accrued interest	3,667	990	4,251
Income tax expense (benefit)	$250,886	$184,255	$(54,273)

In connection with the tax allocation policy between CSC Holdings and Cablevision, CSC Holdings has recorded a payable due to Cablevision and Cablevision has recorded a receivable due from CSC Holdings, both in the amount of $10,091, representing the estimated federal income tax liability of CSC Holdings for the year ended December 31, 2010 as determined on a stand-alone basis as if CSC Holdings filed separate federal consolidated income tax returns.

The current federal tax expense for the year ended December 31, 2010 is primarily attributable to the estimated federal income tax liability of CSC Holdings on a stand-alone basis, partially offset by the impact of the requested change in tax accounting method with regard to certain installation costs that was approved by the IRS during 2010 whereby the Company recorded a cumulative adjustment to reflect current deductibility of such costs for income tax purposes.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

The income tax expense (benefit) attributable to CSC Holdings' continuing operations differs from the amount derived by applying the statutory federal rate to pretax income principally due to the effect of the following items:

	Years Ended December 31,
	2010	2009	2008

Federal tax expense (benefit) at statutory federal rate	$235,187	$144,808	$(77,090)
State income taxes, net of federal benefit	30,263	29,777	15,450
Changes in the valuation allowance	(2,428)	(1,427)	6,602
Change in the state rate used to determine deferred taxes, net of federal benefit	2,925	(8,510)	(11,366)
Tax expense relating to uncertain tax positions, including accrued interest, net of deferred tax benefits	1,202	(105)	1,417
Non-deductible officers' compensation	3,989	7,264	5,934
Other non-deductible expenses	3,246	3,340	1,329
Increase in certain state and city net operating loss carry forwards pursuant to the finalization of an examination with a taxing authority	(18,951)	-	-
Elimination of state carry forwards pursuant to LLC conversions	-	9,095	-
Research credit	(1,800)	(1,200)	(811)
Loss (gain) attributable to noncontrolling interests	(227)	96	2,837
Other	(2,520)	1,117	1,425
Income tax expense (benefit)	$250,886	$184,255	$(54,273)

For CSC Holdings, the tax effects of temporary differences which give rise to significant portions of deferred tax assets or liabilities and the corresponding valuation allowance at December 31, 2010 and 2009 are as follows:

	December 31,
	2010	2009
Deferred Tax Asset (Liability)
Current
NOLs and tax credit carry forwards	$152,163	$270,594
Compensation and benefit plans	43,074	33,396
Allowance for doubtful accounts	6,260	4,445
Other liabilities	8,626	19,944
Deferred tax asset	210,123	328,379
Valuation allowance	(5,968)	(10,127)
Net deferred tax asset, current	204,155	318,252

Investments	(48,668)	(7,612)
Deferred tax liability, current	(48,668)	(7,612)

Net deferred tax asset, current	$155,487	$310,640

Noncurrent
Tax credit carry forwards	41,634	-
Compensation and benefit plans	57,929	80,097
Investments	4,565	-
Partnership investments	161,501	184,438
Other	8,483	13,636
Deferred tax asset	274,112	278,171
Valuation allowance	(7,473)	(6,029)
Net deferred tax asset, noncurrent	266,639	272,142

Fixed assets and intangibles	(620,987)	(361,949)
Investments	-	(20,504)
Other assets	(14,299)	(16,790)
Deferred tax liability, noncurrent	(635,286)	(399,243)

Net deferred tax liability, noncurrent	(368,647)	(127,101)

Total net deferred tax asset (liability)	$(213,160)	$183,539

The decrease in the current deferred tax asset for NOLs as well as the increase in the deferred tax liability with regard to fixed assets from December 31, 2009 to December 31, 2010 are primarily attributable to the estimated impact of additional first-year bonus depreciation deductions for federal income tax purposes with regard to certain capital expenditures.

At December 31, 2010, on a stand-alone basis CSC Holdings had consolidated federal NOLs of $377,956, expiring in 2024 and 2026.  CSC Holdings has recorded a deferred tax asset related to $231,349 of such NOLs.  A deferred tax asset has not been recorded for the remaining NOL of $146,607 as this portion relates to excess tax benefits that have not yet been realized, including 'windfall' deductions on share-based awards and amortization of certain tax deductible goodwill.  The tax deduction resulting from the exercise and issuance of certain share-based awards exceeded the aggregate compensation expense for such awards by $30,162 in 2010 and by $134,692 on a cumulative basis through December 31, 2010.  Cablevision uses the 'with-and-without' approach to determine whether an excess tax benefit has been realized.  Upon realization, such excess tax benefits will be recorded as an increase to paid-in capital with regard to share-based awards and as a decrease in goodwill with regard to certain tax deductible goodwill.

As of December 31, 2010, on a stand-alone basis CSC Holdings has $41,261 of alternative minimum tax credit carry forwards, which do not expire.

Subsequent to the utilization of CSC Holdings' NOLs and tax credit carry forwards, obligations to Cablevision pursuant to the tax allocation policy are expected to increase significantly.

The Company

Deferred tax assets have resulted primarily from the Company's future deductible temporary differences and NOLs.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized.  The Company's ability to realize its deferred tax assets depends upon the generation of sufficient future taxable income and tax planning strategies to allow for the utilization of its NOLs and deductible temporary differences.  If such estimates and related assumptions change in the future, the Company may be required to record additional valuation allowances against its deferred tax assets, resulting in additional income tax expense in the Company's consolidated statement of operations.  Management evaluates the realizability of the deferred tax assets and the need for additional valuation allowances quarterly.  At this time, based on current facts and circumstances, management believes that it is more likely than not that the Company will realize benefit for its gross deferred tax assets, except those deferred tax assets against which a valuation allowance has been recorded which relate to certain state NOLs.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

The IRS approved the Company's requests to change its tax accounting method for certain installation costs with regard to its Optimum Online and Optimum Voice businesses and with regard to its Lightpath business in February 2010 and August 2010, respectively.  As a result, Cablevision's net operating loss carry forward increased by approximately $270,000 in aggregate, with a corresponding reduction in the income tax basis of certain fixed assets.  The impact of this adjustment has been reflected in the reported deferred income tax balances as of December 31, 2010.

A reconciliation of the beginning and ending amount of unrecognized tax benefits associated with uncertain tax positions, excluding associated deferred tax benefits and accrued interest, is as follows:

Balance at December 31, 2009	$62,404
Increases related to prior year tax positions	3,971
Decreases related to prior year tax positions	(2,008)
Increases related to current year tax positions	619
Settlements	(3,979)
Lapse of statute of limitations	(909)
Balance at December 31, 2010	$60,098

As of December 31, 2010, if all uncertain tax positions were sustained at the amounts reported or expected to be reported in the Company's tax returns, the elimination of the Company's unrecognized tax benefits, net of the deferred tax impact, would decrease income tax expense by $56,203.

Interest expense related to uncertain tax positions is included in income tax expense, consistent with the Company's historical policy.  After considering the associated deferred tax benefit, interest expense of $1,210, $385 and $331 has been included in income tax expense attributable to continuing operations in the consolidated statement of operations for 2010, 2009 and 2008, respectively.  At December 31, 2010, accrued interest on uncertain tax positions of $1,306 was included in other noncurrent liabilities in the consolidated balance sheet.

Management does not believe that it is reasonably possible that the total amount of the gross liability for uncertain tax positions existing as of December 31, 2010 will significantly increase or decrease within twelve months of December 31, 2010.

With a few exceptions, the Company is no longer subject to state and local income tax audits by taxing authorities for years prior to 2006.  The most significant jurisdictions in which the Company is required to file income tax returns include the states of New York, New Jersey and Connecticut and the city of New York.  The IRS is presently examining the Company's consolidated federal income tax returns for years 2006 through 2008.  The State of New York is presently auditing income tax returns for years 2006 through 2008.  In January 2011, the Company settled the city of New York audit with regard to the income tax returns for a wholly-owned limited liability company for years 2003 through 2005 for an amount that approximates the related unrecognized tax recorded as of December 31, 2010.

Management does not believe that the resolution of the ongoing income tax examinations described above will have a material adverse impact on the financial position of the Company.  Changes in the liabilities for uncertain tax positions will be recognized in the interim period in which the positions are effectively settled or there is a change in factual circumstances.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

NOTE 14.	OPERATING LEASES

The Company leases certain office, production, transmission, theater and event facilities under terms of leases expiring at various dates through 2027.  The leases generally provide for escalating rentals over the term of the lease plus certain real estate taxes and other costs or credits.  Costs associated with such operating leases are recognized on a straight-line basis over the initial lease term.  The difference between rent expense and rent paid is recorded as deferred rent.  Rent expense for the years ended December 31, 2010, 2009 and 2008 amounted to $64,355, $65,631 and $59,207, respectively.

In addition, the Company rents space on utility poles for its operations.  The Company's pole rental agreements are for varying terms, and management anticipates renewals as they expire.  Pole rental expense for the years ended December 31, 2010, 2009 and 2008 amounted to $15,551, $14,939 and $15,000, respectively.

The minimum future annual payments for all operating leases from continuing operations (with initial or remaining terms in excess of one year) during the next five years and thereafter, including pole rentals from January 1, 2011 through December 31, 2015, at rates now in force are as follows:

2011	$72,600
2012	73,105
2013	67,870
2014	66,139
2015	59,314
Thereafter	119,087

NOTE 15.	RELATED PARTY TRANSACTIONS

In connection with the AMC Networks Distribution and the MSG Distribution, the Company entered into various agreements with AMC Networks and Madison Square Garden, including distribution agreements, tax disaffiliation agreements, transition services agreements, employee matters agreements and certain related party arrangements.  These agreements govern the Company's relationship with AMC Networks and Madison Square Garden subsequent to the AMC Networks Distribution and the MSG Distribution and provide for the allocation of employee benefits, taxes and certain other liabilities and obligations attributable to periods prior to the AMC Networks Distribution and the MSG Distribution.  These agreements also include arrangements with respect to transition services and a number of on-going relationships.  The distribution agreements include agreements that the Company and AMC Networks and the Company and Madison Square Garden agree to provide each other with indemnities with respect to liabilities arising out of the businesses the Company transferred to AMC Networks and Madison Square Garden.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

The following table summarizes the revenue and charges (credits) related to services provided to or received from AMC Networks and Madison Square Garden reflected in continuing operations not discussed elsewhere in the accompanying combined notes to the consolidated financial statements:

	Years Ending December 31,
	2010(a)	2009(a)	2008(a)

Revenues, net	$4,381	$4,183	$3,437

Operating expenses (credits):
Technical expenses, net of credits	$171,642	$144,542	$175,629

Selling, general and administrative expenses (credits):
Corporate general and administrative expense allocations	(13,796)	(11,071)	(10,703)
Health and welfare plan allocations	(8,209)	(21,283)	(19,175)
Risk management and general insurance allocations	(2,339)	(7,780)	(7,840)
Other	1,261	3,582	62
Selling, general and administrative expenses (credits), subtotal	(23,083)	(36,552)	(37,656)

Operating expenses, net	148,559	107,990	137,973

Net charges	$144,178	$103,807	$134,536
______________
(a)
Operating results of AMC Networks and Madison Square Garden are reported in discontinued operations for all periods presented prior to the AMC Networks Distribution and MSG Distribution.  Accordingly, amounts relating to AMC Networks and Madison Square Garden for all periods prior to the AMC Networks Distribution and MSG Distribution are eliminated in consolidation.  Corporate overhead costs previously allocated to AMC Networks and Madison Square Garden that were not eliminated as a result of the AMC Networks Distribution and MSG Distribution have been reclassified to continuing operations and are not reflected in the table above.

Revenues, net

The Company recognizes revenue in connection with television advertisements and print advertising, as well as certain telecommunication services charged by its subsidiaries to AMC Networks and Madison Square Garden.

The Company and its subsidiaries, together with AMC Networks and Madison Square Garden, may enter into agreements with third parties in which the amounts paid/received by AMC Networks and Madison Square Garden, their subsidiaries, or the Company may differ from the amounts that would have been paid/received if such arrangements were negotiated separately.  Where subsidiaries of the Company have incurred a cost incremental to fair value and Madison Square Garden or AMC Networks have received a benefit incremental to fair value from these negotiations, the Company and its subsidiaries will charge Madison Square Garden or AMC Networks for the incremental amount.

Technical Expenses, net of Credits

Technical expenses include costs incurred by the Company for the carriage of the MSG networks and Fuse program services, as well as for AMC, WE tv, IFC and Sundance Channel on Cablevision's cable systems.  The Company also purchases certain programming signal transmission and production services from AMC Networks.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

Effective January 1, 2010, a new long-term affiliation agreement was entered into between Cablevision and the MSG networks, which are owned by Madison Square Garden.  This new long-term affiliation agreement resulted in incremental programming costs to the Company of approximately $29,000 for the year ended December 31, 2010, as compared to the amount of programming costs recognized by the Company pursuant to the Company's arrangement with Madison Square Garden in 2009.  This new affiliation agreement provides for the carriage of the MSG Network and MSG Plus program services on the Company's cable television systems in the tri-state area.  This agreement has a term of 10 years, obligates the Company to carry the MSG networks program services on its cable television systems and provides for the payment by the Company to the MSG networks of a per subscriber license fee, which fee is increased each year during the term of the agreement.

Selling, General and Administrative Expenses (Credits)

Corporate General and Administrative Expense Allocations

General and administrative costs, primarily costs of maintaining common support functions such as executive management, human resources, legal, finance, tax, accounting, audit, treasury, strategic planning, information technology, transportation services, creative and production services, etc., were allocated to Madison Square Garden through December 31, 2009 and through December 31, 2010 for AMC Networks.  Subsequent to January 1, 2010, amounts allocated to Madison Square Garden represent charges pursuant to the transition services agreement.  Corporate overhead costs previously allocated to AMC Networks and Madison Square Garden that were not eliminated as a result of the AMC Networks Distribution and MSG Distribution have been reclassified to continuing operations.

Health and Welfare Plan Allocations

Employees of Madison Square Garden participated in health and welfare plans sponsored by the Company through December 31, 2009.  Employees of AMC Networks participate in health and welfare plans sponsored by the Company as of December 31, 2010.  Health and welfare benefit costs have generally been charged to AMC Networks and Madison Square Garden based upon the proportionate number of participants in the plans.

Risk Management and General Insurance Allocations

The Company provided AMC Networks and Madison Square Garden with risk management and general insurance related services through the dates of the AMC Networks Distribution and the MSG Distribution.

Other

The Company, AMC Networks and Madison Square Garden routinely enter into transactions with each other in the ordinary course of business.  Such transactions may include, but are not limited to, sponsorship agreements and cross-promotion arrangements.

Transactions with Other Affiliates

During 2010, 2009 and 2008, the Company provided services to or incurred costs on behalf of certain related parties, including from time to time, members of the Dolan family or to entities owned by members of the Dolan family.  All costs incurred on behalf of these related parties are reimbursed to the Company.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

Aggregate amounts due from and due to AMC Networks, Madison Square Garden and other affiliates at December 31, 2010 and 2009 are summarized below:

Cablevision	December 31,
	2010	2009

Amounts due from affiliates	$25,127	$33,889
Amounts due to affiliates	31,517	42,827

CSC Holdings	December 31,
	2010	2009

Amounts due from affiliates (principally Cablevision)	$515,698	$540,168
Amounts due to affiliates	31,200	35,825

NOTE 16.	BENEFIT PLANS

Plan Descriptions

Qualified and Non-qualified Defined Benefit Plans

Cablevision Retirement Plans (collectively, the "Cablevision Defined Benefit Plans")

The Company sponsors a non-contributory qualified defined benefit cash balance retirement plan (the "Pension Plan") for the benefit of non-union employees other than those of the theater business.  Under the Pension Plan, the Company credits a certain percentage of eligible pay into an account established for each participant which is credited with a market based rate of return monthly.  As of May 1, 2009, the Pension Plan was amended to "freeze" all benefits earned through April 30, 2009 for all Newsday participants, although these employees continue to earn interest credits on those earned benefits.

The Company also maintains an unfunded non-contributory non-qualified defined benefit excess cash balance plan ("Excess Cash Balance Plan") covering certain employees of the Company who participate in the Pension Plan, as well as an additional unfunded non-contributory non-qualified defined benefit plan ("CSC Supplemental Benefit Plan")  for the benefit of certain officers and employees of the Company which provides that, upon attaining normal retirement age, a participant will receive a benefit equal to a specified percentage of the participant's average compensation, as defined.  All participants are 100% vested in the CSC Supplemental Benefit Plan.

Effective January 1, 2010, employees of Madison Square Garden ceased participation in the Pension Plan and Excess Cash Balance Plan and began participation in a Madison Square Garden sponsored cash balance pension plan and an excess cash balance plan (the "MSG Plans Transfer").  Also effective January 1, 2010, Madison Square Garden assumed the liability to pay benefits to its current and former employees who had previously participated in the Pension Plan and Excess Cash Balance Plan.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

Plan Results for Defined Benefit Plans

Summarized below is the funded status and the amounts recorded on the Company's consolidated balance sheets for all of the Company's qualified and non-qualified defined benefit pension plans at December 31, 2010 and 2009:

	Cablevision Defined Benefit Plans
	2010	2009
Change in benefit obligation:
Benefit obligation at beginning of year	$301,716	$248,618
Service cost	40,786	40,862
Interest cost	14,354	13,359
Actuarial loss (gain)	(21,366)	11,474
Benefits paid	(10,820)	(12,597)
Benefit obligations relating to Madison Square Garden as a result of the MSG Plans Transfer(a)	(15,642)	-
Benefit obligation at end of year	309,028	301,716

Change in plan assets:
Fair value of plan assets at beginning of year	194,468	152,909
Actual return on plan assets, net	3,935	1,189
Employer contributions	50,109	52,967
Benefits paid	(10,820)	(12,597)
Plan assets relating to Madison Square Garden as a result of the MSG Plans Transfer(a)	(9,580)	-
Fair value of plan assets at end of year	228,112	194,468

Unfunded status at end of year	$(80,916)	$(107,248)
______________
(a)
Represents amounts as calculated on January 1, 2010 which represented the date employees of Madison Square Garden ceased participation in the Pension Plan.  Plan assets are expected to be transferred to a Madison Square Garden sponsored trust in 2011.

Other pre-tax changes in plan assets and benefit obligations recognized in other comprehensive loss (income) for the years ended December 31, 2010 and 2009 are as follows:

	Cablevision Defined Benefit Plans
	2010	2009

Actuarial loss (gain)	$(19,186)	$13,947
Recognized actuarial loss	(5,831)	(5,265)
Recognized prior service cost	-	(26)
Transfer of unrecognized actuarial loss to Madison Square Garden as a result of the MSG Plans Transfer	(3,712)	-
Transfer of unrecognized prior service cost to Madison Square Garden as a result of the MSG Plans Transfer	(155)	-
	$(28,884)	$8,656

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

Pre-tax actuarial loss and prior service costs balances recognized in accumulated other comprehensive loss at December 31, 2010 and 2009 are as follows:

	Cablevision Defined Benefit Plans
	2010	2009

Actuarial loss	$44,736	$73,465
Prior service cost	-	155
Total recognized in other comprehensive loss	$44,736	$73,620

The accumulated benefit obligations for the Cablevision Qualified and Non-qualified Defined Benefit Plans aggregated $309,028 and $301,716 at December 31, 2010 and 2009, respectively.

Approximately $1,561 in accumulated other comprehensive loss is expected to be recognized as a component of net periodic benefit cost during the next fiscal year relating to the defined benefit plans.

The Company's net funded status relating to its defined benefit plans at December 31, 2010 is as follows:

Cablevision Defined Benefit Plans	$(80,916)
Less: Current portion	2,031
Long-term defined benefit plan obligations	$(78,885)

Components of the net periodic benefit cost (credit), recorded primarily in selling, general and administrative expenses, for the Cablevision Defined Benefit Plans for the years ended December 31, 2010, 2009 and 2008, are as follows:

	Cablevision Defined Benefit Plans
	2010*	2009*	2008*

Service cost	$40,786	$40,862	$35,773
Acquisition - service cost	-	-	1,471
Interest cost	14,354	13,359	11,876
Expected return on plan assets, net	(6,116)	(3,707)	(12,233)
Recognized prior service cost	-	26	26
Recognized actuarial loss	5,831	5,265	-
Settlement loss	-	55	-
Net periodic benefit cost	$54,855	$55,860	$36,913
______________
*
The table includes net periodic benefit costs of approximately $4,988 for the year ended December 31, 2010 relating to AMC Networks and approximately $9,965 and $6,037 for the years ended December 31, 2009 and 2008, respectively, relating to Madison Square Garden and AMC Networks, that is reflected as a component of discontinued operations in the Company's consolidated financial statements.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

Plan Assumptions for Defined Benefit Plans

Weighted-average assumptions used to determine net periodic cost (made at the beginning of the year) and benefit obligations (made at the end of the year) for the Cablevision Defined Benefit Plans are as follows:

	Weighted-Average Assumptions
	Net Periodic Benefit Cost for the Years Ended December 31,			Benefit Obligations at December 31,
	2010	2009	2008	2010	2009

Discount rate	5.17%	5.58%	5.75%	5.25%	5.17%
Rate of increase in future compensation levels	3.50%	4.50%	4.50%	3.50%	3.50%
Expected rate of return on plan assets (qualified plans only)	4.38%	4.00%	7.91%	N/A	N/A

In 2010, 2009 and 2008, the discount rates used by the Company in calculating the net periodic benefit cost were determined (based on the expected duration of the benefit payments for the pension plans) from the Buck Consultants' Discount Rate Model (which is developed by examining the yields on selected highly rated corporate bonds), to select a rate at which the Company believed the pension benefits could be effectively settled.

In December 2010, the Pension Plan's actuary completed an experience study of the demographic assumptions used in the actuarial valuation of the Pension Plan.  The assumptions reviewed included the expected rates of termination and retirement, as well as the assumed timing of benefit commencements and lump sum utilization rates.  Based on this analysis, the actuary developed revised demographic assumptions, which were utilized in calculating the benefit obligations as of December 31, 2010.  The use of the revised assumptions resulted in an increase in the Pension Plan's expected duration of benefit payments as compared to the previous years.  Although overall discount rates have decreased as compared to the prior year, this increase in the expected duration of benefit payments yielded a higher discount rate as compared to the discount rate under the Pension Plan's historical expected duration of benefit payments.

The Company's expected long-term return on plan assets is based on a periodic review and modeling of the plan's asset allocation structure over a long-term horizon.  Expectations of returns for each asset class are the most important of the assumptions used in the review and modeling and are based on comprehensive reviews of historical data, forward looking economic outlook, and economic/financial market theory.  The expected long-term rate of returns were selected from within the reasonable range of rates determined by (a) historical real returns, net of inflation, for the asset classes covered by the investment policy, and (b) projections of inflation over the long-term period during which benefits are payable to plan participants.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

Plan Assets and Investment Policy

The weighted average asset allocations of the Pension Plan at December 31, 2010 and 2009 were as follows:

	Plan Assets at December 31,
	2010	2009(b)
Asset Class:

Fixed income securities	91%	37%
Cash equivalents and other(a)	9	63
	100%	100%
______________
(a)	This class represents investment in mutual funds that invest primarily in money market securities.
(b)	In 2009, the Pension Plan assets were included in the Cablevision Retirement Plan Master Trust ("Master Trust").

On January 1, 2007, the Pension Plan assets, along with the assets of Madison Square Garden sponsored pension plans, were pooled together into the Master Trust.  Although assets of these plans were commingled in the Master Trust, the trustee maintained supporting records for the purpose of allocating the net gain or loss of the investment account to these plans. The net investment income or loss of the investment assets was allocated by the trustee to the Pension Plan and Madison Square Garden sponsored pension plans based on the relationship of the interest of each plan to the total of the interests of the plans in the Master Trust.

On July 1, 2008, the trustee for the Master Trust was replaced, whereby the trustee maintained the assets of the Pension Plan separately from the Madison Square Garden sponsored pension plans. All investment gains and losses that prior to July 1, 2008 were allocated between the Pension Plan and Madison Square Garden sponsored pension plans based on their interest in the total assets of the Master Trust, were accounted for by the trustee based on investment gains and losses on the assets held in the Cablevision Plan Trust (for the Pension Plan) and MSG Pension Plan Trust (for the Madison Square Garden sponsored pension plans).

In November 2008, the Master Trust's investment objectives were amended to reflect an overall lower risk tolerance to stock market volatility.  The amended investment objectives modified the asset allocations so that any equity investments held by the Master Trust would be reinvested in cash, cash equivalent investments and/or other appropriate fixed income investments.

In June 2010, as a result of the MSG Distribution, the Master Trust was converted to a single employer trust ("Pension Plan Trust") whereby the Pension Plan was the sole member.  All Madison Square Garden sponsored pension plans were transferred from the Master Trust to a newly-formed Madison Square Garden trust.

The Pension Plan Trust's investment objectives continue to reflect the amended objectives of the Master Trust which is to invest in portfolios that would obtain a market rate of return throughout economic cycles, commensurate with the investment risk and cash flow needs of the Pension Plan.  This requires the Pension Plan to subject a portion of its assets to increased risk to generate a greater rate of return.  The investments held in the Pension Plan are readily marketable and can be sold to fund benefit payment obligations of the plan as they become payable.

Investment allocation decisions are formally made by the Company's Investment and Benefit Committee, which takes into account investment advice provided by its external investment consultant.  The investment consultant takes into account expected long-term risk, return, correlation, and other prudent investment assumptions when recommending asset classes and investment managers to the Company's Investment and Benefit Committee.  The investment consultant also takes into account the Pension Plan's liabilities when making investment allocation decisions. These decisions are driven by asset/liability studies conducted by the external investment consultant who combine actuarial considerations and strategic investment advice.  The major categories of the Pension Plan Trust's assets are cash equivalents and bonds which are marked-to-market on a daily basis.  Due to the Pension Plan Trust's significant holdings in long-term government and non-government securities, the Pension Plan Trust's assets are subjected to interest-rate risk; specifically, a rising interest rate environment. However, these assets are structured in an asset/liability framework. Consequently, an increase in interest rates causes a corresponding decrease to the overall liability of the Pension Plan thus creating a hedge against rising interest rates. Additional risks involving the asset/liability framework include earning insufficient returns to cover future liabilities and imperfect hedging of the liability. In addition, a portion of the Pension Plan Trust's bond portfolio invests in non-government securities which are subject to credit-risk of the bond issuer defaulting on interest and/or principal payments.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

Investments at Estimated Fair Value

The fair values of the assets of the Pension Plan Trust at December 31, 2010 by asset class utilizing the fair value hierarchy discussed in Note 12 are as follows:

Asset Class	Level I	Level II	Level III	Total

Fixed income securities:
Corporate debt(a)	$-	$41,399	$-	$41,399
Government debt	-	7,449	-	7,449
Treasury securities	-	166,252	-	166,252
Other	-	318	-	318
Cash equivalents(b)	19,271	-	-	19,271
Total(c)	$19,271	$215,418	$-	$234,689
______________
(a)	This class represents bonds of U.S. and foreign issuers from diverse industries.
(b)	This class represents the Pension Plan Trust's investment in mutual funds that invest primarily in money market securities.
(c)
Total amount includes plan assets to Madison Square Garden of $9,451 as a result of the MSG Plans Transfer expected to be transferred in 2011, and excludes net receivables relating to securities sales that were not settled as of December 31, 2010.

The fair values of the Pension Plan assets included within the Master Trust at December 31, 2009 by asset class utilizing the fair value hierarchy discussed in Note 12 are as follows:

	Level I	Level II	Level III	Total

Fixed income securities(a)	$72,200	$-	$-	$72,200
Cash equivalents(b)	121,960	-	-	121,960
Total investments measured at fair value	$194,160	$-	$-	$194,160
______________
(a)	Represents the Master Trust's investment in mutual funds that invest primarily in long-duration government and non-government securities.
(b)	Represents the Master Trust's investment in mutual funds that invest primarily in money market securities.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

Benefit Payments and Contributions for Defined Benefit Plans

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid relating to Cablevision's Defined Benefit Plans:

2011	17,791
2012	23,377
2013	27,361
2014	32,051
2015	34,577
2016-2020	203,003

Of the amounts expected to be paid in 2011, the Company has recorded $2,031 as a current liability in its consolidated balance sheets at December 31, 2010, since this amount represents the aggregate benefit payment obligation payable in the next twelve months that exceeds the fair value of aggregate plan assets at December 31, 2010.

The Company currently expects to contribute approximately $68,300 to the Pension Plan in 2011.

Defined Contribution Benefit Plans

The Company also maintains the Cablevision 401(k) Savings Plan, a contributory qualified defined contribution plan for the benefit of non-union employees of the Company.  Employees can contribute a percentage of eligible annual compensation and the Company will make a matching cash contribution or discretionary contribution, as defined in the plan.  In addition, the Company maintains an unfunded non-qualified excess savings plan for which the Company provides a matching contribution similar to the Cablevision 401(k) Savings Plan.  The cost associated with these plans was $23,395, $21,377 and $18,898 for the years ended December 31, 2010, 2009 and 2008, respectively.

In addition, Newsday made matching contributions for a portion of its employees voluntary contributions aggregating $539 to a Tribune sponsored 401(k) plan for the period from July 30, 2008 through December 31, 2008.

NOTE 17.	EQUITY AND LONG-TERM INCENTIVE PLANS

Cablevision's Equity Plans

In April 2006, Cablevision's Board of Directors approved the Cablevision Systems Corporation 2006 Employee Stock Plan and the Cablevision Systems Corporation 2006 Stock Plan for Non-Employee Directors, which was approved by Cablevision's stockholders at its annual stockholders meeting on May 18, 2006.

Under the 2006 Employee Stock Plan, Cablevision is authorized to grant incentive stock options, nonqualified stock options, restricted shares, restricted stock units, stock appreciation rights and other equity-based awards.  Cablevision may grant awards for up to 46,000,000 shares of CNYG Class A common stock (subject to certain adjustments).  Options and stock appreciation rights under the 2006 Employee Stock Plan must be granted with an exercise price of not less than the fair market value of a share of CNYG Class A common stock on the date of grant and must expire no later than 10 years from the date of grant (or up to one additional year in the case of the death of a holder).  The terms and conditions of awards granted under the 2006 Employee Stock Plan, including vesting and exercisability, are determined by the compensation committee of the Board of Directors and may be based upon performance criteria.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

Under the 2006 Stock Plan for Non-Employee Directors, Cablevision is authorized to grant nonqualified stock options, restricted stock units and other equity-based awards.  Cablevision may grant awards for up to 1,000,000 shares of CNYG Class A common stock (subject to certain adjustments).  Options under this plan must be granted with an exercise price of not less than the fair market value of a share of CNYG Class A common stock on the date of grant and must expire no later than 10 years from the date of grant (or up to one additional year in the case of the death of a holder).  The terms and conditions of awards granted under the 2006 Stock Plan for Non-Employee Directors, including vesting and exercisability, are determined by the compensation committee.  Unless otherwise provided in an applicable award agreement, options granted under this plan will be fully vested and exercisable, and restricted stock units granted under this plan will be fully vested, upon the date of grant.  Unless otherwise determined by the compensation committee, on the date of each annual meeting of Cablevision's stockholders, each non-employee director will receive restricted stock units with a fair market value of $40,000 and a grant of 4,000 options on such date.  In 2010 and 2009, Cablevision granted its non-employee directors an aggregate of 52,151 and 68,496 restricted stock units, respectively, which vested on the date of grant.  Total non-employee director restricted stock units outstanding as of December 31, 2010 and 2009 were 213,815 and 181,991, respectively.

Previously, Cablevision had an employee stock plan ("1996 Employee Stock Plan") under which it was authorized to grant incentive stock options, nonqualified stock options, restricted shares, restricted stock units, stock appreciation rights, and bonus awards and a non-employee director stock plan ("1996 Non-Employee Director Stock Plan") under which it was authorized to grant options and restricted stock units.  The 1996 Employee Stock Plan expired in February 2006 and the 1996 Non-Employee Director Stock Plan expired in May 2006.

Options and stock appreciation rights have typically been scheduled to vest over three years in 33-1/3% annual increments and expire 10 years from the grant date.  Restricted shares have typically been subject to three or four year cliff vesting.  Performance based options were typically subject to approximately two year or three year cliff vesting, with exercisability subject to performance criteria.  Performance based options expire 10 years from the date of grant (or up to one additional year in the case of the death of the holder).  Options and restricted stock units issued to non-employee directors have been fully vested on the date of grant.  Cablevision has 495,400 performance based options (which include 82,200 held by Madison Square Garden employees) and 145,428 stock appreciation rights outstanding (which include 12,576 held by Madison Square Garden employees) at December 31, 2010.

As a result of a $10 per share special dividend in 2006, options or stock appreciation rights issued under the 1996 Employee Stock Plan and the 1996 Non-Employee Director Stock Plan that were not vested on or prior to December 31, 2004 were adjusted to reduce their per share exercise price by the amount of the special dividend.  The per share exercise price of options or stock appreciation rights that were vested on or prior to December 31, 2004 were not adjusted and the holder was to receive the $10 per share special dividend and any subsequent dividends upon exercise of the option or right.  In October 2009, the per share exercise price of options or stock appreciation rights that were vested on or prior to December 31, 2004 were reduced to reflect the amount of the $10.00 special dividend and all other dividends declared by the Company (the "Dividends").  Holders of these shares will no longer receive the Dividends in cash upon exercise of the option or right.  Holders of restricted shares outstanding on the respective dividend payment dates will receive the applicable special dividend and the quarterly dividends when and if the restrictions lapse on such shares.  Holders of non-employee director restricted stock units receive dividends when they are paid.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

Since share-based compensation expense is based on awards that are ultimately expected to vest, such compensation (which includes options, restricted stock, and stock appreciation rights) for the years ended December 31, 2010, 2009 and 2008 has been reduced for estimated forfeitures.  Forfeitures were estimated based on historical experience.  Share-based compensation expense (including expenses related to Madison Square Garden share-based awards held by Company employees) recognized for continuing operations as selling, general and administrative expense for the years ended December 31, 2010, 2009 and 2008 amounted to $50,289, $49,820 and $36,334 (of which $48,434, $47,143 and $40,982 related to equity classified awards), respectively.  An income tax benefit of $18,142, $15,467 and $10,542 was recognized in continuing operations resulting from this share-based compensation expense for the years ended December 31, 2010, 2009 and 2008, respectively.

The following table presents the share-based compensation expense (income) for continuing operations recognized by the Company for the years ended December 31, 2010, 2009 and 2008:

	Years Ended December 31,
	2010	2009	2008

Stock options (including performance based options)	$4,877	$6,697	$6,246
Stock appreciation rights	1,855	2,677	(4,648)
Restricted shares	43,557	40,446	34,736
Share-based compensation	$50,289	$49,820	$36,334

Cablevision uses the 'with-and-without' approach under the guidance now codified by ASC Topic 740-20, to determine the recognition and measurement of excess tax benefits.

Cash flows resulting from excess tax benefits are classified as cash flows from financing activities.  Excess tax benefits are realized tax benefits from tax deductions for options exercised and restricted shares issued in excess of the deferred tax asset attributable to stock compensation costs for such awards.  No excess tax benefits for the years ended December 31, 2010, 2009 and 2008 were recorded.  Cash received from option exercises for the years ended December 31, 2010, 2009 and 2008 was $21,768, $17,663 and $6,556, respectively.

Valuation Assumptions - Stock Options and Stock Appreciation Rights

Cablevision calculates the fair value of each option award on the date of grant and for each stock appreciation right on the date of grant and at the end of each reporting period using the Black-Scholes option pricing model.  Cablevision's computation of expected life was determined based on historical experience of similar awards, giving consideration to the contractual terms of the share-based awards and vesting schedules or the simplified method (the average of the vesting period and option term) as prescribed in the guidance now codified under ASC Topic 718-10-S99, if applicable.  The interest rate for periods within the contractual life of the share-based award is based on interest yields for U.S. Treasury instruments in effect at the time of grant and as of December 31, 2010, 2009 and 2008 for stock appreciation rights.  Cablevision's computation of expected volatility is based on historical volatility of its common stock.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

The following assumptions were used to calculate the fair value of stock option awards granted in 2009:

Range of risk-free interest rates	1.40%-1.85%

Weighted average expected life (in years)	3.9

Dividend yield	1.56%

Weighted average volatility	46.69%

Weighted average grant date fair value	$3.46

There were no options granted during 2010 and 2008.

Treatment of Share-Based Payment Awards After the MSG Distribution

In connection with the MSG Distribution, and as provided for in the Company's equity plans, each stock option and stock appreciation right ("SAR") outstanding at the effective date of the MSG Distribution became two options and SARs, one with respect to CNYG Class A Common Stock and one with respect to Madison Square Garden Class A common stock.  The existing exercise price of each option/SAR was allocated between the existing Cablevision option/SAR and the Madison Square Garden option/SAR based on the weighted average trading price of Madison Square Garden's and Cablevision's common shares for the ten trading days subsequent to the MSG Distribution and the underlying share amount took into account the 1:4 distribution ratio.  As a result of this adjustment, 82.63% of the pre-MSG Distribution exercise price of options/rights was allocated to the Cablevision options/rights and 17.37% was allocated to the new Madison Square Garden options/rights.  This modification did not result in any additional compensation expense for the year ended December 31, 2010.

Share-Based Payment Award Activity

The following table summarizes activity relating to Company employees who held Cablevision stock options for the year ended December 31, 2010:

				Weighted
	Shares Under Option		Weighted Average	Average Remaining
	Time Vesting Options	Performance Vesting Options	Exercise Price Per Share(b)	Contractual Term (in years)	Aggregate Intrinsic Value(c)
Balance, December 31, 2009	8,820,928	570,000	$13.59	4.94	$118,755
Exercised	(1,883,310)	(156,800)	10.01
Forfeited/Expired	(161,766)	-	35.45
Transfers(a)	(3,700)	-	14.06

Balance, December 31, 2010	6,772,152	413,200	$11.03	4.16	$163,953

Options exercisable at December 31, 2010	3,401,221	413,200	$12.20	4.24	$82,630

Options expected to vest in the future	3,370,931	-	$9.72	4.07	$81,323
______________
(a)	Represents the transfer of stock options for employees who transferred from/to Cablevision affiliated entities to/from Madison Square Garden during the period.
(b)	Option exercise prices relating to activity occurring after the MSG Distribution date were adjusted to 82.63% of their pre-MSG Distribution exercise prices.
(c)
The aggregate intrinsic value is calculated as the difference between (i) the exercise price of the underlying award and (ii)  the quoted price of CNYG Class A common stock on December 31, 2010 or December 31, 2009, as indicated, and December 31, 2010 in the case of the options expected to vest in the future.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

Cablevision stock options held by Madison Square Garden employees are not expensed by the Company, however such stock options do have a dilutive effect on net income per share attributable to Cablevision shareholders.  The following table summarizes activity relating to Madison Square Garden employees who held Cablevision stock options for the year ended December 31, 2010:

				Weighted
	Shares Under Option		Weighted Average	Average Remaining
	Time Vesting Options	Performance Vesting Options	Exercise Price Per Share(b)	Contractual Term (in years)	Aggregate Intrinsic Value(c)
Balance, December 31, 2009	456,306	82,200	$15.65	5.06	$5,698
Exercised	(149,131)	-	9.02
Forfeited/Expired	(13,000)	-	35.23
Transfers(a)	3,700	-	14.06

Balance, December 31, 2010	297,875	82,200	$13.66	4.85	$7,672

Options exercisable at December 31, 2010	297,875	82,200	$13.66	4.85	$7,672
______________
(a)	Represents the transfer of stock options for employees who transferred from/to Cablevision affiliated entities to/from Madison Square Garden during the period.
(b)	Option exercise prices relating to activity occurring after the MSG Distribution date were adjusted to 82.63% of their pre-MSG Distribution exercise prices.
(c)
The aggregate intrinsic value is calculated as the difference between (i) the exercise price of the underlying award and (ii) the quoted price of CNYG Class A common stock on December 31, 2010 or December 31, 2009, as indicated, and December 31, 2010 in the case of the options expected to vest in the future.

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the quoted price of Cablevision's common stock for the 7,550,427 options outstanding that were in-the-money (which includes 4,179,496 exercisable options) at December 31, 2010.  For the year ended December 31, 2010, the aggregate intrinsic value of options exercised under Cablevision's stock option plans was $32,831 determined as of the date of option exercise, plus dividends, as applicable.  When an option is exercised, Cablevision issues new shares of stock.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

The following table summarizes activity relating to Company employees who held Cablevision restricted shares for the year ended December 31, 2010:

	Number of Restricted Shares	Number of Performance Restricted Shares	Weighted Average Fair Value Per Share at Date of Grant(b)

Unvested award balance, December 31, 2009	7,493,310	-	$18.06
Granted	2,119,710	913,400	24.02
Vested	(1,550,020)	(306,800)	23.88
Awards forfeited	(226,330)	-	16.27
Transfers(a)	(106,900)	-	13.53

Unvested award balance, December 31, 2010	7,729,770	606,600	$16.23
______________
(a)	Represents the transfer of unvested restricted stock awards for employees who transferred from/to Cablevision affiliated entities to/from Madison Square Garden during the period.
(b)
Restricted share grant date fair value amounts relating to activity occurring after the MSG Distribution date were adjusted to 82.63% of their pre-MSG Distribution grant date fair value per share amount.

Cablevision restricted shares held by Madison Square Garden employees are not expensed by the Company, however such restricted shares do have a dilutive effect on net income per share attributable to Cablevision shareholders.  The following table summarizes activity relating to Madison Square Garden employees who held Cablevision restricted shares for the year ended December 31, 2010:

	Number of Restricted Shares	Weighted Average Fair Value Per Share at Date of Grant(b)

Unvested award balance, December 31, 2009	1,515,974	$17.16
Granted	-	-
Vested	(262,544)	24.16
Awards forfeited	(143,210)	12.77
Transfers(a)	106,900	13.53

Unvested award balance, December 31, 2010	1,217,120	$12.17
______________
(a)	Represents the transfer of unvested restricted stock awards for employees who transferred from/to Cablevision affiliated entities to/from Madison Square Garden during the period.
(b)
Restricted share grant date fair value amounts relating to activity occurring after the MSG Distribution date were adjusted to 82.63% of their pre-MSG Distribution grant date fair value per share amount.

For the years ended December 31, 2010, 2009 and 2008, the amount of cash used by the Company to settle the aggregate intrinsic value of stock appreciation rights exercised under Cablevision's stock plans was $6,443, $1,308 and $4,115, respectively, determined as of the date of exercise.  The aggregate intrinsic value, which was settled in cash, is calculated as the difference between (i) the exercise price of the underlying awards and (ii) the quoted price of the CNYG Class A common stock as of the date of exercise, plus the Dividends, as applicable.

As of December 31, 2010, there was $55,761 of total unrecognized compensation cost related to Cablevision's unvested options and restricted shares granted under Cablevision's stock plans. The unrecognized compensation cost is expected to be recognized over a weighted-average period of approximately 1 year.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

During the year ended December 31, 2010, 2,119,364 Cablevision restricted shares issued to employees of the Company and Madison Square Garden vested.  To fulfill the employees' statutory minimum tax withholding obligations for the applicable income and other employment taxes, 866,426 of these shares, with an aggregate value of $22,542, were surrendered to the Company.  These acquired shares have been classified as treasury stock.

Long-Term Incentive Plans

In April 2006, Cablevision's Board of Directors approved the Cablevision Systems Corporation 2006 Cash Incentive Plan, which was approved by Cablevision's stockholders at its annual stockholders meeting in May 2006.

Prior to the Cash Incentive Plan, Cablevision had a Long-Term Incentive Plan, under which certain executives had been granted cash awards, some of which were performance based, that vested over varying required service periods and were typically payable at the end of the vesting period or on specified dates.  One form of award received by certain executives under this plan was a performance retention award, vesting over 7 years.  The terms of the performance retention awards provided that the executive could have requested a loan from Cablevision in the amount of the award prior to its vesting, subject to certain limitations, provided that such loan was secured by a lien in favor of Cablevision on property owned by the executive.  Effective July 30, 2002, such requests for advances on amounts of awards are no longer permitted.  Imputed interest to those executives on these interest free loans amounted to $5, $44 and $237, respectively, for the years ended December 31, 2010, 2009 and 2008.  As of December 31, 2010 and 2009, $0 and $400, respectively, was outstanding in respect of advances made pursuant to this plan.

In connection with long-term incentive awards granted under the two plans, the Company has recorded expenses in continuing operations of $48,410, $44,106 and $44,328 for the years ended December 31, 2010, 2009 and 2008, respectively.  At December 31, 2010, the Company had accrued $37,271 for performance-based awards for which the performance criteria had not yet been met as of December 31, 2010 as such awards are based on achievement of certain performance criteria through December 31, 2011 and 2012.  The Company has accrued the amount that it currently believes will ultimately be paid based upon the performance criteria established for these performance-based awards.  If the Company subsequently determines that the performance criteria for such awards is not probable of being achieved, the Company would reverse the accrual in respect of such award at that time.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

NOTE 18.	COMMITMENTS AND CONTINGENCIES

Commitments

Future cash payments required under arrangements pursuant to contracts entered into by the Company in the normal course of business as of December 31, 2010 are as follows:

	Payments Due by Period
	Total	Year 1	Years 2-3	Years 4-5	More than 5 years
Off balance sheet arrangements:
Purchase obligations(1)	$4,543,795	$1,296,121	$1,675,841	$626,225	$945,608
Guarantees(2)	26,760	10,517	16,243	-	-
Letters of credit(3)	58,723	1,450	56,923	-	350
Total	$4,629,278	$1,308,088	$1,749,007	$626,225	$945,958
______________
(1)
Purchase obligations primarily include contractual commitments with various programming vendors to provide video services to the Company's subscribers, minimum purchase obligations to purchase goods or services and contractual obligations under certain employment contracts.  Future fees payable under contracts with programming vendors are based on numerous factors, including the number of subscribers receiving the programming.  Amounts reflected above related to programming agreements are based on the number of subscribers receiving the programming as of December 2010 multiplied by the per subscriber rates or the stated annual fee, as applicable, contained in the executed agreements in effect as of December 31, 2010.

(2)
Includes outstanding guarantees primarily by CSC Holdings in favor of certain financial institutions in respect of ongoing interest expense obligations and potential early termination events in connection with the monetization of the Company's holdings of shares of Comcast Corporation common stock.  Does not include CSC Holdings' guarantee of Newsday LLC's obligations under its $650,000 senior secured credit facility.

(3)	Consists primarily of letters of credit obtained by CSC Holdings in favor of insurance providers and certain governmental authorities for the Telecommunications Services segment.

At any time after the thirteenth anniversary of the closing of the Newsday Transaction and on or prior to the date that is six months after such anniversary, Tribune Company will have the right to require CSC Holdings to purchase Tribune Company's entire interest in Newsday Holdings LLC at the fair value of the interest at that time (see Note 4).  The table above does not include any future payments that would be required upon the exercise of this put right.

Many of the Company's franchise agreements and utility pole leases require the Company to remove its cable wires and other equipment upon termination of the respective agreements.  The Company has concluded that the fair value of these asset retirement obligations cannot be reasonably estimated since the range of potential settlement dates is not determinable.

Other Matters

Sales Tax Audit

The Company has been under examination by the New York State Department of Taxation and Finance ("NYS") for sales tax with regard to the Optimum Voice business for the period June 1, 2006 through November 30, 2007.  In March 2009, NYS concluded the audit and issued a proposed assessment ("Notice") totaling approximately $16,000, including tax, interest and penalties.  The foregoing amount does not include any amounts which could be assessed for periods subsequent to November 2007, including additional interest.  The Notice is not a final assessment at this time, because the Company requested, on a timely basis, further review by the Division of Tax Appeals by filing a petition for an Administrative Law Judge hearing.  The principal audit issue is the amount of Optimum Voice revenue that should be subject to tax.  The Company has collected and remitted, and continues to collect and remit, sales tax on more than 75% of its VoIP revenue, based in part on the provision of New York state law that specifically excludes interstate and international telephone service from tax and the Company's reasonable calculation of subscriber interstate and international usage.  NYS has asserted that all Optimum Voice revenue, less embedded sales tax included in the subscriber fee, bad debts and other customer adjustments, should be subject to sales tax.  The Company believes that it has substantial defenses to such claim and will continue to vigorously contest the Notice.  No provision has been made for such claim in the accompanying consolidated financial statements.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

Montana Property Tax Matter

The Montana Department of Revenue ("MT DOR") generally assesses property taxes on cable companies at 3% and on telephone companies at 6%.  Historically, Bresnan Cable's cable and telephone businesses have been taxed separately by the MT DOR.  In 2010, MT DOR assessed Bresnan Cable as a single telephone business and retroactively assessed it as such for 2007 through 2009.  Bresnan Cable filed a declaratory judgment action against the MT DOR challenging its property tax classifications for 2007 through 2010.  The MT DOR has filed an answer to the action and discovery has commenced.  Under Montana statute, a taxpayer must first pay a disputed property tax assessment in order to challenge such assessment.  In accordance with that statute, in November 2010, Bresnan Cable paid half of its 2010 property tax assessment under protest and is seeking a refund.  No provision for additional tax, which amount could be up to approximately $15,000, including interest, as a single telephone business for 2007 through 2009 has been accrued.  The Company believes it has substantial grounds for challenging the legal validity of MT DOR's assessments for 2007 through 2010 and intends to vigorously assert such challenges.

Legal Matters

Programming Litigation

On September 20, 2007, an antitrust lawsuit was filed in the U.S. District Court for the Central District of California against Cablevision and several other defendants, including other cable and satellite providers and programming content providers.  The complaint alleges that the defendants violated Section 1 of the Sherman Antitrust Act by agreeing to the sale and licensing of programming on a "bundled" basis and by offering programming in packaged tiers rather than on an "à la carte" basis.  The plaintiffs, purportedly on behalf of a nationwide class of cable and satellite subscribers, sought unspecified treble monetary damages and injunctive relief to compel the offering of channels to subscribers on an "à la carte" basis.  On December 3, 2007, the plaintiffs filed an amended complaint containing principally the same allegations as the plaintiffs' original complaint.  On December 21, 2007, the defendants filed joint motions to dismiss the amended complaint for failure to state a claim and on the ground that the plaintiffs lacked standing to assert the claims in the amended complaint.  The district court granted the defendants' motions on March 13, 2008, but granted the plaintiffs leave to amend their claims.

On March 20, 2008, the plaintiffs filed a second amended complaint.  The second amended complaint contained many of the same allegations as the plaintiffs' original complaint, with limited modifications to address certain of the deficiencies identified in the court's March 13 order.  Two of the principal modifications were (1) to reform the relief requested from an order requiring programmers and cable providers to offer channels on an "à la carte" basis, to an order requiring programmers and cable providers to offer the option to purchase on an unbundled basis; and (2) to allege that certain non-defendant programmers have been excluded from the market.  On April 22, 2008, the defendants filed joint motions to dismiss the second amended complaint.  The court denied those motions on June 26, 2008.  On August 1, 2008, Cablevision filed an answer to the second amended complaint.  On May 4, 2009, the plaintiffs filed a third amended complaint in order to remove any allegation that non-defendant programmers have been excluded from the market as a result of the practices being challenged in the lawsuit.  In conjunction with the filing of the third amended complaint, on May 1, 2009, the plaintiffs filed a motion to adjudicate that foreclosure of the non-defendant programmers is not a necessary element of the plaintiffs' antitrust injury.  On June 12, 2009, the defendants filed motions to dismiss the third amended complaint.  On October 15, 2009, the court granted the defendants' motion and dismissed the third amended complaint with prejudice.  The plaintiffs have filed a notice of appeal.  Oral argument before the United States Court of Appeals for the Ninth Circuit has been scheduled for March 7, 2011.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

Following expiration of the affiliation agreements for carriage of certain Fox broadcast stations and cable networks on October 16, 2010, News Corporation terminated delivery of the programming feeds to Cablevision, and as a result, those stations and networks were unavailable on the Company's cable television systems.  On October 30, 2010, Cablevision and Fox reached an agreement on new affiliation agreements for these stations and networks and carriage was restored.  Several class action lawsuits have been filed on behalf of Cablevision customers seeking recovery for the lack of Fox programming.  The plaintiffs in those lawsuits have asserted claims for breach of contract, unjust enrichment, and consumer fraud.  The Company believes these claims are without merit and intends to defend these lawsuits vigorously.

Patent Litigation

Cablevision is named as a defendant in certain lawsuits claiming infringement of various patents relating to various aspects of the Company's businesses.  In certain of these cases other industry participants are also defendants.  In certain of these cases the Company expects that any potential liability would be the responsibility of the Company's equipment vendors pursuant to applicable contractual indemnification provisions.  To the extent that the allegations in these lawsuits have been analyzed by the Company at the current stage of their proceedings, the Company believes that the claims are without merit and intends to defend the actions vigorously.  The final disposition of these actions is not expected to have a material adverse effect on the Company's consolidated financial position.

DISH Network Contract Dispute

In 2005, subsidiaries of the Company (now subsidiaries of AMC Networks) entered into agreements with EchoStar Communications Corporation and its affiliates by which EchoStar Media Holdings Corporation acquired a 20% interest in VOOM HD Holdings LLC ("VOOM HD") and EchoStar Satellite LLC (the predecessor to DISH Network, LLC ("DISH Network")) agreed to distribute VOOM on DISH Network for a 15-year term.  The affiliation agreement with DISH Network for such distribution provides that if VOOM HD fails to spend $100,000 per year (subject to reduction to the extent that the number of offered channels is reduced to fewer than 21), up to a maximum of $500,000 in the aggregate, on VOOM, DISH Network may seek to terminate the agreement under certain circumstances.  On January 30, 2008, DISH Network purported to terminate the affiliation agreement, effective February 1, 2008, based on its assertion that VOOM HD had failed to comply with this spending provision in 2006.  On January 31, 2008, VOOM HD sought and obtained a temporary restraining order from the New York Supreme Court for New York County prohibiting DISH Network from terminating the affiliation agreement.  In conjunction with its request for a temporary restraining order, VOOM HD also requested a preliminary injunction and filed a lawsuit against DISH Network asserting that DISH Network did not have the right to terminate the affiliation agreement.  In a decision filed on May 5, 2008, the court denied VOOM HD's motion for a preliminary injunction.  On or about May 13, 2008, DISH Network ceased distribution of VOOM on its DISH Network.  On May 27, 2008, VOOM HD amended its complaint to seek damages for DISH Network's improper termination of the affiliation agreement.  On June 24, 2008, DISH Network answered VOOM HD's amended complaint and asserted counterclaims alleging breach of contract and breach of the duty of good faith and fair dealing with respect to the affiliation agreement.  On July 14, 2008, VOOM HD replied to DISH Network's counterclaims.  The Company believes that the counterclaims asserted by DISH Network are without merit.  VOOM HD and DISH Network each filed cross-motions for summary judgment.  In November 2010, the court denied both parties' cross-motions for summary judgment.  The court also granted VOOM HD's motion for sanctions based on DISH Network's spoliation of evidence and its motion to exclude DISH Network's principal damages expert.  The trial will be scheduled after DISH Network's appeal of the latter two rulings.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

In connection with the AMC Networks Distribution, CSC Holdings and AMC Networks and its subsidiary, Rainbow Programming Holdings, LLC (collectively, the "AMC Parties") have entered into an agreement (the "VOOM Litigation Agreement") which provides that from and after the AMC Networks Distribution date, CSC Holdings retains full control over the pending litigation with DISH Network. Any decision with respect to settlement will be made jointly by CSC Holdings and the AMC Parties. CSC Holdings and the AMC Parties will share equally in the proceeds (including in the value of any non-cash consideration) of any settlement or final judgment in the pending litigation with DISH Network that are received by subsidiaries of AMC Networks from VOOM HD. CSC Holdings and the AMC Parties will also bear equally the legal fees and expenses (above a specified amount for the remainder of 2011).

Other Legal Matters

In addition to the matters discussed above, the Company is party to various lawsuits, some involving claims for substantial damages.  Although the outcome of these other matters cannot be predicted with certainty and the impact of the final resolution of these other matters on the Company's results of operations in a particular subsequent reporting period is not known, management does not believe that the resolution of these other lawsuits will have a material adverse effect on the financial position of the Company or the ability of the Company to meet its financial obligations as they become due.

NOTE 19.	SEGMENT INFORMATION

The Company classifies its operations into two reportable segments:  (1) Telecommunications Services, consisting principally of its video, high-speed data, VoIP and its commercial high-speed data and voice services operations; and (2) Other, consisting principally of (i) Newsday, consisting of the Newsday daily newspaper and related assets, (ii) our motion picture theater business, Clearview Cinemas, (iii) the News 12 Networks, (iv) the MSG Varsity network, (v) RASCO, a cable television advertising company, and (vi) certain other businesses and unallocated corporate costs.  On December 31, 2010, Rainbow Media Holdings transferred its membership interests in News 12 Networks, RASCO and certain other businesses to wholly-owned subsidiaries of CSC Holdings in contemplation of the proposed AMC Networks Distribution.  The operations of News 12 Networks and RASCO, which were previously included in the Rainbow segment, have been reclassified to the Other segment for all periods presented.  The operations of Newsday, which were previously reported in a separate Newsday segment, have also been reclassified to the Other segment for all periods presented.

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

The Company's reportable segments are strategic business units that are managed separately.  The Company evaluates segment performance based on several factors, of which the primary financial measure is business segment adjusted operating cash flow (defined as operating income (loss) excluding depreciation and amortization (including impairments), share-based compensation expense or benefit and restructuring expense or credit), a non-GAAP measure.  The Company has presented the components that reconcile adjusted operating cash flow to operating income (loss), an accepted GAAP measure.  Information as to the operations of the Company's reportable business segments is set forth below.

	Years Ended December 31,
	2010	2009	2008
Revenues, net from continuing operations
Telecommunications Services	$5,735,522	$5,431,500	$5,165,367
Other	465,975	494,266	336,004
Inter-segment eliminations	(23,922)	(25,692)	(20,572)
	$6,177,575	$5,900,074	$5,480,799

Inter-segment eliminations relate primarily to revenues recognized from the sale of local programming services to our Telecommunications Services segment.

	Years Ended December 31,
	2010	2009	2008
Inter-segment revenues
Telecommunications Services	$2,500	$2,900	$1,320
Other	21,422	22,792	19,252
	$23,922	$25,692	$20,572

Reconciliation (by Segment and in Total) of Adjusted Operating Cash Flow to Operating Income from Continuing Operations

	Years Ended December 31,
	2010	2009	2008
Adjusted operating cash flow from continuing operations
Telecommunications Services	$2,331,638	$2,204,195	$2,014,371
Other	(208,253)	(176,670)	(142,493)
	$2,123,385	$2,027,525	$1,871,878

	Years Ended December 31,
	2010	2009	2008
Depreciation and amortization (including impairments) included in continuing operations
Telecommunications Services	$(824,029)	$(856,919)	$(890,912)
Other(a)	(63,063)	(59,489)	(442,189)
	$(887,092)	$(916,408)	$(1,333,101)
______________
(a)	See Note 6 for additional information relating to Newsday impairment charges recorded in 2008.

	Years Ended December 31,
	2010	2009	2008
Share-based compensation expense included in continuing operations
Telecommunications Services	$(33,885)	$(30,748)	$(23,125)
Other	(16,404)	(19,072)	(13,209)
	$(50,289)	$(49,820)	$(36,334)

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

	Years Ended December 31,
	2010	2009	2008
Restructuring credits (expense) included in continuing operations
Telecommunications Services	$-	$-	$-
Other	58	(5,583)	(3,049)
	$58	$(5,583)	$(3,049)

	Years Ended December 31,
	2010	2009	2008
Operating income (loss) from continuing operations
Telecommunications Services	$1,473,724	$1,316,528	$1,100,334
Other	(287,662)	(260,814)	(600,940)
	$1,186,062	$1,055,714	$499,394

A reconciliation of reportable segment amounts to Cablevision's and CSC Holdings' consolidated balances is as follows:

	Years Ended December 31,
	2010	2009	2008
Operating income (loss) from continuing operations before income taxes
Total operating income for reportable segments	$1,473,724	$1,316,528	$1,100,334
Other operating loss	(287,662)	(260,814)	(600,940)
Operating income	1,186,062	1,055,714	499,394

Items excluded from operating income (loss):
CSC Holdings interest expense	(531,210)	(559,072)	(569,132)
CSC Holdings interest income	366	2,995	6,690
CSC Holdings intercompany interest income	60,506	62,405	26,155
Gain on sale of programming interests, net	2,051	-	-
Gain (loss) on investments, net	109,813	(977)	(33,176)
Gain (loss) on equity derivative contracts, net	(72,044)	631	51,772
Loss on interest rate swap contracts, net	(85,013)	(75,631)	(202,840)
Loss on extinguishment of debt and write-off of deferred financing costs	-	(72,870)	-
Miscellaneous, net	1,433	543	881
CSC Holdings income (loss) from continuing operations before income taxes	671,964	413,738	(220,256)
Cablevision interest expense	(180,083)	(114,120)	(125,874)
Intercompany interest expense	(60,506)	(62,405)	(26,155)
Cablevision interest income	176	383	591
Loss on extinguishment of debt and write-off of deferred financing costs	(110,049)	(587)	-
Miscellaneous, net	14	-	4
Cablevision income (loss) from continuing operations before income taxes	$321,516	$237,009	$(371,690)

	Years Ended December 31,
	2010	2009	2008
Capital Expenditures
Telecommunications Services	$779,928	$696,492	$783,711
Other	43,317	41,032	46,621
	$823,245	$737,524	$830,332

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

Substantially all revenues and assets of the Company's reportable segments are attributed to or located in the United States primarily concentrated in the New York metropolitan area.

NOTE 20.	INTERIM FINANCIAL INFORMATION (Unaudited)

The following is a summary of the Company's selected quarterly financial data for the years ended December 31, 2010 and 2009:

	Cablevision
2010:	March 31,	June 30,	September 30,	December 31,	Total
	2010	2010	2010	2010	2010

Revenues, net	$1,509,791	$1,548,203	$1,542,827	$1,576,754	$6,177,575
Operating expenses	(1,231,078)	(1,219,215)	(1,234,386)	(1,306,834)	(4,991,513)
Operating income	$278,713	$328,988	$308,441	$269,920	$1,186,062

Income from continuing operations	$44,721	$20,528	$68,747	$73,753	$207,749
Income from discontinued operations, net of income taxes	29,467	40,553	43,616	40,212	153,848
Net income	74,188	61,081	112,363	113,965	361,597
Net income attributable to noncontrolling interest	(28)	(217)	(302)	(102)	(649)
Net income attributable to Cablevision Systems Corporation shareholders	$74,160	$60,864	$112,061	$113,863	$360,948

Basic income per share attributable to Cablevision Systems Corporation shareholders:
Income from continuing operations	$0.15	$0.07	$0.23	$0.25	$0.71
Income from discontinued operations	$0.10	$0.14	$0.15	$0.14	$0.52
Net income	$0.25	$0.21	$0.38	$0.39	$1.23

Diluted income per share attributable to Cablevision Systems Corporation shareholders:
Income from continuing operations	$0.15	$0.07	$0.23	$0.25	$0.69
Income from discontinued operations	$0.10	$0.13	$0.14	$0.13	$0.51
Net income	$0.24	$0.20	$0.37	$0.38	$1.20
Amounts attributable to Cablevision Systems Corporation shareholders:
Income from continuing operations, net of income taxes	$44,693	$20,311	$68,445	$73,651	207,100
Income from discontinued operations, net of income taxes	29,467	40,553	43,616	40,212	153,848
Net income	$74,160	$60,864	$112,061	$113,863	$360,948

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

	Cablevision
2009:	March 31,	June 30,	September 30,	December 31,	Total
	2009	2009	2009	2009	2009

Revenues, net	$1,440,057	$1,473,524	$1,474,691	$1,511,802	$5,900,074
Operating expenses	(1,217,620)	(1,212,576)	(1,187,103)	(1,227,061)	(4,844,360)
Operating income	$222,437	$260,948	$287,588	$284,741	$1,055,714

Income (loss) from continuing operations	$(11,681)	$54,684	$55,568	$25,261	$123,832
Income from discontinued operations, net of income taxes	32,699	32,375	43,031	53,362	161,467
Net income	21,018	87,059	98,599	78,623	285,299
Net loss (income) attributable to noncontrolling interest	199	(51)	343	(218)	273
Net income attributable to Cablevision Systems Corporation shareholders	$21,217	$87,008	$98,942	$78,405	$285,572

Basic income per share attributable to Cablevision Systems Corporation shareholders:
Income (loss) from continuing operations	$(0.04)	$0.19	$0.19	$0.09	$0.43
Income from discontinued operations	$0.11	$0.11	$0.15	$0.18	$0.55
Net income	$0.07	$0.30	$0.34	$0.27	$0.98

Diluted income per share attributable to Cablevision Systems Corporation shareholders:
Income (loss) from continuing operations	$(0.04)	$0.18	$0.19	$0.08	$0.42
Income from discontinued operations	$0.11	$0.11	$0.14	$0.18	$0.54
Net income	$0.07	$0.29	$0.33	$0.26	$0.96
Amounts attributable to Cablevision Systems Corporation shareholders:
Income (loss) from continuing operations, net of income taxes	$(11,482)	$54,633	$55,911	$25,043	$124,105
Income from discontinued operations, net of income taxes	32,699	32,375	43,031	53,362	161,467
Net income	$21,217	$87,008	$98,942	$78,405	$285,572

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

	CSC Holdings
2010:	March 31,	June 30,	September 30,	December 31,	Total
	2010	2010	2010	2010	2010

Revenues, net	$1,509,791	$1,548,203	$1,542,827	$1,576,754	$6,177,575
Operating expenses	(1,231,078)	(1,219,215)	(1,234,386)	(1,306,834)	(4,991,513)
Operating income	$278,713	$328,988	$308,441	$269,920	$1,186,062

Income from continuing operations	$81,396	$122,955	$104,722	$112,005	$421,078
Income from discontinued operations, net of income taxes	29,467	40,553	43,616	40,212	153,848
Net income	110,863	163,508	148,338	152,217	574,926
Net income attributable to noncontrolling interest	(28)	(217)	(302)	(102)	(649)
Net income attributable to CSC Holdings sole member	$110,835	$163,291	$148,036	$152,115	$574,277

Amounts attributable to CSC Holdings, LLC sole member:
Income from continuing operations, net of income taxes	$81,368	$122,738	$104,420	$111,903	$420,429
Income from discontinued operations, net of income taxes	29,467	40,553	43,616	40,212	153,848
Net income	$110,835	$163,291	$148,036	$152,115	$574,277

	CSC Holdings
2009:	March 31,	June 30,	September 30,	December 31,	Total
	2009	2009	2009	2009	2009

Revenues, net	$1,440,057	$1,473,524	$1,474,691	$1,511,802	$5,900,074
Operating expenses	(1,217,620)	(1,212,576)	(1,187,103)	(1,227,061)	(4,844,360)
Operating income	$222,437	$260,948	$287,588	$284,741	$1,055,714

Income from continuing operations	$15,498	$75,709	$80,724	$57,552	$229,483
Income from discontinued operations, net of income taxes	32,699	32,375	43,031	53,362	161,467
Net income	48,197	108,084	123,755	110,914	390,950
Net loss (income) attributable to noncontrolling interest	199	(51)	343	(218)	273
Net income attributable to CSC Holdings sole member	$48,396	$108,033	$124,098	$110,696	$391,223

Amounts attributable to CSC Holdings, LLC sole member:
Income from continuing operations, net of income taxes	$15,697	$75,658	$81,067	$57,334	$229,756
Income from discontinued operations, net of income taxes	32,699	32,375	43,031	53,362	161,467
Net income	$48,396	$108,033	$124,098	$110,696	$391,223

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
(Dollars in thousands, except per share amounts)

NOTE 21.	OTHER MATTERS

Common Stock Repurchase

In June 2010, Cablevision's Board of Directors authorized the repurchase of up to $500,000 of CNYG Class A common stock.  Under the repurchase program, shares of CNYG Class A common stock may be purchased from time to time in the open market.  Size and timing of these purchases will be determined based on market conditions and other factors.  Through December 31, 2010, Cablevision repurchased an aggregate of 10,825,600 shares for a total cost of approximately $316,513, including commissions ($16,266 of unsettled purchases are reflected as a current liability at December 31, 2010).  These acquired shares have been classified as treasury stock in Cablevision's consolidated balance sheet.  As of December 31, 2010, we had approximately $183,595 of availability remaining under the stock repurchase authorization.

For the period from January 1 through February 15, 2011, Cablevision repurchased an aggregate of 4,728,300 shares for a total cost of approximately $164,103, including commissions.

NOTE 22.	SUBSEQUENT EVENTS

Cablevision Dividend

On February 15, 2011, the Board of Directors of Cablevision declared a cash dividend of $0.125 per share payable on March 21, 2011 to stockholders of record on both its CNYG Class A common stock and CNYG Class B common stock as of February 28, 2011.

On February 15, 2011, Cablevision's Board of Directors authorized the repurchase of up to an additional $500,000 of CNYG Class A common stock.

Credit Facility Debt

In connection with the AMC Networks Distribution (see Note 1), AMC Networks issued senior notes and senior secured term loans under its new senior secured credit facility to the Company as partial consideration for the transfer of certain businesses to AMC Networks.  The Company exchanged the AMC Networks senior notes and senior secured term loans in satisfaction and discharge of $1,250,000 outstanding indebtedness under its restricted group revolving loan and extended revolving loan facilities.

Item 15(a)(2).  Financial Statement Schedules

CABLEVISION SYSTEMS CORPORATION
SCHEDULE I – CONDENSED FINANCIAL INFORMATION OF REGISTRANT
(PARENT COMPANY ONLY)
CONDENSED BALANCE SHEETS
December 31, 2010 and 2009
(Dollars in thousands, except share and per share amounts)

	2010	2009
ASSETS

Current Assets:

Cash and cash equivalents	$47,077	$40,992
Prepaid expenses and other current assets	4,673	18
Amounts due from affiliates, net	6,412	6
Deferred tax asset	-	198,126
Total current assets	58,162	239,142

Deferred tax asset	416,092	50,379
Deferred financing and other costs, net of accumulated amortization of $4,283 and $15,604	41,876	24,558
Investment in affiliate distributed to shareholders	64,606	858,154
	$580,736	$1,172,233

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities:

Accrued liabilities	$62,764	$43,537
Amounts due to affiliates (principally CSC Holdings)	497,300	513,287
Total current liabilities	560,064	556,824
Other liabilities	4,999	3,315
Senior notes and debentures	2,165,688	1,887,691
Senior notes due to Newsday	753,717	660,951
Deficit investment in affiliate, net	3,391,701	3,218,886

Total liabilities	6,876,169	6,327,667
Commitments and contingencies
Stockholders' Deficiency:
Preferred Stock, $.01 par value, 50,000,000 shares authorized, none issued	-	-
CNYG Class A common stock, $.01 par value, 800,000,000 shares authorized, 279,582,204 and 274,133,498 shares issued and 241,055,283 and 247,668,143 shares outstanding	2,796	2,741
CNYG Class B common stock, $.01 par value, 320,000,000 shares authorized, 54,148,223 and 54,354,251 shares issued and outstanding	541	544
RMG Class A common stock, $.01 par value, 600,000,000 shares authorized, none issued	-	-
RMG Class B common stock, $.01 par value, 160,000,000 shares authorized, none issued	-	-
Paid-in capital	7,950	90,262
Accumulated deficit	(5,494,829)	(4,749,714)
	(5,483,542)	(4,656,167)
Treasury stock, at cost (38,526,921 and 26,465,355 CNYG Class A common shares)	(788,566)	(449,507)
Accumulated other comprehensive loss	(23,325)	(49,760)
Total stockholders' deficiency	(6,295,433)	(5,155,434)
	$580,736	$1,172,233

CABLEVISION SYSTEMS CORPORATION
SCHEDULE I – CONDENSED FINANCIAL INFORMATION OF REGISTRANT
(PARENT COMPANY ONLY)
CONDENSED STATEMENTS OF OPERATIONS
Years ended December 31, 2010, 2009 and 2008
(Dollars in thousands)

	2010	2009	2008

Revenues, net	$-	$-	$-

Operating expenses	-	-	-

Operating income	-	-	-

Other income (expense):
Interest expense	(240,589)	(176,525)	(152,029)
Interest income	176	383	591
Equity in income (loss) of affiliates, net of income taxes	420,429	229,756	(157,875)
Loss on extinguishment of debt and write-off of deferred financing costs	(110,049)	(587)	-
Miscellaneous, net	14	-	4
	69,981	53,027	(309,309)
Income (loss) from continuing operations before income taxes	69,981	53,027	(309,309)
Income tax benefit	137,119	71,078	59,645
Income (loss) from continuing operations	207,100	124,105	(249,664)
Income (loss) from discontinued operations, net of income taxes	153,848	161,467	21,600
Net income (loss) attributable to Cablevision Systems Corporation shareholders	$360,948	$285,572	$(228,064)

CABLEVISION SYSTEMS CORPORATION
SCHEDULE I – CONDENSED FINANCIAL INFORMATION OF REGISTRANT
(PARENT COMPANY ONLY)
CONDENSED STATEMENTS OF CASH FLOWS
Years ended December 31, 2010, 2009 and 2008
(Dollars in thousands)

	2010	2009	2008
Cash flows from operating activities:

Net income (loss) from continuing operations	$207,100	$124,105	$(249,664)

Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used in) operating activities:
Equity in (income) loss of affiliates, net of income taxes	(420,429)	(229,756)	157,875
Loss on extinguishment of debt and write-off of deferred financing costs	110,049	587	-
Amortization of deferred financing costs, discounts on indebtedness and other costs	8,546	11,758	8,023
Deferred income tax benefit	(137,119)	(71,078)	(59,645)
Amounts due to/from other affiliates	(16,935)	5,597	11,764
Amounts due to/from CSC Holdings	(5,332)	(1,865)	144,559
Change in assets and liabilities	5,711	10,716	(1,715)

Net cash provided by (used in) operating activities	(248,409)	(149,936)	11,197

Cash flows from investing activities:
Distributions from (to) affiliates	551,013	(81,515)	48,867

Net cash provided by (used in) investing activities	551,013	(81,515)	48,867

Cash flows from financing activities:
Proceeds from issuance of senior notes	1,250,000	887,364	-
Repayment and repurchase of senior notes and debentures and senior subordinated notes and debentures, including tender premiums and fees	(1,078,212)	(500,515)	-
Dividend distributions to common stockholders	(140,734)	(123,499)	(64,854)
Proceeds from stock option exercises and settlements	21,788	16,355	8,286
Deemed repurchases of restricted stock	(22,542)	(16,175)	(4,242)
Purchase of shares of CNYG Class A common stock, pursuant to a share repurchase program, held as treasury shares	(300,247)	-	-
Additions to deferred financing costs	(26,572)	(19,021)	(81)

Net cash provided by (used in) financing activities	(296,519)	244,509	(60,891)

Net increase (decrease) in cash and cash equivalents	6,085	13,058	(827)

Cash and cash equivalents at beginning of year	40,992	27,934	28,761

Cash and cash equivalents at end of year	$47,077	$40,992	$27,934

CSC HOLDINGS, LLC
(a wholly-owned subsidiary of Cablevision Systems Corporation)
SCHEDULE I – CONDENSED FINANCIAL INFORMATION OF REGISTRANT
(PARENT COMPANY ONLY)
CONDENSED BALANCE SHEETS
December 31, 2010 and 2009
(Dollars in thousands)

	2010	2009
ASSETS

Current Assets:

Cash and cash equivalents	$117,721	$76,400
Accounts receivable, trade (less allowance for doubtful accounts of $656 and $467)	22,590	21,358
Prepaid expenses and other current assets	36,511	35,919
Amounts due from Cablevision	497,300	502,632
Amounts due from other affiliates	157,875	167,254
Deferred tax asset	83,477	186,100
Total current assets	915,474	989,663

Property, plant and equipment, net of accumulated depreciation of $2,180,183 and $2,030,668	581,435	604,161
Investment in affiliates, net	2,417,690	2,257,841
Other receivables	4,126	6,973
Other assets	26,742	34,567
Deferred tax asset	48,761	117,891
Other amortizable intangible assets, net of accumulated amortization of $1,692 and $1,511	1,110	1,034
Indefinite-lived cable television franchises	95	95
Other indefinite-lived intangible assets	250	250
Goodwill	6,168	6,168
Deferred financing and other costs, net of accumulated amortization of $57,629 and $44,916	57,164	56,841
Investment in affiliate distributed to sole member	-	790,206
	$4,059,015	$4,865,690

CSC HOLDINGS, LLC
(a wholly-owned subsidiary of Cablevision Systems Corporation)
SCHEDULE I – CONDENSED FINANCIAL INFORMATION OF REGISTRANT
(PARENT COMPANY ONLY)
CONDENSED BALANCE SHEETS (continued)
December 31, 2010 and 2009
(Dollars in thousands, except share and per share amounts)

	2010	2009
LIABILITIES AND TOTAL MEMBER DEFICIENCY

Current Liabilities:

Accounts payable	$115,525	$95,192
Accrued liabilities	238,947	244,920
Amounts due to affiliates	5,635	2,495
Deferred revenue	4,765	5,364
Liabilities under derivative contracts	-	9,294
Credit facility debt	149,802	335,000
Senior notes	325,773	-
Total current liabilities	840,447	692,265

Defined benefit plan and other postretirement plan obligations	78,885	105,461
Deferred revenue	465	653
Liabilities under derivative contracts	167,278	202,168
Other liabilities	91,316	86,115
Credit facility debt	4,199,310	3,733,750
Senior notes and debentures	2,826,732	3,134,909
Deficit investment in affiliate distributed to sole member	3,342	-
Total liabilities	8,207,775	7,955,321

Commitments and contingencies

Total Member Deficiency:
Accumulated deficit	(3,375,506)	(3,363,682)
Senior notes due from Cablevision	(753,717)	(660,951)
Other member's equity (14,432,750 membership units issued and outstanding)	3,788	984,762
	(4,125,435)	(3,039,871)
Accumulated other comprehensive loss	(23,325)	(49,760)

Total member deficiency	(4,148,760)	(3,089,631)
	$4,059,015	$4,865,690

CSC HOLDINGS, LLC
(a wholly-owned subsidiary of Cablevision Systems Corporation)
SCHEDULE I – CONDENSED FINANCIAL INFORMATION OF REGISTRANT
(PARENT COMPANY ONLY)
CONDENSED STATEMENTS OF OPERATIONS
Years ended December 31, 2010, 2009 and 2008
(Dollars in thousands)

	2010	2009	2008

Revenues, net	$656,245	$629,347	$613,237

Operating expenses:

Technical and operating (excluding depreciation, amortization and impairments shown below)	346,395	331,479	336,570
Selling, general and administrative	115,802	117,058	100,025
Restructuring credits	(245)	(913)	(4,176)
Depreciation and amortization (including impairments)	178,618	181,640	185,189
	640,570	629,264	617,608

Operating income (loss)	15,675	83	(4,371)

Other income (expense):
Interest expense	(437,312)	(470,300)	(523,484)
Interest income	835	2,389	5,781
Equity in income of affiliates, net of income taxes	741,881	612,766	294,058
Gain (loss) on investments, net	54	(545)	(3,510)
Loss on interest rate swap contracts, net	(85,013)	(75,632)	(202,840)
Loss on extinguishment of debt and write-off of deferred financing costs	-	(72,870)	-
Miscellaneous, net	(353)	(434)	(98)
	220,092	(4,626)	(430,093)
Income (loss) from continuing operations before income taxes	235,767	(4,543)	(434,464)
Income tax benefit	184,662	234,299	276,589

Income (loss) from continuing operations	420,429	229,756	(157,875)

Income (loss) from discontinued operations, net of income taxes	153,848	161,467	21,600

Net income (loss) attributable to CSC Holdings, LLC's sole member	$574,277	$391,223	$(136,275)

CSC HOLDINGS, LLC
(a wholly-owned subsidiary of Cablevision Systems Corporation)
SCHEDULE I – CONDENSED FINANCIAL INFORMATION OF REGISTRANT
(PARENT COMPANY ONLY)
CONDENSED STATEMENTS OF CASH FLOWS
Years ended December 31, 2010, 2009 and 2008
(Dollars in thousands)

	2010	2009	2008
Cash flows from operating activities:

Net income (loss) from continued operations	$420,429	$229,756	$(157,875)

Adjustments to reconcile income (loss) from continuing operations to net cash used in operating activities:
Depreciation and amortization (including impairments)	178,618	181,640	185,189
Equity in income of affiliates, net of income taxes	(741,881)	(612,766)	(294,058)
Loss (gain) on investments, net	(54)	545	3,510
Loss on extinguishment of debt and write-off of deferred financing costs	-	72,870	-
Amortization of deferred financing costs, discounts on indebtedness and other costs	30,308	29,935	13,264
Share-based compensation expense related to equity classified awards	2,262	4,052	5,360
Deferred income taxes	(188,329)	(235,289)	(280,840)
Provision for doubtful accounts	4,555	4,000	3,618
Amounts due to/from Cablevision	5,332	1,865	(144,559)
Amounts due to/from other affiliates	15,585	(46,766)	44,399
Change in assets and liabilities	(32,302)	(37,845)	147,251

Net cash used in operating activities	(305,477)	(408,003)	(474,741)

Cash flows from investing activities:
Capital expenditures	(157,728)	(164,820)	(201,792)
Proceeds from sale of equipment, net of costs of disposal	648	1,180	426
Distributions from affiliates	787,689	1,336,267	881,626
Decrease in other investments	133	1,131	32
Decrease (increase) in restricted cash	-	4,875	(4,875)
Additions to other intangible assets	(257)	(490)	(234)

Net cash provided by investing activities	630,485	1,178,143	675,183

Cash flows from financing activities:

Proceeds from credit facility debt	795,000	155,000	-
Repayment of credit facility debt	(514,638)	(390,000)	(85,000)
Proceeds from issuance of senior notes	-	1,250,920	500,000
Repayment and repurchase of senior notes and debentures and senior subordinated notes and debentures, including tender premiums and fees	-	(1,898,225)	(500,000)
Capital contributions from Cablevision	5,259	871,597	3,209
Distributions to Cablevision	(556,272)	(790,082)	(52,076)
Additions to deferred financing costs	(13,036)	(29,140)	(8,947)

Net cash used in financing activities	(283,687)	(829,930)	(142,814)

Net increase (decrease) in cash and cash equivalents	41,321	(59,790)	57,628

Cash and cash equivalents at beginning of year	76,400	136,190	78,562

Cash and cash equivalents at end of year	$117,721	$76,400	$136,190

SCHEDULE I – CONDENSED FINANCIAL INFORMATION OF REGISTRANT
(PARENT COMPANY ONLY)
COMBINED NOTE TO CONDENSED FINANCIAL INFORMATION

The condensed financial information of Cablevision Systems Corporation ("Cablevision") and CSC Holdings, LLC ("CSC Holdings") for the years ended December 31, 2010, 2009 and 2008, should be read in conjunction with the consolidated financial statements of Cablevision Systems Corporation and subsidiaries and the consolidated financial statements of CSC Holdings, LLC and subsidiaries and the notes thereto included elsewhere within this Annual Report on Form 10-K.

Investments in subsidiaries are based upon and reflect the respective company's proportionate share of the subsidiaries' net assets and operating results.  Amounts payable by CSC Holdings to certain of its wholly-owned subsidiaries that are expected to be long-term have been reflected in Investments in Affiliates, net in the condensed balance sheets of CSC Holdings.  CSC Holdings' financial statements reflect certain video operations related to selected franchise areas within the Telecommunications Services segment that are owned directly by CSC Holdings.

Total amounts payable by Cablevision and CSC Holdings in connection with their outstanding obligations during the five years subsequent to December 31, 2010 and thereafter, as of December 31, 2010 are as follows:

	Cablevision		CSC Holdings

2011	$-		$475,598
2012	26,825		659,052
2013	-		199,879
2014	-		1,061,016
2015	-		1,200,463
Thereafter	2,903,717	(a)	3,993,517
Total	$2,930,542		$7,589,525
______________
(a)
Includes the $487,500 principal amount of Cablevision 7.75% senior notes due 2018 and $266,217 principal amount of Cablevision 8.00% senior notes due 2020 contributed to CSC Holdings which in turn contributed such notes to Newsday Holdings LLC, which in turn pledged those senior notes to the lenders under its credit facility.  These amounts eliminate in the consolidated financial statements of Cablevision.

Income tax benefit presented in the condensed statements of operations for Cablevision and CSC Holdings have been computed on a stand-alone basis. The income tax expense with regard to affiliate operations is in equity in income (loss) of affiliates, net of income taxes.  The deferred tax asset amounts reflected in the condensed balance sheets for Cablevision and CSC Holdings have similarly been computed on a stand-alone basis.  The deferred tax assets of Cablevision represent the tax benefit of net operating loss carry forwards.  The deferred tax assets of CSC Holdings result from net operating loss carry forwards and differences between the financial reporting carrying amount and the tax bases of assets and liabilities of CSC Holdings.  Deferred tax assets and deferred tax liabilities associated with affiliate operations are included in deficit investment in affiliate and investment in affiliates, net in the condensed balance sheets of Cablevision and CSC Holdings, respectively.  In addition, the deferred tax liability of Madison Square Garden, Inc. as of December 31, 2009 is reflected in Investment in affiliate distributed to shareholders in 2010.  The deferred tax asset of AMC Networks Inc. as of December 31, 2010 and 2009 is reflected in “Investment in affiliates, net” in the condensed balance sheets for Cablevision and CSC Holdings.

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS

Cablevision Systems Corporation

	Balance at Beginning of Period	Provision for Bad Debt	Deductions/ Write-Offs and Other Charges	Additions through Acquisitions	Balance at End of Period
Year Ended December 31, 2010
Allowance for doubtful accounts	$15,710	$63,574	$(61,498)	-	$17,786

Year Ended December 31, 2009
Allowance for doubtful accounts	$13,508	$64,307	$(62,105)	-	$15,710

Year Ended December 31, 2008
Allowance for doubtful accounts	$4,452	$58,177	$(52,958)	$3,837	$13,508

CSC Holdings, LLC

	Balance at Beginning of Period	Provision for Bad Debt	Deductions/ Write-Offs and Other Charges	Additions through Acquisitions	Balance at End of Period
Year Ended December 31, 2010
Allowance for doubtful accounts	$15,710	$63,574	$(61,498)	-	$17,786

Year Ended December 31, 2009
Allowance for doubtful accounts	$13,508	$64,307	$(62,105)	-	$15,710

Year Ended December 31, 2008
Allowance for doubtful accounts	$4,452	$58,177	$(52,958)	$3,837	$13,508